                                                                    EXHIBIT 99.5





                                PUBLIC ACCOUNTS




                            For the Fiscal Year Ended
                                 March 31, 2005


                           2004/2005




                                                           [LOGO]
                                                           BRITISH
                                                           COLUMBIA

                                                      Ministry of Finance
                                              Office of the Comptroller General

--------------------------------------------------------------------------------

NATIONAL LIBRARY OF CANADA CATALOGUING IN PUBLICATION DATA

British Columbia. Office of the Comptroller General.

     Public accounts for the year ended... - 2000/2001-

     Annual.
     Report year ends Mar. 31.
     Continues: British Columbia. Ministry of Finance.
     Public accounts. ISSN 1187-8657.
     ISSN 1499-1659 = Public accounts-British Columbia.
Office of the Comptroller General

     1. British Columbia-Appropriations and expenditures-Periodicals.
     2. Revenue-British Columbia-Periodicals.
     3. Finance, Public-British Columbia-Periodicals.
     I. British Columbia. Ministry of Finance. 2. Title.

HJ13.B74     352.4'09711'05        C2001-960204-9

--------------------------------------------------------------------------------

                                                                   JUNE 29, 2005
                                                      VICTORIA, BRITISH COLUMBIA

LIEUTENANT GOVERNOR OF THE PROVINCE OF BRITISH COLUMBIA

       MAY IT PLEASE YOUR HONOUR:

         The undersigned has the honour to present the Public Accounts of the Government of the Province of British Columbia for the fiscal year ended March 31, 2005.

                                  CAROLE TAYLOR
                               MINISTER OF FINANCE

MINISTRY OF FINANCE
  VICTORIA, BRITISH COLUMBIA







HONOURABLE CAROLE TAYLOR
MINISTER OF FINANCE

         I have the honour to submit herewith the Public Accounts of the Government of the Province of British Columbia for the fiscal year ended March 31, 2005.

         Respectfully submitted,

                                                    ARN VAN IERSEL
                                                  COMPTROLLER GENERAL

BRITISH COLUMBIA'S PUBLIC ACCOUNTS

SETTING THE COURSE

     The Public Accounts are one of the major accountability documents of the provincial government. They demonstrate accountability to the citizens of British Columbia by providing actual audited financial statements and other information in a consistent, timely and understandable format. They further allow the reader to see how government performed relative to its fiscal plan for the year as laid out in the Budget and Fiscal Plan and in the Estimates' revenue and expense. Finally, the Public Accounts report on the financial state of the province in terms of its assets, liabilities and net debt.

     The main focus of the Public Accounts is the Summary Financial Statements that represent the consolidated financial results, and financial position, for all those organizations that make up the government reporting entity. These statements provide an aggregate overview of how the province and its various organizations performed against the financial plan. For 2004/05, consistent with its legislative requirement to follow generally accepted accounting principles
(GAAP), the province has included the financial balances and results of operations of school districts, universities, colleges, institutes and health authorities (the SUCH sector). Supplementary information is also provided through the Consolidated Revenue Fund Extracts (available on the Internet) that compares actual to planned spending on an appropriation basis, which represents another significant accountability of ministries back to the Legislative Assembly.

     The province continues to improve the Public Accounts in terms of their usefulness to readers. For the first time in many years, the financial statements are free of any audit qualifications. This significant accomplishment was achieved through the work of many parties in the government reporting entity. New summary schedules have been developed in fiscal 2004/05 that provide more detail of sector contributions to the province's bottom line. The financial highlights section now provides explanations of revenue, expense, assets and liabilities that tie into the Budget 2004/05 and the 2004/05 Summary Financial Statements, which were prepared on an expanded entity basis.

     The Public Sector Accounting Board of the Canadian Institute of Chartered Accountants sets the accounting standards that the province must follow. In this regard, it has a project to develop segmented financial reporting that will provide information on the major components of government. This initiative is intended to address concerns that the government entity has become too large and may have lost some of its meaningfulness in terms of describing the government's major responsibilities--for example, health and education. British Columbia has always provided supplementary sector information and, as the new requirements are defined, we will ensure we fully comply.

     As a result of the province's full compliance with GAAP, British Columbia now leads the country in terms of the organizations it includes in its reporting entity. As stated in previous years however, for universities, we will continue to monitor the practices of other senior governments to determine if they truly should be considered part of government in the long term.

     In addition to the SUCH sector, there have been other changes to the reporting entity for 2004/05. New organizations have been added, others deleted and some have changed status. Major changes include the BC Rail Partnership with the Canadian National Railway Company (see page 66, Significant Events, Note 33) and the start of operations for the British Columbia Safety Authority.

     There is a complete listing of the reporting entity for government on pages 69-71.

     Accounting policies are reviewed each year for continued relevance and consistency with GAAP. As GAAP changes, the province must change its policies accordingly. For fiscal 2004/05, there were three accounting policy changes: (1) expansion of the government reporting entity to include the SUCH sector; (2) accounting for debt that was previously reported as defeased debt and is now included as part of the debt of the province; and (3) deferring the recognition of oil and gas bonus bid revenue.

     Accounting policy and format changes are made in consultation with the independent Accounting Policy Advisory Committee created under the BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT in 2001. This committee has advised the government on the requirements to be fully compliant with GAAP by the legislated date of April 1, 2004. We have now fully met this requirement.

     British Columbia continues to be a leader in budgeting and financial reporting based on the comparability of its Estimates and Public Accounts and the focus on "one bottom line"; that is, the Summary Financial Statements of the province now include ministries, Crown corporations, agencies and the entire SUCH sector. We will continue to change as accounting standards change and in response to the changing needs of the legislature and our financial statement readers. British Columbia's open and transparent financial reporting has played a significant part in the decision by three major credit rating agencies earlier this year to increase the credit rating of the province.

     Once again, I would like to thank the Select Standing Committee on Public Accounts of the Legislative Assembly, government ministries, Crown corporations, agencies, the auditor general and his staff and in particular, this year, the SUCH sector for their cooperation and support in preparing the 2004/05 Public Accounts. I would also like to acknowledge the dedication of staff of the Office of the Comptroller General--specifically the Financial Reporting and Advisory Services Branch, who prepared the Public Accounts and supporting documents. The efforts of all participants were critical in maintaining an early release date comparable with the best practitioners in Canada and for getting to the first set of unqualified statements since 1995/96.

     Comments or questions regarding the Public Accounts documents are encouraged and much appreciated. Please direct your comments or questions to me by mail at PO Box 9413 STN PROV GOVT, Victoria BC V8W 9V1; e-mail at:
Arn.vanIersel@gov.bc.ca; or, by telephone at 250 387-6692, fax at 250 356-2001.

                                 ARN VAN IERSEL
                                   COMPTROLLER GENERAL

                          PROVINCE OF BRITISH COLUMBIA
                            PUBLIC ACCOUNTS 2004/05

CONTENTS
--------------------------------------------------------------------------------

OVERVIEW (UNAUDITED)
      Public Accounts Content                                   9
      Financial Statement Discussion and Analysis
         Report                                                10
      Summary Accounts' Surplus (Deficit)                      11
      Changes from 2004/05 Budget                              12
      Changes in Actual Results from 2004 to 2005              12
      Economic Highlights                                      13
      Credit Ratings - Chart                                   14
      Revenue by Source                                        14
      Revenue by Source - Chart                                15
      Expense by Function                                      16
      Expense by Function - Chart                              17
      Expense by Major Accountability                          17
      Financial Assets                                         18
      Liabilities                                              19
      Financial Statement Debt                                 19
      Total Provincial Debt                                    20
      Non-financial Assets                                     20
      Net Liabilities and Accumulated Deficit                  21
      Summary Accounts' Staff Utilization                      21

SUMMARY FINANCIAL STATEMENTS
      Report of the Auditor General of British
         Columbia                                              25
      Statement of Responsibility for the Summary
         Financial Statements of the Government of the
         Province of British Columbia                          27
      Statement of Financial Position                          29
      Statement of Operations                                  30
      Statement of Change in Net Liabilities                   31
      Statement of Change in Cash and Temporary
         Investments                                           32
      Notes to Summary Financial Statements                    34
      Reporting Entity                                         69
      Statement of Financial Position by Sector                72
      Statement of Operations by Sector                        74
      Statement of Financial Position for Self-supported
         Crown Corporations and Agencies                       76
      Summary of Results of Operations and Statement
         of Equity for Self-supported Crown Corporations
         and Agencies                                          77
      Statement of Tangible Capital Assets                     78
      Statement of Guaranteed Debt                             79

SUPPLEMENTARY INFORMATION (UNAUDITED)
      Adjusted Net Income of Crown Corporations,
         Agencies and the SUCH Sector                          83
      SUCH Sector Statement of Financial Position              86
      SUCH Sector Statement of Operations                      88

CONSOLIDATED REVENUE FUND EXTRACTS (UNAUDITED)
      Operating Result                                         91
      Schedule of Net Revenue by Source                        92
      Schedule of Comparison of Estimated Expenses
         to Actual Expenses                                    94
      Schedule of Financing Transaction Disbursements          96
      Schedule of Write-offs, Extinguishments and
      Remissions                                               97

PROVINCIAL DEBT SUMMARY
      Overview of Provincial Debt (Unaudited)                 101
      Provincial Debt (Unaudited)                             102
      Change in Provincial Debt (Unaudited)                   103
      Reconciliation of Summary Financial Statements
         Surplus (Deficit) to Change in Taxpayer-
         supported Debt and Total Debt (Unaudited)            104
      Reconciliation of Total Debt to the Summary
         Financial Statements Debt (Unaudited)                104
      Change in Provincial Debt, Comparison to Budget
         (Unaudited)                                          105

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

CONTENTS--CONTINUED
--------------------------------------------------------------------------------
      Interprovincial Comparison of Taxpayer-supported
         Debt as a Percentage of Gross Domestic Product
         (Unaudited)                                          106
      Interprovincial Comparison of Taxpayer-supported
         Debt per Capita (Unaudited)                          107
      Report of the Auditor General of British Columbia
         on the Summary of Provincial Debt, Key
         Indicators of Provincial Debt, and Summary of
         Performance Measures                                 109
      Summary of Provincial Debt                              111
      Key Indicators of Provincial Debt                       113
      Summary of Performance Measures                         114

DEFINITIONS (UNAUDITED)                                       115

ACRONYMS (UNAUDITED)                                          117

                          PROVINCE OF BRITISH COLUMBIA                         9
                             PUBLIC ACCOUNTS 2004/05


PUBLIC ACCOUNTS CONTENT

      FINANCIAL STATEMENT DISCUSSION AND ANALYSIS (FINANCIAL HIGHLIGHTS (UNAUDITED))--this section provides a written commentary on the Summary Financial Statements plus additional information on the financial performance of the provincial government.

      SUMMARY FINANCIAL STATEMENTS--these audited statements have been prepared to disclose the financial impact of the government's activities. They aggregate the Consolidated Revenue Fund (CRF), the taxpayer-supported Crown corporations and agencies (government organizations), the self-supported Crown corporations and agencies (government enterprises) and the school districts, universities, colleges, institutes and health authorities (SUCH) sector.

      SUPPLEMENTARY INFORMATION (UNAUDITED)--this section provides supplementary schedules containing detailed information on the results of those Crown corporations and agencies that are part of the government reporting entity and the impact of the SUCH sector on the province's financial statements.

      CONSOLIDATED REVENUE FUND EXTRACTS (UNAUDITED)--the CRF reflects the core operations of the province as represented by the operations of government ministries and legislative offices. Its statements are included in an abridged form. The CRF Extracts include a summary of the CRF operating result, a schedule of net revenue by source, a schedule of expenses, a schedule of financing transactions, and a schedule of write-offs, extinguishments and remissions, as required by statute.

      PROVINCIAL DEBT SUMMARY--this section presents schedules and statements that provide further details on provincial debt and reconcile the Summary Financial Statements debt to the province's total debt. Also included are the audited Summary of Provincial Debt, Key Indicators of Provincial Debt and Summary of Performance Measures.

      This publication is available on the Internet at: www.fin.gov.bc.ca

ADDITIONAL INFORMATION AVAILABLE (UNAUDITED)

      The following information is available only on the Internet at: www.fin.gov.bc.ca

      CONSOLIDATED REVENUE FUND SUPPLEMENTARY SCHEDULES--this section contains schedules that provide details of financial activities of the CRF, including details of expenses by ministerial appropriations, an analysis of statutory appropriations, Special Accounts and Special Fund balances and operating statements, and financing transactions.

      CONSOLIDATED REVENUE FUND DETAILED SCHEDULES OF PAYMENTS--this section contains detailed schedules of salaries, wages, travel expenses, grants and other payments.

      FINANCIAL STATEMENTS OF GOVERNMENT ORGANIZATIONS AND ENTERPRISES--this section contains links to the audited financial statements of those Crown corporations, agencies and SUCH sector entities that are included in the government reporting entity.

      SUMMARIES OF FINANCIAL STATEMENTS OF CORPORATIONS AND AGENCIES TO WHICH THE FINANCIAL INFORMATION ACT APPLIES--this section contains summaries of the financial statements of corporations, associations, boards, commissions, societies and public bodies required to report under the FINANCIAL INFORMATION ACT (R.S.B.C. 1996, chap. 140, sec. 2).

10                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05


FINANCIAL STATEMENT DISCUSSION AND ANALYSIS REPORT

      The focus of the province's financial reporting is the Summary Financial Statements, which consolidate the operating and financial results of the province's Crown corporations, agencies, and school districts, universities, colleges, institutes and health authorities with the Consolidated Revenue Fund. These are general-purpose statements designed to meet, to the extent possible, the information needs of a variety of users.

      The Public Accounts are prepared in accordance with the FINANCIAL ADMINISTRATION ACT and the BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT (BTAA).

      The BTAA was amended in 2001 with the passing of Bill 5. Under section 20 of that Bill, the government has mandated that "all accounting policies and practices applicable to documents required to be made public under this Act for the government reporting entity must conform to generally accepted accounting principles." This move to fully comply with generally accepted accounting principles (GAAP) has been completed effective in the 2004/05 fiscal year.

      For senior governments, GAAP is generally considered to be the recommendations and guidelines of the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants.

      An accounting policy advisory committee has been established as an independent body and is assisting the province in addressing this issue.

      The Public Accounts are printed in one volume and include the Overview, the Summary Financial Statements, Supplementary Information, the Consolidated Revenue Fund Extracts and the Provincial Debt Summary. Additional information is available to the public on the Internet at: www.fin.gov.bc.ca.

                          PROVINCE OF BRITISH COLUMBIA                        11
                             PUBLIC ACCOUNTS 2004/05

                              FINANCIAL HIGHLIGHTS


FINANCIAL HIGHLIGHTS

      The information contained within the Financial Highlights is taken from the Summary Financial Statements on pages 29-79. The budget figures are from pages 3-5 of the ESTIMATES--FISCAL YEAR ENDING MARCH 31, 2005, with certain restatements as outlined in Note 30 on pages 62-64.

      Reflecting robust economic performance in both domestic and export sectors, improved natural resources revenue, higher than anticipated federal transfers and sound financial management on the spending side, the province ended the year with a record surplus of $2,575 million, $2,475 million higher than budget. Compared to the previous year, the 2004/05 results were a $3,850 million improvement.

                       SUMMARY ACCOUNTS' SURPLUS (DEFICIT)

                                                                                In Millions                        Variance
                                                                                                             2004/05        2004/05
                                                                    2004/05       2004/05       2003/04(1)    Actual           vs
                                                                     Budget        Actual        Actual      to Budget      2003/04
                                                                    -------       -------       ------       ---------      -------
TAXPAYER-SUPPORTED PROGRAMS AND AGENCIES                               $             $             $              $             $
   Revenue ...................................................       28,420        30,821        27,176         2,401         3,645
   Expense ...................................................      (30,292)      (30,658)      (30,212)         (366)         (446)
                                                                    -------       -------       -------       -------       -------
TAXPAYER-SUPPORTED NET EARNINGS ..............................       (1,872)          163        (3,036)        2,035         3,199
   Self-supported Crown corporation net earnings .............        2,072         2,412         1,884           340           528
                                                                    -------       -------       -------       -------       -------
SURPLUS (DEFICIT) BEFORE UNUSUAL ITEMS .......................          200         2,575        (1,152)        2,375         3,727
   Restructuring exit expense ................................                                     (123)                        123
   Forecast allowance ........................................         (100)                                      100
                                                                    -------       -------       -------       -------       -------
SURPLUS (DEFICIT) FOR THE YEAR ...............................          100         2,575        (1,275)        2,475         3,850
                                                                    -------       -------       -------       -------       -------
                                                                    -------       -------       -------       -------       -------

-------
     (1) The 2003/04 figures have been restated to include the school districts, universities, colleges, institutes and health authorities (SUCH) sector and other adjustments.

      Improvements in taxation revenue, federal transfers and natural resources revenue helped offset tax measures implemented during the year.

      Expenses included the additional costs related to forest fires and floods. Spending related to the gain on completion of the BC Rail/CN Transaction (see
Note 33) and additional federal health funding was offset by related revenue increases. The remaining expense was lower than budget, as priority initiatives were funded from lower debt service costs and program savings.

12                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                              FINANCIAL HIGHLIGHTS


                           CHANGES FROM 2004/05 BUDGET

                                                                                                   In Millions
                                                                                                            Forecast      Surplus
                                                                                 Revenue      Expense       Allowance    (Deficit)
                                                                                ---------    ---------      ---------    ---------
                                                                                    $            $              $            $
SURPLUS (DEFICIT) PER BUDGET ...............................................      30,492       30,292         (100)         100
Increase in taxation revenue (before tax reductions) .......................         882                                    882
Impact of tax reductions ...................................................        (150)                                  (150)
Increase in federal transfers ..............................................         737                                    737
Additional federal health care funding and related spending ................         148          148
Increase in natural resource revenue .......................................         541                                    541
Gain and distribution of gain on BC Rail/CN Transaction(1) .................         199          169                        30
Other net increases in self-supported Crown corporations net earnings ......         141                                    141
Increase in other revenue ..................................................         243                                    243
Increase in debt interest expense ..........................................
Program savings (including interest expense savings of $189 million) .......                     (519)                      519
Priority spending initiatives ..............................................                      452                      (452)
Increase in forest fires and floods costs ..................................                      116                      (116)
Unused forecast allowance ..................................................                                   100          100
                                                                                 -------      -------      -------      -------
Subtotal of changes in actual results compared to budget ...................       2,741          366          100        2,475
                                                                                 -------      -------      -------      -------
ACTUAL RESULTS .............................................................      33,233       30,658                     2,575
                                                                                 -------      -------      -------      -------
                                                                                 -------      -------      -------      -------

-------
     (1) See Note 33.


                CHANGES IN ACTUAL RESULTS FROM 2003/04 TO 2004/05

                                                                                                     In Millions
                                                                                                                       Surplus
                                                                                        Revenue         Expense        (Deficit)
                                                                                        -------         -------        ---------
                                                                                           $               $               $
2003/04(1) SURPLUS (DEFICIT) ...................................................         29,060          30,335          (1,275)
Increase in taxation revenue (see page 14) .....................................          1,087                           1,087
Increase in federal contributions (see page 14) ................................          1,612                           1,612
Increase in fees and licences revenue (see page 14) ............................             90                              90
Increase in natural resources revenue (see page 14) ............................            664                             664
Net increase in other revenue (see page 14) ....................................            192                             192
Increase in self-supported Crown corporation net earnings (see page 14) ........            528                             528
Increase in health expense (see page 16) .......................................                            268            (268)
Increase in education expense (see page 16) ....................................                            258            (258)
Decrease in other expenses (see page 16) .......................................                           (203)            203
                                                                                        -------         -------         -------
Subtotal of changes in actual results ..........................................          4,173             323           3,850
                                                                                        -------         -------         -------
2004/05 SURPLUS (DEFICIT) ......................................................         33,233          30,658           2,575
                                                                                        -------         -------
                                                                                        -------         -------
2003/04(1) ACCUMULATED SURPLUS (DEFICIT) .......................................                                         (5,725)
                                                                                                                        -------
2004/05 ACCUMULATED SURPLUS (DEFICIT) ..........................................                                         (3,150)
                                                                                                                        -------
                                                                                                                        -------


-------
     (1) The 2003/04 figures have been restated to include the school districts, universities, colleges, institutes and health authorities (SUCH) sector and other adjustments.

                          PROVINCE OF BRITISH COLUMBIA                        13
                             PUBLIC ACCOUNTS 2004/05

                              FINANCIAL HIGHLIGHTS



      In fiscal 2004/05, the province included the impacts of school districts, universities, colleges, institutes and health authorities (SUCH) directly in its financial statements. This added $395 million to the province's surplus and reduced the accumulated deficit by $4,983 million (see Note 1).

      Gross debt reported on the financial statements at the end of 2004/05 was $39,921 million, $2,066 million lower than in 2003/04. For budget, planning and reporting purposes, and when reporting to rating agencies, the province subtracts from the financial statement debt sinking fund assets used to repay debt at maturity and adds all debt guarantees and the debt directly incurred by the self-supported Crown corporations to determine the total provincial debt. At the end of 2004/05, the total provincial debt was $35,826 million, a reduction of $1,941 million from the previous year.

ECONOMIC HIGHLIGHTS

      British Columbia's economy grew by 3.9% in 2004, the strongest growth among the provinces, according to preliminary results from Statistics Canada. The estimated 3.9% growth was significantly higher than the budget forecast of 2.8% and the pre-budget forecast of 2.9% of the Economic Forecast Council. Domestic activity continued to be the main driver of economic growth last year. Real business investment grew by 11.7% in 2004. Growth in housing starts of 25.8% in 2004 led to residential construction investment growth of 14.8%. Additionally, machinery and equipment investment, supported by a stronger Canadian dollar, saw growth of 20.0% in 2004. Consumer spending, which accounts for about two-thirds of all economic activity in the province, grew by 4.1% in 2004, supported by low interest rates and strong employment growth of 2.3%. Despite the continued rise of the Canadian dollar against the US dollar in 2004, total exports of goods and services grew by 4.9%. Imports of goods and services grew by 6.4% in 2004.


            BRITISH COLUMBIA REAL GROSS DOMESTIC PRODUCT GROWTH 2004

                                    [GRAPH]

14                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                              FINANCIAL HIGHLIGHTS

STRONG AND STABLE CREDIT

      British Columbia now maintains a stronger credit rating, as confirmed by the recent upgrades by all three credit rating agencies. In 2004/05, Moody's Investors Service Inc. upgraded the province to Aa1 (2004: Aa2), Standard and Poor's upgraded the province to AA (2004: AA-) and Dominion Bond Rating Service's upgraded the province to AA (2004: AA (low)).

                             CREDIT RATINGS MAY 2005

                                RATING AGENCY(1)


Province                Moody's Investors               Standard and Poor's             Dominion Bond
                           Service Inc.                                                 Rating Service
------------------------------------------------------------------------------------------------------------
British Columbia              Aa1                              AA                          AA
Alberta                       Aaa                              AAA                         AAA
Saskatchewan                  Aa3                              AA-                         A(high)
Manitoba                      Aa2                              AA-                         A(high)
Ontario                       Aa2                              AA                          AA(negative)
Quebec                        A1 (positive)                    A+                          A(positive)
New Brunswick                 Aa3                              AA-                         A(high)
Nova Scotia                   A2                               A                           A(low)
Prince Edward Island          A2                               A                           A(low)
Newfoundland                  A3                               A-                          BBB (high)
Canada                        Aaa                              AAA                         AAA


-------
     (1) The rating agencies assign letter ratings to borrowers. The major categories, in descending order of credit quality, are: AAA/Aaa; AA/Aa; A; BBB/Baa; BB/Ba; and B. The "1", "2", "3", "high", "low", and "-" modifiers show relative standing within the major categories. For example, AA+ exceeds AA.

FINANCIAL PERFORMANCE

REVENUE

      For the 2004/05 fiscal year, revenue totalled $33,233 million, $2,741 million higher than budget and $4,173 million higher than in 2003/04.

                                REVENUE BY SOURCE

                                                                            In Millions                          Variance
                                                                                                          2004/05        2004/05
                                                                2004/05       2004/05      2003/04(1)      Actual          vs
                                                                 Budget        Actual        Actual       to Budget      2003/04
                                                                -------       -------       -------       ---------      -------
                                                                   $             $             $             $              $
Taxation ................................................        14,185        14,917        13,830           732          1,087
Contributions from federal government ...................         4,346         5,231         3,619           885          1,612
Fees and licences .......................................         3,578         3,621         3,531            43             90
Natural resources .......................................         3,432         3,973         3,309           541            664
Net earnings of self-supported Crown corporations .......         2,072         2,412         1,884           340            528
Miscellaneous ...........................................         1,990         2,246         1,937           256            309
Investment earnings .....................................           889           833           950           (56)          (117)
                                                                 ------        ------        ------        ------         ------
TOTAL REVENUE ...........................................        30,492        33,233        29,060         2,741          4,173
                                                                 ------        ------        ------        ------         ------
                                                                 ------        ------        ------        ------         ------

-------
     (1) The 2003/04 figures have been restated to include the school districts, universities, colleges, institutes and health authorities (SUCH) sector and other adjustments.

      Revenue was $2,741 million higher than budget mainly due to the effects of robust economic and income growth, strong commodity prices, new federal/provincial agreements for health and Equalization transfers.

                          PROVINCE OF BRITISH COLUMBIA                        15
                             PUBLIC ACCOUNTS 2004/05

                              FINANCIAL HIGHLIGHTS


      Taxation revenue, which comprises 45% of all revenue, was $732 million higher than budget and $1,087 million higher than in 2003/04, primarily due to increased corporate income tax instalments from the federal government and higher 2003 personal and corporate income tax assessments. Revenue from other tax sources was up as increased migration, income and economic growth resulted in higher than anticipated personal and business expenditures. Excluding the October 2004 provincial sales tax reduction to 7.0% from 7.5% and further measures announced in February 2005, which together total $150 million, taxation revenue would have been $882 million higher than budget.

      Including the additional $148 million health care funding announced after budget, contributions from the federal government were $885 million higher than budget and $1,612 million higher than in 2003/04 mainly due to improved federal Equalization program and health and social transfer revenue. Increased Equalization revenue was due to the revised methodology used to calculate entitlements established at the First Ministers' meeting on October 26, 2004. Improved health and social transfers reflect the additional $148 million Health Accord funding and British Columbia's share of the Public Health and Immunization Trust announced in the federal budget, and the annual increase from 2003/04 includes British Columbia's share of an increased national base.

      Natural resources revenue was $541 million higher than budget and $664 million higher than in 2003/04, reflecting strong global demand for energy and mineral products, and a robust US housing market, resulting in higher commodity prices and increased Crown forest harvest volumes.

      Net earnings of self-supported Crown corporations were $340 million higher than budget and $528 million higher than in 2003/04. The change from budget reflects a $347 million increase over budget of ICBC financial results, the $199 million gain on completion of the BC Rail/CN Transaction (see Note 33) offset by a $148 million reduction in British Columbia Hydro and Power Authority's net earnings and $58 million in other net decreases in self-supported Crowns. The increase from the prior year reflects the gain on completion of the BC Rail/CN Transaction and the British Columbia Hydro and Power Authority's $137 million receipt of an arbitration award from Alcan Inc. to Powerex for indemnities Alcan issued as part of a power sales arrangement with Enron Power Marketing, Inc.

      Revenue from fees and licenses, investment earnings, and miscellaneous sources was $243 million higher than budget and $282 million higher than in 2003/04. The change from budget reflects $110 million in school-generated funds now being reported on the school districts' financial statements and higher recoveries of program costs. The increase from 2003/04 reflects increases in deferred operating income from prior years being recognized into income in 2004/05 made up of: $95 million from universities, $54 million from school districts and $28 million from health authorities. There was also an increase in licencing revenues of $18 million relating to more high weight vehicles registered and a $16 million increase in fines and penalty revenue due to fewer people taking the early discount payment option.

      Primary sources of provincial revenue are outlined in the chart below.

                                REVENUE BY SOURCE

                                    [GRAPH]

16                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                              FINANCIAL HIGHLIGHTS

EXPENSE

      In 2004/05, provincial expense totalled $30,658 million, $366 million higher than budget and $323 million higher than in 2003/04.

                               EXPENSE BY FUNCTION

                                                                       In Millions                          Variance
                                                                                                     2004/05        2004/05
                                                           2004/05       2004/05      2003/04(1)      Actual          vs
                                                            Budget        Actual        Actual       to Budget      2003/04
                                                           -------       -------       -------       ---------      -------
                                                              $             $             $             $              $
Health(2,3) .......................................         11,787        11,633        11,365          (154)          268
Education(3) ......................................          8,788         9,022         8,764           234           258
Social services ...................................          2,678         2,665         2,819           (13)         (154)
Interest(3) .......................................          1,661         1,472         1,572          (189)         (100)
Natural resources and economic development ........          1,321         1,670         1,486           349           184
Transportation(3) .................................          1,265         1,448         1,278           183           170
Protection of persons and property ................          1,166         1,215         1,365            49          (150)
Other .............................................          1,148         1,028         1,074          (120)          (46)
General government ................................            478           505           489            27            16
                                                           -------       -------       -------       -------       -------
TOTAL OPERATING EXPENSE ...........................         30,292        30,658        30,212           366           446
Restructuring exit expense ........................                                        123                        (123)
                                                           -------       -------       -------       -------       -------
TOTAL EXPENSE .....................................         30,292        30,658        30,335           366           323
                                                           -------       -------       -------       -------       -------
                                                           -------       -------       -------       -------       -------

-------
     (1) The 2003/04 figures have been restated to include the school districts, universities, colleges, institutes and health authorities (SUCH) sector and other adjustments.

     (2) The 2004/05 budget for health excluded $148 million in additional health funding from the federal government that was not known at the time of the budget, but was included in the SUPPLY ACT passed on May 29, 2004.

     (3) Interest expense does not include interest relating to prepaid capital advances. These interest costs are recorded in the related health, education and transportation functions. See Note 28 on page 61 for more details.


      Health spending was $154 million lower than budget but $268 million higher than in 2003/04. The change from budget, in part, reflects a $60 million adjustment of prior years' expense accruals which were credited to revenue and therefore, not available for the ministry to spend and $40 million in program underspending, resulting from lower than expected demand in the Medical Services Plan and PharmaCare.

      Education spending was $234 million higher than budget and $258 million higher than in 2003/04. The increase from budget reflects the inclusion of $108 million in expense relating to school-generated funds. The main reason for the actual to actual increase is the Ministry of Advanced Education's Strategic Investment Plan, the additional funding provided to school districts and the inclusion of actual costs for local institution and school-based programs.

      Natural resources and economic development spending was $349 million higher than budget and $184 million higher than in 2003/04. The increase from budget was primarily due to unanticipated forest fire suppression costs and priority initiatives including forestry revitalization and reforestation as outlined in Note 30.

      In accordance with Canadian generally accepted accounting principles for senior governments, provincial expenses are reported on a functional basis in the Public Accounts. Under functional reporting, expenses are grouped and classified according to their principal purpose using a modified version of the Statistics Canada account classification system. Primary expense functions are outlined in the chart below:

                          PROVINCE OF BRITISH COLUMBIA                        17
                             PUBLIC ACCOUNTS 2004/05

                              FINANCIAL HIGHLIGHTS


                               EXPENSE BY FUNCTION

                                    [GRAPH]

MINISTRY, PROGRAM AND AGENCY REPORTING

      While functional reporting allows for greater comparability across jurisdictions, it is not considered the primary tool for managing results, as the level of aggregation does not provide specific information about the operational objectives and major activities of the reporting entity. Reporting by entity provides management and the public additional information regarding the allocation of resources and related costs of the different operational activities of government. For example, Health Services (below) only includes ministry amounts, which total $10,606 million, while the health function in the above table shows an expense of $11,633 million. The difference is due to the health function including the health services ministry, health authorities, hospital societies, health-related spending of taxpayer-supported Crown corporations and agencies, and other ministries' programs that are related to health function spending.

                         EXPENSE BY MAJOR ACCOUNTABILITY


                                                                            In Millions                          Variance
                                                                                                          2004/05        2004/05
                                                                2004/05       2004/05       2003/04(1)     Actual          vs
                                                                 Budget        Actual        Actual       to Budget      2003/04
                                                                -------       -------       -------       ---------      -------
                                                                   $             $             $             $              $
Health Services ..........................................       10,558        10,606        10,466            48           140
Education ................................................        4,943         4,887         4,787           (56)          100
Advanced Education .......................................        1,899         1,908         1,897             9            11
Management of Public Funds and Debt ......................          800           677           708          (123)          (31)
Other ministries and programs ............................        6,809         7,965         7,210         1,156           755
Government restructuring (all ministries) ................                                      167                         (167)
                                                                -------       -------       -------       -------        -------
CONSOLIDATED REVENUE FUND EXPENSE ........................       25,009        26,043        25,235         1,034           808
Less: grants/internal transfers ..........................      (13,562)      (14,954)      (14,168)       (1,392)         (786)
Recoveries ...............................................        1,632         1,705         1,738            73           (33)
Other taxpayer-supported entities including the SUCH
   sector (net of accounting adjustments) ................       17,213        17,864        17,530           651           334
                                                                -------       -------       -------       -------        -------
TOTAL EXPENSE ............................................       30,292        30,658        30,335           366           323
                                                                -------       -------       -------       -------        -------
                                                                -------       -------       -------       -------        -------

-------
     (1) The 2003/04 figures have been restated to include the school districts, universities, colleges, institutes and health authorities (SUCH) sector and other adjustments.

18                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                              FINANCIAL HIGHLIGHTS


      During the 2004/05 fiscal year, the Legislative Assembly approved eleven Supplementary Estimates totalling $1,152 million. Further information on the Supplementary Estimates information is reported in Note 30.

      Major variances in Expense by Major Accountability are:

      o Consolidated revenue fund spending was $1,034 million higher than budget, primarily due to the additional spending authorized through supplementary estimates outlined in Note 30. These include the transfer of additional federal healthcare funding to health authorities, a capital assistance grant to the BC Transportation Financing Authority, and additional funding for forest revitalization, community infrastructure projects and other initiatives.

      o Consolidated revenue fund spending in 2004/05 was $808 million higher than in 2003/04 results primarily due to the spending authority through supplementary estimates, partially offset by lower disaster-related costs resulting from forest fires and floods.

      o Grants and internal transfers were $1,392 million higher than budget mainly due to increased transfers to health authorities, additional capital funding provided to the BC Transportation Financing Authority and the inclusion of the Industry Training Authority as part of the government reporting entity.

      o Grants and internal transfers in 2004/05 were $786 million higher than in 2003/04 results due to the capital funding transfers.

      o The $651 million increase in spending over budget by other taxpayer-supported entities mainly reflects the inclusion of spending related to school-generated funds, the additional healthcare dollars provided to health authorities, the inclusion of the Industry Training Authority as part of the government reporting entity, and an additional contribution by the BC Transportation Financing Authority for the Richmond-Airport-Vancouver (RAV) rapid transit project.

      o Spending by other taxpayer-supported entities in 2004/05 was $334 million higher than in 2003/04 due to the impact of increased funding for school districts and higher costs in post-secondary institutions.


      Further details on ministry, program, agency and SUCH sector spending can be found in the 2005 British Columbia Financial and Economic Review available in July 2005 at: www.fin.gov.bc.ca/pubs.htm

FINANCIAL ASSETS

      Financial assets as at March 31, 2005, totalled $24,880 million, $1,525 million higher than budget and $499 million higher than as at March 31, 2004. The increase compared to budget is primarily due to a $1,110 million increase in cash and temporary investments due in part to receipt of additional federal funding that had been deferred, to the effects of $347 million increase over budget of ICBC financial results and restoring the Columbia River power projects to commercial status ($303 million). Accounts receivable are $434 lower than budget due to lower than anticipated actual receivables. The increase from the previous year mainly reflects a $878 million increase in cash and temporary investments, partially offset by the British Columbia Railway Company's repayment of its $467 million loan from the province.

                                FINANCIAL ASSETS

                                                                            In Millions                          Variance
                                                                                                          2004/05        2004/05
                                                               2004/05(1)     2004/05       2003/04(2)     Actual          vs
                                                                 Budget        Actual        Actual       to Budget      2003/04
                                                                -------       -------       -------       ---------      -------
                                                                   $             $             $             $              $
Accounts receivable ....................................          3,067         2,633         2,838          (434)          (205)
Equity in self-supported Crown corporations and
   agencies ............................................          2,433         3,219         3,221           786             (2)
Loans for purchases of assets recoverable from
   agencies ............................................          7,179         6,901         7,512          (278)          (611)
Other financial assets .................................         10,676        12,127        10,810         1,451          1,317
                                                                 ------        ------        ------        ------         ------
TOTAL FINANCIAL ASSETS .................................         23,355        24,880        24,381         1,525            499
                                                                 ------        ------        ------        ------         ------
                                                                 ------        ------        ------        ------         ------

-------
     (1) Certain budget numbers have been restated to be consistent with the reporting of actuals on the gross basis.

     (2) The 2003/04 figures have been restated to include the school districts, universities, colleges, institutes and health authorities (SUCH) sector and other adjustments.

                          PROVINCE OF BRITISH COLUMBIA                        19
                             PUBLIC ACCOUNTS 2004/05

                              FINANCIAL HIGHLIGHTS


      As at March 31, 2005, the province's equity investment in self-supported Crown corporations was $3,219 million. In 2004/05, these organizations provided government with $2,412 million in net income.

      Other financial assets include cash and cash equivalents, temporary investments, inventory, loans receivable, and amounts due from other governments. The increase of other financial assets relates to: a $645 million increase in general investment due to federal health and Equalization payments included in temporary investments; $187 million funding deposited into temporary investments for future infrastructure costs for BC Transportation Financing Authority; a $40 million increase in temporary investments relating to school-generated funds; and, $256 million in amounts due from the federal government.

LIABILITIES

      Total liabilities were $523 million lower than budget and $1,140 million lower than in 2003/04.

                                   LIABILITIES

                                                                          In Millions                          Variance
                                                                                                        2004/05        2004/05
                                                             2004/05(1)     2004/05       2003/04(2)     Actual          vs
                                                               Budget        Actual        Actual       to Budget      2003/04
                                                              -------       -------       -------       ---------      -------
                                                                 $             $             $             $              $
Taxpayer-supported debt ..............................         35,073         32,032       33,432        (3,041)        (1,400)
Self-supported debt ..................................          8,160          7,889        8,555          (271)          (666)
Forecast allowance ...................................            100                                      (100)
                                                              -------        -------      -------       -------        -------
TOTAL FINANCIAL STATEMENT DEBT .......................         43,333         39,921       41,987        (3,412)        (2,066)
Accounts payable and other liabilities ...............          6,234          6,583        6,826           349           (243)
Deferred revenue .....................................          2,716          5,256        4,087         2,540          1,169
                                                              -------        -------      -------       -------        -------
TOTAL LIABILITIES ....................................         52,283         51,760       52,900          (523)        (1,140)
                                                              -------        -------      -------       -------        -------
                                                              -------        -------      -------       -------        -------

-------

     (1) Certain budget numbers have been restated to be consistent with the reporting of actuals on the gross basis.

     (2) The 2003/04 figures have been restated to include the school districts, universities, colleges, institutes and health authorities (SUCH) sector and other adjustments.


FINANCIAL STATEMENT DEBT

      Total financial statement debt was $3,412 million lower than budget and $2,066 million lower than in 2003/04. The changes are due to debt retirement from the increased surplus, cash from deferred federal health funding and cash from the repayment of the British Columbia Ferry Services Inc. debenture.

ACCOUNTS PAYABLE AND OTHER LIABILITIES

      Accounts payable and other liabilities were $349 million higher than budget but $243 million lower than in 2003/04. The increase compared to budget results is consistent with the increase in overall expense. The reduction from the prior year in part reflects a reduction in the amounts due to other governments.

DEFERRED REVENUE

      Deferred revenue was $2,540 million higher than budget and $1,169 million higher than in 2003/04. The increase from budget also reflects the change in accounting treatment for recognition of bid revenues, which increased deferred revenue by $1,262 million. The remaining increase between the 2004/05 results compared to both budget and 2003/04 results related to $691 million in additional federal healthcare funding for reduction in wait times and other priorities; $196 million in deferred funding for future capital projects in the SUCH sector; and to deferred federal operating grants of $131 million for the 2004 Canada Health and Social Transfer Supplement, $35 million for the Public Health and Immunization program and $66 million in funding for purchasing medical equipment.

20                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                              FINANCIAL HIGHLIGHTS

TOTAL PROVINCIAL DEBT

      As noted in the table below, total provincial debt was $4,095 million lower than the amount reported in the province's financial statements due to the impact of sinking funds and the inclusion of debt guarantees and non-guaranteed debt. Total provincial debt at March 31, 2005 was $35,826 million, which is $3,569 million lower than budget and $1,941 million lower than in 2003/04.

                              TOTAL PROVINCIAL DEBT

                                                                            In Millions                          Variance
                                                                                                          2004/05        2004/05
                                                                2004/05       2004/05       2003/04(1)     Actual          vs
                                                                 Budget        Actual        Actual       to Budget      2003/04
                                                                -------       -------       -------       ---------      -------
                                                                   $             $             $             $              $
Gross financial statement debt ..........................        43,333        39,921        41,987        (3,412)        (2,066)
Less: sinking funds assets ..............................        (4,331)       (4,516)       (4,619)         (185)           103
Third party guarantees and non-guaranteed debt ..........           393           421           399            28             22
                                                                -------       -------       -------       -------        -------
TOTAL PROVINCIAL DEBT ...................................        39,395        35,826        37,767        (3,569)        (1,941)
                                                                -------       -------       -------       -------        -------
                                                                -------       -------       -------       -------        -------

-------
     (1) The 2003/04 figures have been restated to include the school districts, universities, colleges, institutes and health authorities (SUCH) sector and other adjustments.


      A more comprehensive overview of provincial debt, including key debt indicators is located on pages 101-114.

NON-FINANCIAL ASSETS

      At March 31, 2005, non-financial assets totalled $23,730 million, which was $84 million lower than budget and $936 million higher than in 2003/04. The increase in non-financial assets from the previous year reflects infrastructure spending for the post-secondary system, health facilities (including equipment purchases) and transportation.

                              NON-FINANCIAL ASSETS

                                                                       In Millions                          Variance
                                                                                                     2004/05        2004/05
                                                          2004/05(1)      2004/05      2003/04(2)     Actual          vs
                                                            Budget        Actual        Actual       to Budget      2003/04
                                                           -------       -------       -------       ---------      -------
                                                              $             $             $             $              $
Tangible capital assets ......................              23,437        23,117        22,255          (320)           862
Other assets .................................                 377           613           539           236             74
                                                            ------        ------        ------        ------         ------
TOTAL NON-FINANCIAL ASSETS ...................              23,814        23,730        22,794           (84)           936
                                                            ------        ------        ------        ------         ------
                                                            ------        ------        ------        ------         ------

-------
     (1) Certain budget numbers have been restated to be consistent with the reporting of actuals on the gross basis.

     (2) The 2003/04 figures have been restated to include the school districts, universities, colleges, institutes and health authorities (SUCH) sector and other adjustments.

                          PROVINCE OF BRITISH COLUMBIA                        21
                             PUBLIC ACCOUNTS 2004/05

                              FINANCIAL HIGHLIGHTS


      Non-financial assets typically represent resources that government can use in the future to provide services. The majority of the province's non-financial assets reflects capital asset expenditures and takes the form of tangible capital assets.

NET LIABILITIES AND ACCUMULATED DEFICIT

      In accordance with Canadian generally accepted accounting principles, the government's statement of financial position is presented on a net debt or net liabilities basis. Net liabilities represent the difference between a government's financial assets and its liabilities and is often used as a measure of the future revenue required to pay for past transactions and events.

      The accumulated deficit represents the sum of the current and all prior years' operating results. At March 31, 2005, accumulated deficit totalled $3,150 million, which was $1,964 million lower than budget and a $2,575 million improvement over the previous year. The improvement over budget includes the difference between forecast results for 2003/04 at the time the budget was prepared and the actual results for the year.

                     NET LIABILITIES AND ACCUMULATED DEFICIT

                                                                      In Millions                          Variance
                                                                                                    2004/05        2004/05
                                                         2004/05(1)      2004/05     2003/04(2)      Actual          vs
                                                           Budget        Actual        Actual       to Budget      2003/04
                                                          -------       -------       -------       ---------      -------
                                                             $             $             $             $              $
Financial assets ................................          23,355        24,880        24,381         1,525            499
Less: liabilities ...............................         (52,283)      (51,760)      (52,900)          523          1,140
                                                          -------       -------       -------       -------        -------
Net liabilities .................................         (28,928)      (26,880)      (28,519)        2,048          1,639
Less: non-financial assets ......................          23,814        23,730        22,794           (84)           936
                                                          -------       -------       -------       -------        -------
ACCUMULATED DEFICIT .............................          (5,114)       (3,150)       (5,725)        1,964          2,575
                                                          -------       -------       -------       -------        -------
                                                          -------       -------       -------       -------        -------

-------
     (1) Certain budget numbers have been restated to be consistent with the reporting of actuals on the gross basis.

     (2) The 2003/04 figures have been restated to include the school districts, universities, colleges, institutes and health authorities (SUCH) sector and other adjustments.

                       SUMMARY ACCOUNTS' STAFF UTILIZATION
                   FOR THE FISCAL YEAR ENDED MARCH 31, 2005(1)

                                                                                                                Variance
                                                                                                          2004/05        2004/05
                                                                2004/05       2004/05       2003/04        Actual          Vs
                                                                 Budget        Actual        Actual       to Budget      2003/04
                                                                -------       -------       -------       ---------      -------
                                                                   $             $             $             $              $
Consolidated Revenue Fund(2)................................     27,160        26,859        28,684          (301)        (1,825)
Taxpayer-supported Crown corporations and
   agencies(3)..............................................      3,940         3,822         5,076          (118)        (1,254)
                                                                 ------        ------        ------        ------         ------
TOTAL STAFF UTILIZATION ....................................     31,100        30,681        33,760          (419)        (3,079)
                                                                 ------        ------        ------        ------         ------
                                                                 ------        ------        ------        ------         ------

      The table above provides a summary of full-time equivalent (FTE) employment.

-------

     (1) Staff utilization is the full-time equivalent of the number of persons employed in the fiscal year whose salaries are paid by taxpayer-supported entities within the Summary Financial Statements.

     (2) See the Consolidated Revenue Fund schedules at www.fin.gov.bc.ca/pubs.htm for details.

     (3) See Financial Statements of Government Organizations and Enterprises at www.fin.gov.bc.ca/pubs.htm for details.

22                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                              FINANCIAL HIGHLIGHTS


      The FTE reductions for the Consolidated Revenue Fund against 2004/05 budget reflects lower than anticipated staffing levels in a number of ministries. The decrease from 2003/04 reflects reduced requirements for forest fire fighting and the completion of the final stages of the government's restructuring initiative at the end of the 2003/04 fiscal year.

      The difference between budgeted utilization for taxpayer-supported Crown corporations and actual utilization was 118 FTEs. This primary difference included 46 fewer FTEs than budgeted for the Oil and Gas Commission and 35 fewer FTEs than budgeted for the Canadian Blood Services. The decrease between 2004/05 and 2003/04 reflects three major changes: the transfer of Forensic Psychiatric Services Commission to Providence Health Care (448 FTE decrease); British Columbia Building Corporation restructuring their property management department (454 FTE decrease); and, the transfer of the Pacific National Exhibition outside the reporting entity (398 FTE decrease).

--------------------------------------------------------------------------------





                          SUMMARY FINANCIAL STATEMENTS


                          PROVINCE OF BRITISH COLUMBIA








                            FOR THE FISCAL YEAR ENDED
                                 MARCH 31, 2005




--------------------------------------------------------------------------------


                                     [LOGO]

                                    British
                                    Columbia

[LOGO]

                          Report of the Auditor General
                              of British Columbia



                                     ON THE
                          SUMMARY FINANCIAL STATEMENTS
                            OF THE GOVERNMENT OF THE
                          PROVINCE OF BRITISH COLUMBIA


TO THE LEGISLATIVE ASSEMBLY
  OF THE PROVINCE OF BRITISH COLUMBIA


I have audited the summary financial statements of the Government of the Province of British Columbia consisting of the statement of financial position as at March 31, 2005, and the statements of operations, change in net liabilities, and change in cash and temporary investments for the year then ended. These financial statements are the responsibility of the Government. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Government, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the Government of the Province of British Columbia as at March 31, 2005, the results of its operations and the changes in net liabilities and its cash and temporary investments for the year then ended, in accordance with generally accepted accounting principles as recommended by The Canadian Institute of Chartered Accountants.



                                               /s/ Wayne Strelioff

VICTORIA, BRITISH COLUMBIA                     Wayne Strelioff, FCA
MAY 13, 2005                                   Auditor General

STATEMENT OF RESPONSIBILITY
FOR THE SUMMARY FINANCIAL STATEMENTS
OF THE GOVERNMENT OF THE PROVINCE OF BRITISH COLUMBIA


     Responsibility for the integrity and objectivity of the Summary Financial Statements for the Government of the Province of British Columbia rests with the government. The comptroller general prepares these financial statements in accordance with generally accepted accounting principles for senior governments as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants. The fiscal year of the government is from April 1 to March 31 of the following year.

     To fulfill its accounting and reporting responsibilities, the government maintains financial management and internal control systems. These systems give due consideration to costs, benefits and risks, and are designed to provide reasonable assurance that transactions are properly authorized by the Legislative Assembly, are executed in accordance with prescribed regulations and are properly recorded. This is done to maintain accountability of public money and safeguard the assets and properties of the Province of British Columbia under government administration. The comptroller general of British Columbia maintains the accounts of British Columbia, a centralized record of the government's financial transactions, and obtains additional information as required from ministries, Crown corporations, Crown agencies, school districts, universities, colleges, institutes and health authorities to meet accounting and reporting requirements.

     The auditor general of British Columbia provides an independent opinion on the financial statements prepared by the government. The duties of the auditor general in that respect are contained in section 11 of the AUDITOR GENERAL ACT.

     Annually, the financial statements are tabled in the legislature as part of the Public Accounts, and are referred to the Select Standing Committee on Public Accounts of the Legislative Assembly. The Select Standing Committee on Public Accounts reports to the Legislative Assembly with the results of its examination and any recommendations it may have with respect to the financial statements and accompanying audit opinions.

    Approved on behalf of the Government of the Province of British Columbia:


                               /s/ Carole Taylor

                                  CAROLE TAYLOR
                                    Chair, Treasury Board

                          PROVINCE OF BRITISH COLUMBIA                        29
                             PUBLIC ACCOUNTS 2004/05


                          SUMMARY FINANCIAL STATEMENTS

                         STATEMENT OF FINANCIAL POSITION
                              AS AT MARCH 31, 2005

                                                                                                            In Millions
                                                                                      Note            2005               2004
                                                                                      ----            ----               ----
FINANCIAL ASSETS                                                                                       $                  $

Cash and temporary investments .............................................            3             3,568              2,690
Accounts receivable ........................................................            4             2,633              2,838
Inventories for resale .....................................................            5                78                 91
Due from other governments .................................................            6               650                400
Due from self-supported Crown corporations and agencies ....................            7               544                164
Equity in self-supported Crown corporations and agencies ...................            8             3,219              3,221
Loans, advances and mortgages receivable ...................................            9               770              1,052
Other investments ..........................................................           10             2,001              1,794
Sinking fund investments ...................................................           11             4,516              4,619
Loans for purchase of assets, recoverable from agencies ....................           12             6,901              7,512
                                                                                                    -------            -------
                                                                                                     24,880             24,381
                                                                                                    -------            -------
LIABILITIES

Accounts payable and accrued liabilities ...................................           13             5,537              5,563
Due to other governments ...................................................           14               891              1,137
Due to Crown corporations, agencies and funds ..............................           15               152                123
Deferred revenue ...........................................................           16             5,256              4,087
Employee pension plans (unfunded pension liabilities) ......................           17                 3                  3
Taxpayer-supported debt ....................................................           18            32,032             33,432
Self-supported debt ........................................................           19             7,889              8,555
                                                                                                    -------            -------
                                                                                                     51,760             52,900
                                                                                                    -------            -------
Net liabilities ............................................................           21           (26,880)           (28,519)
                                                                                                    -------            -------
NON-FINANCIAL ASSETS

Tangible capital assets ....................................................           22            23,117             22,255
Prepaid program costs ......................................................           23               462                382
Other assets ...............................................................           24               151                157
                                                                                                    -------            -------
                                                                                                     23,730             22,794
                                                                                                    -------            -------
ACCUMULATED SURPLUS (DEFICIT) ..............................................           25            (3,150)            (5,725)
                                                                                                    -------            -------
                                                                                                    -------            -------
Contingencies and commitments ..............................................           26
Significant events .........................................................           33


               The accompanying notes and supplementary statements
              are an integral part of these financial statements.

                      Prepared in accordance with Canadian
                   generally accepted accounting principles.


                               /s/ Arn Van Iersel

                                 ARN VAN IERSEL
                                    Comptroller General

30                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                            STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005

                                                                                                         In Millions
                                                                                                      2005                    2004
                                                                                           ------------------------          ------
                                                                                           Estimates
                                                                                           (Note 30)         Actual          Actual
REVENUE                                                                                        $               $               $

Taxation (Note 27) .................................................................         14,185          14,917          13,830
Contributions from the federal government ..........................................          4,346           5,231           3,619
Fees and licences ..................................................................          3,578           3,621           3,531
Natural resources ..................................................................          3,432           3,973           3,309
Net earnings of self-supported Crown corporations and agencies (Note 8) ............          2,072           2,412           1,884
Miscellaneous ......................................................................          1,990           2,246           1,937
Investment earnings ................................................................            889             833             950
                                                                                            -------         -------         -------
                                                                                             30,492          33,233          29,060
                                                                                            -------         -------         -------
EXPENSE

Health (Note 28) ...................................................................         11,787          11,633          11,365
Education (Note 28) ................................................................          8,788           9,022           8,764
Social services ....................................................................          2,678           2,665           2,819
Interest (Note 28) .................................................................          1,661           1,472           1,572
Natural resources and economic development .........................................          1,321           1,670           1,486
Transportation (Note 28) ...........................................................          1,265           1,448           1,278
Protection of persons and property .................................................          1,166           1,215           1,365
Other ..............................................................................          1,148           1,028           1,074
General government .................................................................            478             505             489
                                                                                            -------         -------         -------
                                                                                             30,292          30,658          30,212
                                                                                            -------         -------         -------
Surplus (deficit) for the year before unusual items ................................            200           2,575          (1,152)
Forecast allowance .................................................................           (100)
Restructuring exit expense (Note 35) ...............................................                                           (123)
                                                                                            -------         -------         -------
SURPLUS (DEFICIT) FOR THE YEAR .....................................................            100           2,575          (1,275)
                                                                                            -------
                                                                                            -------

Accumulated surplus (deficit)--beginning of year as restated (Note 25) .............                         (5,725)         (4,450)
                                                                                                            -------         -------
ACCUMULATED SURPLUS (DEFICIT)--END OF YEAR .........................................                         (3,150)         (5,725)
                                                                                                            -------         -------
                                                                                                            -------         -------

              The accompanying notes and supplementary statements are an integral part of these financial statements.

                          PROVINCE OF BRITISH COLUMBIA                        31
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                     STATEMENT OF CHANGE IN NET LIABILITIES
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005

                                                                                                       In Millions
                                                                                             2005                          2004
                                                                               -----------------------------              ------
                                                                               Estimates(1)           Actual              Actual
                                                                                     $                  $                   $
Surplus (deficit) for the year .......................................               100               2,575              (1,275)
                                                                                 -------             -------             -------
Effect of change in tangible capital assets
   Acquisition of tangible capital assets ............................            (1,943)             (2,322)             (2,045)
   Amortization of tangible capital assets ...........................             1,294               1,324               1,274
   Impact of tangible capital assets for sale ........................                                                       593
   Disposals and valuation adjustments ...............................              (624)                136                 166
                                                                                 -------             -------             -------
                                                                                  (1,273)               (862)                (12)
                                                                                 -------             -------             -------
Effect of change in:
   Prepaid program costs .............................................                (3)                (80)               (166)
   Other assets ......................................................                 1                   6                  (5)
                                                                                 -------             -------             -------
                                                                                      (2)                (74)               (171)
                                                                                 -------             -------             -------
(Increase) decrease in net liabilities ...............................            (1,175)              1,639              (1,458)
Net liabilities--beginning of year ...................................           (27,753)            (28,519)            (27,061)
                                                                                 -------             -------             -------
NET LIABILITIES--END OF YEAR .........................................           (28,928)            (26,880)            (28,519)
                                                                                 -------             -------             -------
                                                                                 -------             -------             -------

-------

     (1) Certain budget numbers have been restated to be consistent with the reporting of actuals on the gross basis.


              The accompanying notes and supplementary statements are an integral part of these financial statements.

32                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
             STATEMENT OF CHANGE IN CASH AND TEMPORARY INVESTMENTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005

                                                                                                       In Millions
                                                                                               2005                       2004
                                                                                ----------------------------------       ------
                                                                                Receipts    Disbursements     Net          Net
                                                                                    $             $            $            $
OPERATING TRANSACTIONS

Surplus (deficit) for the year ..........................................                                    2,575        (1,275)
Non-cash items included in surplus (deficit):
   Amortization of tangible capital assets ..............................                                    1,324         1,274
   Amortization of public debt deferred revenues and
     deferred charges ...................................................                                        1            27
   Concessionary loan adjustments (decreases) ...........................                                       (1)           (7)
   Impact of tangible capital assets held for sale ......................                                      (51)
   Valuation adjustments ................................................                                      223           241
   Net earnings of self-supported Crown corporations and agencies .......                                   (2,412)       (1,884)
Accounts receivable decreases (increases) ...............................                                       34          (414)
Due from other governments decreases (increases) ........................                                     (250)         (196)
Due from self-supported Crown corporations and
   agencies (increases) decreases .......................................                                     (380)          238
Accounts payable increases (decreases) ..................................                                      (26)          309
Due to other governments increases (decreases) ..........................                                     (246)          769
Due to Crown corporations, agencies and funds increases .................                                       29            23
Unfunded pension liability payments .....................................                                                     (1)
Items applicable to future operations increases .........................                                    1,096         1,150
Contributions of self-supported Crown corporations and agencies .........                                    2,263         1,541
                                                                                                            ------        ------
Cash derived from (used for) operations .................................                                    4,230         1,744
                                                                                                            ------        ------
CAPITAL TRANSACTIONS

Tangible capital assets (acquisitions) ..................................          130         2,322        (2,192)       (1,338)
                                                                                ------        ------        ------        ------
Cash derived from (used for) capital ....................................          130         2,322        (2,192)       (1,338)
                                                                                ------        ------        ------        ------
INVESTMENT TRANSACTIONS

Investment in self-supported Crown corporations and agencies ............          151                         151           (20)
Loans, advances and mortgages receivable (issues) .......................          484           242           242          (480)
Other investments--net decreases (increases) ............................                        212          (212)         (299)
Sinking fund investments--net decreases (increases) .....................          303           200           103           455
                                                                                ------        ------        ------        ------
Cash derived from (used for) investments ................................          938           654           284          (344)
                                                                                ------        ------        ------        ------
Total cash (requirements) ...............................................                                    2,322            62
                                                                                                            ------        ------

                          PROVINCE OF BRITISH COLUMBIA                        33
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
              STATEMENT OF CHANGE IN CASH AND TEMPORARY INVESTMENTS FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

                                                                                                       In Millions
                                                                                               2005                       2004
                                                                                ----------------------------------       ------
                                                                                Receipts    Disbursements     Net          Net
                                                                                    $             $            $            $
Financing Transactions(1)
Public debt (decreases) increases ......................................        14,319         16,356        (2,037)        417
Derived from (used for) purchase of assets, recoverable
   from agencies .......................................................        (3,814)        (4,407)          593        (293)
                                                                               -------        -------       -------     -------
Cash derived from (used for) financing .................................        10,505         11,949        (1,444)        124
                                                                               -------        -------       -------     -------
Increase (decrease) in cash and temporary investments ..................                                        878         186
Balance--beginning of year .............................................                                      2,690       2,504
                                                                                                            -------     -------
Balance--end of year ...................................................                                      3,568       2,690
                                                                                                            -------     -------
                                                                                                            -------     -------

-------

     (1) Financing transaction receipts are from debt issues and disbursements are for debt repayments.


              The accompanying notes and supplementary statements are an integral part of these financial statements.

34                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005


1. SIGNIFICANT ACCOUNTING POLICIES

(a)  BASIS OF ACCOUNTING

     The government's Summary Financial Statements are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT (BTAA) and as recommended by the independent Public Sector Accounting Board of the Canadian Institute of Chartered Accountants.

(b)  REPORTING ENTITY

     These financial statements include the accounts of organizations that meet the criteria of control (by the province) as established under GAAP. The reporting entity also includes government partnerships.

     A list of organizations included in these consolidated financial statements may be found on pages 69-71.

     Trusts administered by government or government organizations are excluded from the reporting entity.

(c)  PRINCIPLES OF CONSOLIDATION

     Taxpayer-supported Crown corporations', agencies', and the school districts, universities, colleges, institutes and health authorities (SUCH) sector's financial statements are consolidated with the Consolidated Revenue Fund (CRF) using the full consolidation method. The government's interests in government partnerships are recorded on a proportional consolidation basis.

     Self-supported Crown corporations, agencies, entities and government business partnerships are consolidated with the CRF on the modified equity basis of consolidation.

     The definitions of these consolidation methods can be found on page 115.

     Adjustments are made for Crown corporations, agencies and entities whose fiscal year ends are different from the government's fiscal year end of March
31. These consist of the British Columbia Assessment Authority, all school districts, the Insurance Corporation of British Columbia and the British Columbia Railway Company.

(d)  SPECIFIC ACCOUNTING POLICIES

     REVENUE

     All revenue is recorded on an accrual basis except when the accruals cannot be determined with a reasonable degree of certainty or when their estimation is impracticable. The exception is corporate income tax, which is recorded on a cash basis.

     Government transfers are recognized as revenues in the period during which the transfer is authorized and any eligibility criteria are met. Government transfers are deferred if they relate to future exchange type transactions.

     Tax credits/offsets are accrued on the same basis as the associated tax revenues and reduce gross taxation revenue but are not considered valuation allowances.

     EXPENSE

     The cost of all goods consumed and services received during the year is expensed.

     Interest expense includes debt servicing costs such as amortization of discounts and premiums, foreign exchange gains and losses, and issue costs.

     Pension expense is calculated as the cost of pension benefits earned by employees during the year, interest on the pension benefits liability, net of pension plan assets, and amortization of the government's share of any experience gains or losses, less contributions made by members. The estimated total cost of government's share of the plan amendments related to past service is expensed in the year the plan is amended.

                          PROVINCE OF BRITISH COLUMBIA                        35
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued


1. SIGNIFICANT ACCOUNTING POLICIES--Continued

     Government transfers include grants, entitlements and transfers under agreements, as defined in the definitions on page 115. Government transfers are recognized as expenses in the period in which the events giving rise to the transfer occurred, as long as the transfer is authorized, eligibility criteria have been met and a reasonable estimate of the amount can be made. Transfers are deferred if the amount represents prepaid operating expenses.

     Acquisitions of tangible capital assets are recorded as assets and the cost is amortized over the useful life of the relevant tangible capital asset. Tangible capital assets not related to a capitalized class of assets are expensed in the year of acquisition.

     Restructuring exit expenses are recorded when a restructuring plan, in appropriate form, has been approved by the province. To qualify, the expense must not be associated with, or benefit activities continued by, the government reporting entity. In addition, the expense must:

     (i) be incremental to other expenses incurred in normal operations and incurred as a direct result of the restructuring plan; or
    (ii) represent amounts to be incurred under an existing contractual obligation that will continue after the restructuring plan is completed with no economic benefit to the government; or
   (iii) represent a penalty or compensation incurred to cancel an existing contractual obligation.

     ASSETS

     Assets are recorded to the extent they represent cash and claims upon outside parties, items held for resale to outside parties, prepaid expenses, deferred charges or tangible capital assets acquired as a result of events and transactions prior to year end.

     FINANCIAL ASSETS

     Temporary investments and Warehouse Borrowing Program investments include short-term investments recorded at the lower of cost or market value.

     Inventories for resale include property that has been purchased, or for which development costs have been incurred, and that is held for ultimate resale or lease to outside parties. Inventories for resale are recorded at the lower of cost or net realizable value.

     Equity in self-supported Crown corporations and agencies represents the province's investment (including long-term advances) in those self-supported Crown corporations and agencies at cost, adjusted for increases and decreases in the investees' net assets.

     Loans for purchase of assets recoverable from agencies are recorded at maturity value, less unamortized premium or discount, deferred foreign exchange gains or losses and sinking fund balances. Premium/discount is amortized on a constant yield basis.

     Loans and advances are recorded at cost less adjustment for any prolonged impairment in value. Mortgages receivable are recorded at the principal amount less valuation allowance, are secured by real estate and are repayable over periods ranging up to 30 years. Concessionary loans and mortgages are recorded at net present value at issue and related present value discounts are expensed. Valuation allowances are made when collectibility is considered doubtful.

     Other investments are recorded at the lower of cost of acquisition (which may be adjusted by attributed income) or estimated current value. Valuation adjustments are made when the value of investments is impaired.

     Sinking fund investments are cash and marketable securities held specifically for the purpose of repaying outstanding debt at maturity.

     TANGIBLE CAPITAL ASSETS

     Tangible capital assets are recorded at historical cost, less accumulated amortization. Estimated cost is used to record existing tangible capital assets when actual cost is unknown. The recorded cost, less the residual value, is generally amortized over the estimated useful lives of the assets on a straight-line basis except for some transportation equipment which is amortized using the sinking fund method.

36                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued


1. SIGNIFICANT ACCOUNTING POLICIES--Continued

     All significant tangible capital assets of government organizations and operations have been capitalized. Crown land is capitalized at a nominal value of one dollar.

     The value of collections (artifacts, specimens and documents) has been excluded from the statement of financial position.

     LIABILITIES

     All liabilities are recorded to the extent they represent claims payable to outside parties as a result of events and transactions prior to year end. This includes probable losses on loan guarantees issued by the province, contingent liabilities (when it is likely a liability exists and the amount of the liability can be reasonably determined on an individual or portfolio basis) and unfunded pension liabilities.

     EMPLOYEE PENSION PLANS (UNFUNDED PENSION LIABILITIES)

     The province accounts for employee pension plans by recognizing a liability and an expense in the reporting period in which the employee has provided service. The amount is calculated using the accrued benefit actuarial cost method. Where plans are in a net asset position and Joint Trusteeship Agreements restrict access to the assets, the province records the value of plan net assets as nil. Changes in net liabilities/assets, which arise as a result of actuarial gains and losses, are amortized on a straight-line basis by the plan over the average remaining service period of employees active at the date of the adjustments. Past service costs from plan amendments are recognized in full in the year of the amendment.

     Unfunded pension liabilities of the Members of the Legislative Assembly Superannuation Account represent the terminal funding that would be required from the province for the difference between the present value of the obligations for future benefit entitlements and the amount of funds available in the account.

     PUBLIC DEBT

     Public debt represents the direct debt obligations of the Province of British Columbia, including borrowings incurred for government operating purposes, the acquisition of capital assets, re-lending to authorized government bodies and borrowings in advance of future requirements under the Warehouse Borrowing Program. Public debt consists of short-term promissory notes, notes, bonds and debentures, bank loans, capital leases and mortgages payable. These obligations are recorded at principal less unamortized premium or discount and deferred foreign exchange gains or losses. When it has been determined there are sufficient securities to satisfy scheduled interest and principal payments for a debt instrument, the sinking fund assets are set aside in a defeased trust account. The debt includes debt and sinking fund balances previously reported as defeased "in substance."

     Public debt is reported under two categories:

     (i) Taxpayer-supported debt--includes direct debt used for government operating and capital purposes, the debt of those Crown corporations, agencies and SUCH sector entities who require an operating or debt servicing subsidy from the provincial government and the debt of an entity that is fully consolidated within these financial statements.

     (ii) Self-supported debt--includes the portion of debt of commercial Crown corporations, agencies and entities that has been borrowed through the government's fiscal agency loan program. It does not include all debt of commercial Crown corporations and agencies, as these entities are consolidated on the modified equity basis. Commercial Crown corporations and agencies fully fund their operations and debt from revenue generated through the sale of goods and/or services at commercial rates to buyers that are outside the government reporting entity. Self-supported debt includes debt of the Warehouse Borrowing Program.


     Debt premium/discount is amortized on a constant yield basis. Unamortized premium/discount on bonds called and refinanced is amortized over the remaining life of the old debt, or the life of the new debt, whichever is shorter.

                         PROVINCE OF BRITISH COLUMBIA                        37
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

1. SIGNIFICANT ACCOUNTING POLICIES--Continued

     FOREIGN CURRENCY TRANSLATION

     Monetary assets and liabilities denominated in foreign currencies are translated to Canadian dollars at the exchange rate prevailing at year end. Foreign currency transactions are translated at the exchange rate prevailing at the date of the transaction unless hedged by forward contracts that specify the rate of exchange. Adjustments to revenue or expense transactions arising as a result of foreign currency translation are credited or charged to operations at the time the adjustments arise. Unrealized foreign currency gains and losses on long-term, fixed-term monetary assets and liabilities are reported as a component of sinking funds and of public debt and loans for purchase of assets, recoverable from agencies and amortized over the remaining terms of the related items on a straight-line basis. Non-monetary assets and liabilities are translated at historical rates of exchange.

     DERIVATIVE FINANCIAL INSTRUMENTS

     The province is a party to financial instruments with off-balance sheet risk due to fluctuations in foreign currency exchange rates, interest rate fluctuations and counterparty default on financial obligations. The province does not use derivative financial instruments for speculative purposes. Off-balance sheet position data is given in the form of nominal principal amounts outstanding. Amounts earned and expenses incurred under swaps are recognized and offset against the related interest expense. Gains and losses on terminated derivative contracts are deferred and amortized over the lesser of the remaining term of the contract or the term of the related debt.

(e)  CHANGES IN ACCOUNTING TREATMENT

     INCLUSION OF SUCH SECTOR

     Effective for the 2004/05 fiscal year, the SUCH sector is being fully consolidated on a line-by-line basis in the Summary Financial Statements of the province. Previously, the impacts of including these entities in the government's financial statements were only disclosed in the unaudited supplementary financial schedules. The inclusion of the SUCH sector has been applied retroactively with a restatement of the prior year figures and has been made in order to fully comply with GAAP.

     The effects of the inclusion of the SUCH sector on the Summary Financial Statements are an increase to revenue of $2,860 million (2004: $2,549 million) and an increase to expense of $2,465 million (2004: $2,178 million) resulting in a $395 million increase to the surplus (2004: $371 million decrease to the deficit). Additionally, financial assets increased by $4,222 million (2004:
$3,825 million) and liabilities increased by $4,215 million (2004: $4,005 million) resulting in a decrease to net liabilities of $7 million (2004: $180 million increase). Non-financial assets increased by $4,976 million (2004:
$4,772 million) resulting in a decrease of $4,983 million (2004: $4,592 million) to the accumulated deficit.

     PUBLIC DEBT

     The province has changed its reporting of public debt for the 2004/05 fiscal year. This change has been implemented on a retroactive basis with a restatement of prior year figures in order to more fully comply with GAAP. Previously, debt that had sufficient securities in a separate trust account to satisfy scheduled interest and principal payments was considered defeased in substance, and the debt and sinking fund assets, and related interest expense and investment earnings, were removed from financial statements. The par value of defeased debt was disclosed in the public debt notes. This debt and related sinking funds are not legally defeased and, therefore, are now recognized on the statement of financial position. In addition, public debt, sinking funds, debt interest expense and investment earnings, including sinking fund earnings, are now disclosed at their gross amounts. In past years, sinking funds were netted against debt and the sinking fund earnings were netted against the interest expense.

     The effects of including the debt, sinking funds with related investment earnings, and interest expense related to debt previously considered defeased are an increase in taxpayer-supported debt of $763 million (2004: $832 million), an increase in accrued interest payable of $18 million (2004: $21 million), an increase in sinking funds

38                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

1.  SIGNIFICANT ACCOUNTING POLICIES--Continued

related to taxpayer-supported debt of $812 million (2004: $891 million), an increase in investment earnings of $61 million (2004: $66 million), and an increase in interest expense of $68 million (2004: $35 million). This results in a $7 million decrease to the surplus (2004: $31 million decrease to the deficit) and a decrease of $31 million (2004: $38 million) to the accumulated deficit.

     RECOGNITION OF BID REVENUE

     Oil and gas tenure agreements are awarded through a competitive bidding process. The revenue received from the bids had been recognized at the time the bid was awarded. The province has changed its recognition policy to defer the bid revenue over eight years. Eight years is an estimate of the average term of the leases and licences granted through the bidding process. This change has been implemented retroactively with a restatement of prior year figures.

     The effects of deferring bid revenue are an increase to revenue and the surplus of $16 million (2004: $344 million decrease) and an increase in deferred revenue and the accumulated deficit of $1,262 million (2004: $1,278 million).

2.  MEASUREMENT UNCERTAINTY

     Uncertainty in the determination of the amount at which an item is recognized in the financial statements is known as measurement uncertainty. Uncertainty exists whenever estimates are used because it is reasonably possible there could be a material variance between the recognized amount and another reasonably possible amount.

     Measurement uncertainty in these financial statements exists in the accruals for employment benefits, pension obligations and post-retirement benefits, health and social transfer payments from the federal government, personal income tax and recognition of bid revenue.

     The nature of the uncertainty in the accruals for employment benefits, pension obligations and post-retirement benefits arises because actual results may differ significantly from the province's best estimates of expected results based on variables such as earnings on pension investments and life expectancy of claimants. Uncertainty related to the accrual for health and social transfer payments from the federal government and personal income tax arises because of the possible differences between the estimates for the economic factors used in calculating the accruals and actual economic results. Uncertainty related to recognition of bid revenue arises from estimation of the tenure term over which revenue is deferred.

     British Columbia Hydro and Power Authority (BC Hydro), a wholly owned self-supported Crown corporation, is directly exposed to counterparty credit risk as a result of the purchase and sale of electricity and natural gas. During fiscal year 2001, the rapid rise of wholesale power prices and in-state supply shortages caused significant financial hardship for a number of utilities in California, resulting in defaults on payments. As a result, BC Hydro has not recognized some amounts as revenue owed from sales to these utilities and has recorded provisions for uncollectible amounts and legal costs that are, in management's best estimate, sufficient to cover any remaining exposure. Due to the instability in the California market and ongoing regulatory and legal proceedings, management cannot predict the outcome and the amount ultimately collected may differ materially from management's current estimate.

                          PROVINCE OF BRITISH COLUMBIA                        39
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

3.  CASH AND TEMPORARY INVESTMENTS

                                                                            In Millions
                                                                            2005    2004
                                                                            ----    ----
                                                                              $       $
Cash (cheques issued in excess of funds on deposit) ...................... 1,013   1,101
Temporary investments(1) ................................................. 2,555   1,589
                                                                           -----   -----
                                                                           3,568   2,690
                                                                           =====   =====

-------

     (1) Temporary investments consist mainly of units in the Province of British Columbia Investment Management Corporation Pooled Investment Portfolios. Units are carried at the lower of cost of acquisition adjusted by income attributed to the units or market value.

4. ACCOUNTS RECEIVABLE

                                                                            In Millions
                                                                            2005    2004
                                                                            ----    ----
                                                                              $       $
Taxes receivable ......................................................... 1,669   1,789
Trade accounts receivable ................................................ 1,436   1,443
Accrued interest .........................................................   288     354
                                                                           -----   -----
                                                                           3,393   3,586
Provision for doubtful accounts ..........................................  (760)   (748)
                                                                           -----   -----
                                                                           2,633   2,838
                                                                           =====   =====

5. INVENTORIES FOR RESALE

                                                                            In Millions
                                                                            2005    2004
                                                                            ----    ----
                                                                              $       $
Properties ...............................................................    41      51
Other ....................................................................    37      40
                                                                           -----   -----
                                                                              78      91
                                                                           =====   =====

40                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued


6.  DUE FROM OTHER GOVERNMENTS

                                                                            In Millions
                                                                            2005    2004
                                                                            ----    ----
                                                                              $       $
Government of Canada:
   Current ...............................................................   486     230
   Long-term .............................................................   132     132
Provincial governments:
   Current ...............................................................    15      22
Local governments(1)
   Current ...............................................................    17      16
                                                                            ----    ----
                                                                             650     400
                                                                            ====    ====

-------

     (1) Local governments are municipal units established by the provincial government which include regional and metropolitan municipalities, cities, towns, townships, districts, rural municipalities and villages.

7.  DUE FROM SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES

                                                                            In Millions
                                                                            2005    2004
                                                                            ----    ----
                                                                              $       $
British Columbia Hydro and Power Authority                                   363      91
British Columbia Lottery Corporation                                         179      71
Columbia Power Corporation                                                     2       2
                                                                            ----    ----
                                                                             544     164
                                                                            ====    ====

     See page 76 for details

                          PROVINCE OF BRITISH COLUMBIA                        41
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

8.  EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES

                                                                                                    In Millions
                                                                            ---------------------------------------------------
                                                                                               2005                    2004
                                                                            -------------------------------------  ------------
                                                                                             Unremitted
                                                                            Investments       Earnings      Total      Total
                                                                                $                $            $          $

British Columbia Hydro and Power Authority .................................      20            1,757       1,777      1,876
British Columbia Railway Company ...........................................     107                          107        412
Columbia Power Corporation .................................................     276               27         303        299
Insurance Corporation of British Columbia ..................................                    1,017       1,017        618
Provincial Capital Commission ..............................................                       15          15         16
                                                                               -----            -----       -----      -----
                                                                                 403            2,816       3,219      3,221
                                                                               -----            -----       -----      -----
CHANGE IN EQUITY IN SELF-SUPPORTED CROWN CORPORATIONS
   AND AGENCIES
Balance--beginning of year .................................................     554            2,435       2,989      2,629
Prior period adjustments ...................................................                      232         232        229
                                                                               -----            -----       -----      -----
Balance--beginning of year restated ........................................     554            2,667       3,221      2,858
Increase (decrease) in investment ..........................................    (151)                        (151)        20
Net earnings of self-supported Crown corporations and agencies .............                    2,412       2,412      1,884
Contributions paid to the Consolidated Revenue Fund ........................                   (2,190)     (2,190)    (1,356)
Adjustments to contributions paid ..........................................                      (73)        (73)      (185)
                                                                               -----            -----       -----      -----
BALANCE--END OF YEAR                                                             403            2,816       3,219      3,221
                                                                               =====            =====       =====      =====

     See pages 76 - 77 for details.

42                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

9.  LOANS, ADVANCES AND MORTGAGES RECEIVABLE

                                                                    In Millions
                                                                   2005     2004
                                                                   ----     ----
                                                                     $        $
LOANS AND ADVANCES
BC student loans ................................................   575      412
Industrial Development Fund commercial loans ....................    86       97
Land Tax Deferment loans ........................................   157      150
British Columbia Ferry Services Inc. ............................            428
Construction loans to social housing projects ...................    21       21
Accountable advances ............................................    12       14
Miscellaneous ...................................................    59       64
                                                                  -----    -----
                                                                    910    1,186
Provision for doubtful accounts .................................  (201)    (170)
                                                                  -----    -----
                                                                    709    1,016
                                                                  -----    -----
MORTGAGES RECEIVABLE
Reconstruction Program ..........................................    59       57
Miscellaneous ...................................................    26
                                                                  -----    -----
                                                                     85       57
Provision for doubtful accounts .................................   (24)     (21)
                                                                  -----    -----
                                                                     61       36
                                                                  -----    -----
                                                                    770    1,052
                                                                  =====    =====

                          PROVINCE OF BRITISH COLUMBIA                        43
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued


9.  LOANS, ADVANCES AND MORTGAGES RECEIVABLE--Continued

     The BC Student Loan Program provides loans to borrowers for higher education. Borrowers are required to repay these loans through a contracted service provider to the province, with a floating interest rate of prime plus 2.5% or a fixed rate of prime plus 5%. Amortization of the loans is usually set for 174 months, but borrowers can extend that amortization to a maximum of 234 months. Defaulted loans are due on demand with interest at a floating rate of prime plus 2.5%. The BC Student Loan Program also administers defaulted student loans issued by financial institutions under a guaranteed and risk sharing agreement with the province. Defaulted risk sharing loans arise due to bankruptcy or death of the borrower while attending school.

     The Industrial Development Fund provided loans to assist the establishment of new industry, the introduction of new technology to existing industry, or the development of a region of British Columbia. These loans incur interest at rates ranging from 0% to 10%. The Industrial Development Fund was eliminated pursuant to the repeal of the INDUSTRIAL DEVELOPMENT INCENTIVE ACT under the BUDGET MEASURES IMPLEMENTATION ACT, 2002. No loans were issued after March 31, 2002.

     The Land Tax Deferment Program allows eligible owners to defer payment of all, or a portion of, annual property taxes due on principal residences. Eligible individuals are either 60 years or older, a surviving spouse, or a person with a disability. Simple interest is charged on the deferred taxes at a rate set by the minister of provincial revenue. This rate will not exceed 2.0% below the prime lending rate of the principal banker to the government. The deferred taxes, administration fees, plus any outstanding interest, must be repaid before the residence can be legally transferred to a new owner, other than directly to a surviving spouse.

     As part of a secured debenture amendment and preferred share surrender agreement dated May 23, 2003, the province exchanged its interest in British Columbia Ferry Corporation for an interest-bearing debt in British Columbia Ferry Services Inc. The loan was interest bearing at 5.33% with a maturity date of April 1, 2006, and was repaid in full on May 27, 2004.

     Construction loans are provided by British Columbia Housing Management Commission (BCHMC), a taxpayer-supported Crown corporation and an approved lender under the NATIONAL HOUSING ACT. BCHMC provides construction loans for societies that are building approved projects under social housing programs. Interest is payable at the province's weighted average borrowing rate for short-term funds, plus administration costs. Loans are repaid at substantial completion of each project from financing arranged with private lenders.

     Accountable advances represent funds issued for program costs that have not yet been expended in accordance with the applicable agreements.

     The Reconstruction Program provides financial assistance to homeowners to pay for repairs for homes with premature building envelope failure. The financial assistance is provided in the form of subsidized interest loans, no interest loans or deferred payment loans, and is secured by registered mortgages. This program is administered by the Homeowner Protection Office.

     Miscellaneous mortgages receivable have terms ranging from less than one year to twenty years, with some loans being payable on demand. Interest rates range from 3.5% to 12%.

44                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

10. OTHER INVESTMENTS

                                                                                In Millions
                                                                               2005      2004
                                                                               ----      ----
                                                                                 $         $
Investments of universities, colleges and institutes ........................  1,284     1,217
Investments of Columbia Basin Trust .........................................    261       201
Investments of health authorities ...........................................    166        94
British Columbia Ferry Services Inc. ........................................     75        75
Provincial government bonds .................................................     73        63
Commercial loans and investments ............................................     55       111
Government of Canada bonds ..................................................     40        36
Pooled investment portfolios ................................................      9        14
Miscellaneous ...............................................................     98        98
                                                                               -----     -----
                                                                               2,061     1,909
Provision for doubtful accounts .............................................    (60)     (115)
                                                                               -----     -----
                                                                               2,001     1,794
                                                                               =====     =====


     Universities, colleges and institutes investments are comprised of government and corporate bonds, equity, and other money market funds and guaranteed investment certificates.

     Columbia Basin Trust investments include $15 million in bankers acceptances and deposits. The balance of $246 million represents investments in power development joint ventures.

     Health authorities investments are comprised of government and corporate bonds.

     As part of a secured debenture amendment and preferred share surrender agreement dated May 23, 2003, the province exchanged its interest in British Columbia Ferry Corporation for 75,477 preferred shares in British Columbia Ferry Services Inc. These non-voting preferred shares are valued at $1,000 per share and entitle the province to a fixed cumulative dividend at a rate of 8% of the issue price.

     Provincial bonds of various provinces have a market value of $78.6 million (par value $71.1 million), with yields ranging from 2.952% to 4.419%. Maturity dates range from December 1, 2005 to July 22, 2013.

     Commercial loans and investments are recorded at the lower of cost of acquisition adjusted by attributed income and market value. A provision in the full amount of these loans has been recorded.

     Government of Canada bonds have a market value of $41.2 million (par value $39.7 million), with yields ranging from 2.690% to 4.273%. Maturity dates range from December 1, 2005 to June 1, 2012.

     Pooled investment portfolios consist of units in the British Columbia Investment Management Corporation's BC Focus Fund and Illiquid Fund. These funds' investments consist primarily of debt and equity holdings of privately held companies.

11.  SINKING FUND INVESTMENTS

                                                                                In Millions
                                                                               2005      2004
                                                                               ----      ----
                                                                                 $         $
Taxpayer-supported sinking fund investments ................................. 3,523     3,571
Self-supported sinking fund investments .....................................   993     1,048
                                                                              -----     -----
                                                                              4,516     4,619
                                                                              =====     =====

                          PROVINCE OF BRITISH COLUMBIA                        45
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued


11.  SINKING FUND INVESTMENTS--Continued

                                                                                In Millions
                                                                               2005      2004
                                                                               ----      ----
                                                                                 $         $
Pooled investment portfolios ................................................ 2,623     2,677
Provincial government bonds ................................................. 1,036     1,104
Local government bonds ......................................................   551       593
Financial institutions ......................................................    89        46
Government of Canada bonds ..................................................    82        67
Miscellaneous ...............................................................   135       132
                                                                              -----     -----
                                                                              4,516     4,619
                                                                              =====     =====


     Pooled investment portfolios consist of units in the British Columbia Investment Management Corporation's bond funds, which mainly consist of various governments' bonds and short term unitized funds that hold money market instruments.

     Provincial bonds of various provinces have a market value of $1,096 million (par value $1,494 million), with yields ranging from 2.52% to 5.88%. Maturity dates range from April 20, 2005 to September 1, 2036.

     Local government bonds mainly consist of debt issued by the Municipal Finance Authority of British Columbia.

     Government of Canada bonds have a market value of $83.2 million (par value $110 million), with yields ranging from 2.58% to 4.66%. Maturity dates range from June 1, 2005 to December 1, 2016.

12.  LOANS FOR PURCHASE OF ASSETS, RECOVERABLE FROM AGENCIES

                                                                                In Millions
                                                                               2005      2004
                                                                               ----      ----
                                                                                 $         $
British Columbia Hydro and Power Authority .................................. 6,896     7,040
British Columbia Railway Company ............................................             467
Improvement districts .......................................................     5         5
                                                                              -----     -----
                                                                              6,901     7,512
                                                                              =====     =====

13.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                                In Millions
                                                                               2005      2004
                                                                               ----      ----
                                                                                 $         $
Trade accounts payable ...................................................... 2,166     2,075
Accrued interest on debt ....................................................   747       833
Accrued employee leave entitlements ......................................... 1,285     1,224
Other accrued estimated liabilities(1) ...................................... 1,339     1,431
                                                                              -----     -----
                                                                              5,537     5,563
                                                                              =====     =====

----------
     (1) Includes pending litigation, provision for guaranteed debt payout and other miscellaneous accrued claims.

46                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

14.  DUE TO OTHER GOVERNMENTS

                                                                                In Millions
                                                                               2005      2004
                                                                               ----      ----
                                                                                 $         $
Government of Canada
   Current ..................................................................   110       362
   Long-term ................................................................   733       738
Provincial governments
   Current ..................................................................    41        31
Local governments(1)
   Current ..................................................................     7         6
                                                                              -----     -----
                                                                                891     1,137
                                                                              =====     =====

-------

     (1) Local governments are municipal units established by the provincial government that include regional and metropolitan municipalities, cities, towns, townships, districts, rural municipalities and villages.

15.  DUE TO CROWN CORPORATIONS, AGENCIES AND FUNDS

                                                                                 In Millions
                                                                               2005      2004
                                                                               ----      ----
                                                                                 $         $
British Columbia Liquor Distribution Branch ................................     54        44
Trust funds ................................................................     98        79
                                                                              -----     -----
                                                                                152       123
                                                                              =====     =====


16.  DEFERRED REVENUE

                                                                                In Millions
                                                                               2005      2004
                                                                               ----      ----
                                                                                 $         $
Deferred contributions ...................................................... 1,676     1,432
Petroleum, natural gas and minerals, leases and fees ........................ 1,298     1,313
Federal contributions ....................................................... 1,211       428
Motor vehicle licences and permits ..........................................   202       185
Derivative debt instruments .................................................   156       144
Unearned lease revenue ......................................................   108       105
Tuition .....................................................................   103       103
Federal and municipal highway project revenues ..............................    99        65
Water rentals and recording fees ............................................    69        70
Medical Services Plan premiums ..............................................    65        66
Forest Stand Management Fund ................................................    15        15
Miscellaneous ...............................................................   254       161
                                                                              -----     -----
                                                                              5,256     4,087
                                                                              =====     =====

                          PROVINCE OF BRITISH COLUMBIA                        47
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

17.  EMPLOYEE PENSION PLANS (UNFUNDED PENSION LIABILITIES)

                                                                                In Millions
                                                                               2005      2004
                                                                               ----      ----
                                                                                 $         $
Members of the Legislative Assembly Superannuation Account ..................     3         3
                                                                              =====     =====

     The province contributes to four defined benefit pension plans for substantially all its employees and to the Members of the Legislative Assembly Superannuation Account (the Account). The four pension plans are the Public Service Pension Plan, the Municipal Pension Plan, the Teachers' Pension Plan and the College Pension Plan. The plans provide basic pensions based on length of service, highest five-year average earnings and plan members' age at retirement. Benefits such as group health benefits and inflation protection for the basic pension are not guaranteed and are contingent on available funding. No unfunded liability exists for the future indexing of pensions as the obligation is limited to the amount of available assets in separate inflation accounts.

     There are additional employee pension plans in Crown corporations and agencies consolidated on the modified equity basis. Net assets or net liabilities of the pension funds are included in the investment balance of the particular Crown corporation or agency.

     The estimated financial position as at March 31, 2005, for the basic pension in each plan is as follows:

                                                                                      In Millions
                                                     Public
                                                     Service        Municipal         Teachers'     College       Other
                                                     Pension         Pension           Pension      Pension      Pension
                                                      Plan            Plan              Plan         Plan        Plans(1)    Total
                                                      ----            ----              ----         ----         -----      -----
                                                        $               $                 $            $            $          $
Accrued benefit obligation .......................    9,488          10,357            11,102        1,425          309      32,681
Pension fund assets ..............................   11,756          10,610            10,870        1,650          323      35,209
                                                     ------          ------            ------        -----          ---      ------
                                                     (2,268)           (253)              232         (225)         (14)     (2,528)
Unamortized actuarial gain (loss) ................                     (915)             (711)        (176)           4      (1,798)
                                                     ------          ------            ------        -----          ---      ------
ACCRUED NET OBLIGATION (ASSET) ...................   (2,268)         (1,168)             (479)        (401)         (10)     (4,326)
                                                     ======          ======            ======        =====          ===      ======

-------

     (1) Other pension plans represent defined benefit plans outside of the Public Service, Municipal, Teachers' and College Pension plans which are funded by entities within the government reporting entity. They include the Retirement Plan for Non-Teaching Employees of the Board of School Trustees of School District No. 43 (Coquitlam), the University of Victoria's pension plan for employees other than faculty and professional staff and Simon Fraser University's Academic Pension Plan and Administrative/Union Pension Plan.

48                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued


17.  EMPLOYEE PENSION PLANS (UNFUNDED PENSION LIABILITIES)--Continued

     The College, Public Service, Municipal and Teachers' plans are joint trusteeship plans. In joint trusteeship plans, control of the plans and their assets are assumed by individual pension boards made up of government and plan member representatives. Provisions of these plans stipulate the province has no formal claim to any pension plan surplus or asset. The boards are fully responsible for the management of the plans, including investment of the assets and administration of the plans. The British Columbia Pension Corporation (Pension Corporation) provides benefit administrative services as an agent of the boards of trustees.

     In the event a plan deficit is determined by an actuarial valuation (performed every three years), the pension boards, by agreement, are required to address it through contribution adjustments or other means. It is expected, therefore, that any unfunded liabilities in the future will be short-term in nature.

     The reported net assets of the pension plans are under joint trusteeship agreements which limit the province's possible conditional share to 50%. The province has no claim on accrued asset amounts. If the individual pension boards decide to reduce or suspend employer contributions for a period of time, the province may record an asset. Therefore, the recorded value of the net assets is nil until such time such a decision is made. Also, only 70% of the pension fund assets and accrued benefit obligation are included for the Municipal Pension Plan, reflecting the province's interest in the plan.

     The accrued benefit obligations and pension assets shown for 2004/05 are based on extrapolations of the most recent actuarial valuations as follows:
Public Service Pension Plan (March 31, 2002); Municipal Pension Plan (December 31, 2003); Teachers' Pension Plan (December 31, 2002); and, College Pension Plan (August 31, 2003). Fund assets are based on market value at the date of actuarial valuation and extrapolated using actuarial growth assumptions.

     The Account is also administered by the Pension Corporation. As members of the Legislative Assembly retire, the present value of the amount required to provide a legislative member's future pension benefits are transferred from the Account to the Public Service Pension Plan from which monthly pensions are paid. Pension benefits are based on length of service, highest five-year average earnings and plan members' age at retirement. Benefits such as group health benefits and inflation protection for the basic pension are not guaranteed and are contingent on available funding. The unfunded pension liability for the Account represents the terminal funding that would be required from the province for the difference between the present value of the obligations for future benefit entitlements and the amount of funds available in the Account.

     Key actuarial assumptions used in the valuations include a long-term annual rate of return on pension fund assets of 7.30% for the Public Service Pension Plan, 7.00% for the Municipal Pension Plan, 7.25% for the Teachers' Pension Plan, and 7.20% for the College Pension Plan, and long-term annual salary increases of 4.80% for the Public Service Pension Plan, 4.50% for the Municipal Pension Plan, 4.75% for the Teachers' Pension Plan, and 4.70% for the College Pension Plan.

     The audited financial statements of each pension plan listed, along with full descriptions, benefit formulas, inflation assumptions and funding policies may be found in the annual reports at www.pensionsbc.ca.

                          PROVINCE OF BRITISH COLUMBIA                        49
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

18.  TAXPAYER-SUPPORTED DEBT(1)

                                                                                  In Millions
                                                                                                               2005          2004
                                                                                                               ----          ----
                                                                                                             Canadian      Canadian
                                        Year of      Canadian     US          Japanese       Other             Dollar        Dollar
                                        Maturity      Dollar    Dollar(2)      Yen(2)     Currencies(2)        Total         Total
                                        --------      ------    ------         -----      ------------         -----         -----
Short-term promissory
   notes .............................      2005                                                                               923
                                            2006         603                                                     603
Notes, bonds and
   debentures(3) .....................      2005                                                                             2,275
                                            2006       2,525                                                   2,525         2,508
                                            2007       1,527     1,179                             395         3,101         3,083
                                            2008         988       885            59               418         2,350         2,346
                                            2009       2,236     1,077                                         3,313         3,301
                                            2010       1,355       308            94               572         2,329         2,104
                                       2010-2015       6,813       563           110               614         8,100         7,961
                                       2015-2020         594                                                     594           540
                                       2020-2025       3,634                                                   3,634         3,430
                                       2025-2030       3,087                                                   3,087         2,830
                                       2030-2035       1,129                                                   1,129         1,126
                                       2035-2040         916                                                     916           865
                                       2040-2045         400                                                     400           300
                                                      ------     -----           ---             -----        ------        ------
TOTAL DEBT ISSUED AT FACE VALUE ......                25,807     4,012           263             1,999        32,081        33,592
                                                      ======     =====           ===             =====
Unamortized discount .................                                                                          (136)         (131)
Unrealized foreign exchange
   gains (losses) ....................                                                                            95           (18)
Amount held in the Consolidated
   Revenue Fund ......................                                                                            (8)          (11)
                                                                                                              ------        ------
TAXPAYER-SUPPORTED DEBT ..............                                                                        32,032        33,432
                                                                                                              ======        ======


The effective interest rates (weighted average) as at March 31 on the above debt are:

          2005 ...............................................................................................  5.85%
          2004 ...............................................................................................                5.76%

-------

     (1) The balances and interest rates reflect the impact of the related derivative contracts, presented in Note 20 (Risk Management and Derivative Financial Instruments).

     (2) Foreign currencies include: $2,705 million US ($4,012 million Canadian); 22,000 million Japanese yen ($263 million Canadian); 400 million Swiss francs ($418 million Canadian); and 917 million euros ($1,581 million Canadian).

     (3) Notes, bonds and debentures include $106 million (2004: $91 million) in bank loans, $123 million (2004: $113 million) in capital leases and $276 million (2004: $251 million) in mortgages.

50                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

18.  TAXPAYER-SUPPORTED DEBT--Continued

NOTES, BONDS AND DEBENTURES

REDEEMABLE BY THE BOND HOLDER

     Balances include 5.45% debentures due August 17, 2028, totalling $200 million (2004: $200 million). The holders have a put option which, if exercised, would result in the bond maturing on August 17, 2005. If the option is not exercised, the debenture will mature on August 17, 2028, and the effective rate on the bond will be 5.62% for the period August 18, 2005 to August 17, 2028.

     Balances include 5.86% debentures due June 18, 2029, totalling $250 million (2004: $250 million). The holders have a put option which, if exercised, would result in the bond maturing on June 19, 2006. If the option is not exercised, the debenture will mature on June 18, 2029.

     Balances include British Columbia Savings Bonds totalling $134 million (2004: $180 million) maturing at dates from October 15, 2005 to October 15, 2007, and with an effective rate of 2.40% are redeemable at par by the holder each April 15 and October 15 prior to maturity.

REDEEMABLE BY THE PROVINCE

     Balances include debentures issued to the Canada Pension Plan totalling $3,539 million (2004: $3,592 million) at a weighted average interest rate of 8.20% (2004: 8.79%). These debentures mature at various dates from April 2, 2005 to June 8, 2024 with interest rates varying between 5.28% and 12.57%. These debentures are redeemable in whole or in part before maturity, on 30 days' prior notice, at the option of the province. During the year, $234 million in Canada Pension Plan debentures were issued. Under Canada Pension Plan legislation, any significant amendment to benefits or contributions requires the approval of the legislature of two-thirds of the provinces.

     Issues totalling $150 million (2004: $150 million) with effective rates of 2.45% are redeemable at par at the province's option on dates ranging from October 20, 2005 to April 30, 2015.

AGGREGATE PAYMENTS TO MEET SINKING FUND INSTALMENTS AND RETIREMENT PROVISIONS

     Aggregate payments for the next five fiscal years to meet sinking fund instalments and retirement provisions on notes, bonds and debentures are:

                                                               In Millions
                                                                 Canadian
                                                                  Dollar
                                                                  ------
              2006 ...........................................     2,203
              2007 ...........................................     2,813
              2008 ...........................................     2,133
              2009 ...........................................     3,102
              2010 ...........................................     2,142

                          PROVINCE OF BRITISH COLUMBIA                        51
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

19.  SELF-SUPPORTED DEBT(1)

                                                                                In Millions
                                                                                                   2005          2004
                                                                                                   ----          ----
                                                                                                  Canadian      Canadian
                                                       Year of     Canadian           US           Dollar        Dollar
                                                      Maturity      Dollar          Dollar(2)      Total         Total
                                                      --------      ------          ------         -----         -----
Short-term promissory notes ......................        2005                                                   1,000
                                                          2006         221             697           918
Notes, bonds and debentures ......................        2005                                                     598
                                                          2006         413                           413           413
                                                          2007         314                           314           314
                                                          2008           9             382           391           406
                                                          2009         124                           124           144
                                                          2010         574              60           634           790
                                                     2010-2015       1,425             290         1,715         1,390
                                                     2015-2020         525                           525           350
                                                     2020-2025       1,296                         1,296         1,296
                                                     2025-2030                         605           605           905
                                                     2030-2035         400                           400           400
                                                     2035-2040                         363           363           443
                                                     2040-2045                                         0             0
                                                                     -----           -----         -----         -----
TOTAL DEBT ISSUED AT FACE VALUE ..................                   5,301           2,397         7,698         8,449
                                                                     =====           =====
Unamortized premium ..............................                                                     7             4
Unrealized foreign exchange gains ................                                                   184           102
                                                                                                   -----         -----
TOTAL SELF-SUPPORTED DEBT ........................                                                 7,889         8,555
                                                                                                   =====         =====

The effective interest rates (weighted average) as at March 31 on the above debt are:

                      2005 ......................................................................   6.24%
                      2004 ......................................................................                 6.11%

-------

     (1) The balances and interest rates reflect the impact of the related derivative contracts, presented in Note 20 (Risk Management and Derivative Financial Instruments).

     (2) Foreign currencies include $1,909 million US ($2,397 million Canadian).

NOTES, BONDS AND DEBENTURES

REDEEMABLE BY THE PROVINCE

     Balances include debentures issued to the Canada Pension Plan totalling $229 million (2004: $317 million) at a weighted average interest rate of 10.15% (2004: 11.11%). These debentures mature at various dates from July 10, 2005, to June 9, 2009 with interest rates varying between 9.62% and 10.86%. These debentures are redeemable in whole or in part before maturity, on 30 days' prior notice, at the option of the province. During the year, no Canada Pension Plan debentures were issued for self-supported debt. Under the Canada Pension Plan legislation, any significant amendment to benefits or contributions requires the approval of the legislature of two-thirds of the provinces.

52                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

19.  SELF-SUPPORTED DEBT--Continued

AGGREGATE PAYMENTS TO MEET SINKING FUND INSTALMENTS AND RETIREMENT PROVISIONS

     Aggregate payments for the next five fiscal years to meet sinking fund instalments and retirement provisions on notes, bonds and debentures are:

                                                               In Millions
                                                                 Canadian
                                                                  Dollar
                                                                  ------
                     2006 ......................................    426
                     2007 ......................................    327
                     2008 ......................................    415
                     2009 ......................................    134
                     2010 ......................................    591


20.  RISK MANAGEMENT AND DERIVATIVE FINANCIAL INSTRUMENTS

     The province borrows funds in both domestic and foreign capital markets, and manages its existing debt portfolio to achieve the lowest debt costs within specified risk parameters. As a result, the province is exposed to risks associated with interest rate fluctuations, foreign exchange rate fluctuations and credit risk. In accordance with risk management policy guidelines set by the Risk Committee of the Ministry of Finance, the province uses a variety of derivative financial instruments to hedge exposure to interest and foreign exchange risks.

     Derivatives used by the province include interest rate swaps, cross-currency swaps, forward foreign exchange contracts, forward rate agreements, advanced rate setting agreements and options. A derivative instrument is a financial contract with a financial institution or counterparty that is applied to effect a hedge on interest rate or foreign exchange exposure contained in the underlying provincial debt instrument. A derivative derives value from the impact of market changes on the underlying hedged debt instrument.

     The following tables present maturity schedules of the province's derivatives by type, outstanding at March 31, 2005, based on the notional amounts of the contracts.

TAXPAYER-SUPPORTED DEBT

                                                                                 In Millions

                                                                    Cross        Interest     Advanced
                                                      Year of      Currency        Rate     Rate Setting
                                                      Maturity       Swaps         Swaps      Agreement          Total
                                                      --------       -----         -----      ---------          -----
                                                                       $             $            $                $
                                                        2006                         745           80              825
                                                        2007         1,969         1,704                         3,673
                                                        2008         1,361                                       1,361
                                                        2009         1,077           805                         1,882
                                                        2010           974           576                         1,550
                                                     6-10 years      1,397           618                         2,015
                                                     + 10 years         64           734                           798
                                                                     -----         -----         -----          ------
Total ..............................................                 6,842         5,182           80           12,104
                                                                     =====         =====         =====          ======

                          PROVINCE OF BRITISH COLUMBIA                        53
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

20.  RISK MANAGEMENT AND DERIVATIVE FINANCIAL INSTRUMENTS--Continued

SELF-SUPPORTED DEBT

                                                                                 In Millions

                                                                    Cross        Interest     Advanced
                                                      Year of      Currency        Rate     Rate Setting
                                                      Maturity       Swaps         Swaps      Agreement          Total
                                                      --------       -----         -----      ---------          -----
                                                                       $             $            $                $
                                                        2006           135           518          200              853
                                                        2007                         200                           200
                                                        2008           200           181                           381
                                                        2009                                                         0
                                                        2010                         561                           561
                                                      6-10 years       290           580                           870
                                                      + 10 years                     150                           150
                                                                     -----         -----         -----          ------
TOTAL .............................................                    625         2,190           200           3,015
                                                                     =====         =====         =====           =====


INTEREST RATE RISK

     Interest rate risk is the risk that the province's debt servicing costs will fluctuate due to changes in interest rates. The province uses derivative contracts (interest rate swaps and advanced rate setting agreements) to manage interest rate risk by exchanging a series of interest payments, and assuming either a fixed or floating rate liability to a counterparty, based on the notional principal amount. Derivatives allow the province to alter the proportion of its debt held in fixed and floating rate form to take advantage of changes in interest rates.

     The government's current policy guidelines with respect to the provincial government direct debt portfolio, which totals $24,802 million (2004: $25,943 million), allow floating rate exposure up to 45.00% (2004: 45.00%) of this portion of the taxpayer-supported debt. At March 31, 2005, floating rate debt exposure was 31.72% (2004: 35.62%) of the government direct debt portfolio.

     Under current policy guidelines for British Columbia Hydro and Power Authority (BC Hydro), the maximum floating rate exposure is 46.00% (2004:
46.00%) of their debt that totals $6,906 million (2004: $7,040 million). At March 31, 2005, floating rate debt exposure for BC Hydro was 28.90% (2004:
29.30%) of their debt.

     Based on the taxpayer-supported and self-supported debt portfolios at March 31, 2005, a 1.00% increase in interest rates would result in an increase in the annual debt servicing costs of $76 million (2004: $93 million) for the taxpayer-supported debt portfolio and $17 million (2004: $15 million) for the self-supported debt portfolio.

FOREIGN EXCHANGE RISK

     Foreign exchange risk is the risk that the province's debt servicing costs and principal payments will fluctuate due to changes in foreign exchange rates. The province uses derivative contracts (cross currency swaps) to hedge foreign exchange risk by converting foreign currency principal and interest cash flows into Canadian dollar cash flows.

     The government's current policy guidelines with respect to the provincial government direct debt portfolio, which totals $24,802 million (2004: $25,943 million), allow unhedged foreign debt exposure up to 10.00% (2004: 10.00%) of this portion of the taxpayer-supported debt. At March 31, 2005, unhedged foreign debt exposure in Japanese yen was 4.41% (2004: 4.73%) of the government direct debt portfolio. At March 31, 2005, there was no unhedged foreign debt exposure in US dollars for the government direct debt portfolio (2004: nil).

54                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

20.  RISK MANAGEMENT AND DERIVATIVE FINANCIAL INSTRUMENTS--Continued

     Under current policy guidelines for BC Hydro, the maximum unhedged foreign debt exposure is 20.0% (2004: 30.0%) of their debt, which totals $6,906 million (2004: $7,040 million). At March 31, 2005, 18.7% (2004: 20.1%) of their debt was in the form of unhedged foreign debt in US dollars.

     Based on the taxpayer-supported and self-supported debt portfolios at March 31, 2005, a one cent decrease in the Canadian dollar versus the US dollar would result in an increase of $10 million (2004: $11 million) in the annual debt servicing costs for the self-supported debt portfolio. A decrease of one yen versus the value of the Canadian dollar (for example, from 88 yen to 87 yen) would result in an increase to the annual debt servicing costs of $3 million (2004: $3 million) for the taxpayer-supported debt portfolio.

CREDIT RISK

     Credit risk is the risk that the province will incur financial loss due to a counterparty defaulting on its financial obligation to the province. In accordance with the government's policy guidelines, the province reduces its credit risk by dealing with only highly rated counterparties. The province only enters into derivative transactions with counterparties that have a rating from Standard & Poor's and Moody's Investors Service Inc. of at least AA-/Aa3 or A+/A1 in the case of Canadian Schedule A banks. The province also establishes limits on individual counterparty credit exposures and monitors these exposures on a regular basis.

21.  NET LIABILITIES

     The Statement of Change in Net Liabilities (see page 31) shows the net impact of applying the expenditure basis of accounting. The net liabilities calculation uses the expenditure, rather than the expense basis of accounting. Under the expenditure basis of accounting, tangible capital assets, prepaid program costs and other assets are recorded as expenditures when calculating the current year surplus or deficit. Under the expense basis of accounting, these items are recorded on the Statement of Financial Position as assets and amortized over an applicable period of time.

22.  TANGIBLE CAPITAL ASSETS

                                                               In Millions
                                                             2005        2004
                                                           -------     -------
                                                           Net Book    Net Book
                                                            Value       Value
                                                              $           $
                                                           -------     -------
Land and land improvements ..............................   1,992       1,951
Buildings (including tenant improvements) ...............  10,451       9,938
Highway infrastructure ..................................   6,472       6,268
Transportation equipment ................................   2,027       2,064
Computer hardware and software ..........................     639         586
Other ...................................................   1,536       1,448
                                                           ------      ------
                                                           23,117      22,255
                                                           ======      ======


     See Statement of Tangible Capital Assets on page 78.

     The estimated useful lives of the more common tangible capital assets are: buildings (10-50 years); highway infrastructure (15-40 years); transportation equipment (5-40 years); computer hardware and software (3-5 years); and other (including vehicles, ferries and related infrastructure, specialized equipment, and furniture and equipment) (5-20 years). Land improvements are amortized over 30 years (recreation areas) or 40 years (dams and water management systems). Tenant improvements are amortized over five years or the length of the relevant lease term.

                          PROVINCE OF BRITISH COLUMBIA                        55
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

22.  TANGIBLE CAPITAL ASSETS--Continued

     Included in tangible capital assets of British Columbia Transit (BCT) and of Rapid Transit Project 2000 Ltd (RTP) are capital assets under lease to Greater Vancouver Transportation Authority (GVTA). These capital assets under lease consist of land, land improvements, stations, guideways and other assets related to the SkyTrain system and West Coast Express. These assets are made available to GVTA for their use under the GREATER VANCOUVER TRANSPORTATION AUTHORITY ACT and an Order in Council (OIC) enacted thereunder, and represent one of the province's contributions toward public transportation in the Greater Vancouver Regional District. The OIC-directed lease arrangements with GVTA and BCT are for one dollar per year under an initial 15-year term with additional five-year renewal periods upon the agreement of BCT and GVTA. The net book value of these assets is $929 million (2004: $945 million). A similar lease arrangement is under negotiation with GVTA for the RTP assets.

23.  PREPAID PROGRAM COSTS
                                                               In Millions
                                                              2005     2004
                                                              ----     ----
                                                                $        $
Prepaid program costs(1) ....................................  462      382
                                                               ---      ---
                                                               462      382
                                                               ===      ===
----------
     (1) Includes inventories of operating material held in the Purchasing Commission and Queen's Printer warehouses pending distribution in a subsequent fiscal year and deferred costs associated with the BC Timber Sales Program. Also includes inventories of supplies and other not-for-resale items held by taxpayer-supported Crown corporations and agencies which are charged to expense when consumed in the normal course of operations.

24.  OTHER ASSETS
                                                               In Millions
                                                              2005     2004
                                                              ----     ----
                                                                $        $
Deferred debt instrument costs ..............................  114      119
Deferred treaty costs .......................................   19       21
Other deferred costs ........................................   18       17
                                                               ---      ---
                                                               151      157
                                                               ===      ===

56                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

25.  ACCUMULATED SURPLUS (DEFICIT)

                                                                                                               In Millions
                                                                                                             2005       2004
                                                                                                             ----       ----
                                                                                                               $          $
Accumulated surplus (deficit)--beginning of year as previously reported .................................. (9,354)    (8,015)
Impact of SUCH(1) ........................................................................................  4,611      4,275
Adjustments to accumulated surplus (deficit)(2,3).........................................................   (982)      (710)
                                                                                                             ----       ----
Accumulated surplus (deficit)--beginning of year as restated ............................................. (5,725)    (4,450)
Surplus (deficit) for the year(4) ........................................................................  2,575     (1,275)
                                                                                                           ------     ------
ACCUMULATED SURPLUS (DEFICIT)--END OF YEAR ............................................................... (3,150)    (5,725)
                                                                                                           ======     ======

-------

     (1) Effective the 2004/05 fiscal year, the school districts, universities, colleges, institutes and health authorities (SUCH) sector is being consolidated into the government reporting entity. Therefore, the opening deficit is adjusted to include the SUCH impact for the prior year comparatives.

     For the 2004 opening accumulated deficit, the SUCH impact has been restated from the 2002/03 reported amount of $3,300 for the following items:

   SUCH impact as reported in the 2002/03 Public Accounts ..........................................................   3,300
   School districts--correction of amortization calculation and change in estimates ................................     879
   Health authorities--accrual of Healthcare Benefits Trust liability ..............................................    (168)
   Health authorities--adjustments to provincial versus nonprovincial deferred capital contributions allocation ....     249
   Universities, colleges and hospital societies--miscellaneous adjustments ........................................      15
                                                                                                                       -----
   Restated impact of SUCH sector inclusion on 2003/04 opening accumulated surplus .................................   4,275
                                                                                                                       =====

     For the 2005 opening accumulated deficit, the SUCH impact of $4,611 million is the amount reported in the 2003/04 Public Accounts.

     (2) In fiscal 2004/05, the opening accumulated deficit for 2003/04 was restated for the following adjustments:

   Natural resources bonus bid deferred revenue adjustment .........................................................    (934)
   Health authorities and hospital societies--adjustment to deferred contributions and employee leave accrual ......     (22)
   School districts inclusion of school-generated funds, deferred revenue adjustment and prior year correction .....      (9)
   British Columbia Housing Management Commission--adjustment for project revenue ..................................      (9)
   British Columbia Buildings Corporation--adjustment for deferred revenue .........................................     (26)
   Inclusion of the Leading Edge Endowment Fund Society as part of the government reporting entity .................      51
   British Columbia Hydro and Power Authority restatement regarding asset retirement obligation ....................     229
   Other miscellaneous adjustments .................................................................................      10
                                                                                                                       -----
   Total ...........................................................................................................    (710)
                                                                                                                       =====

     (3) In fiscal 2004/05, adjustments were made to the opening deficit for 2004/05 for the following items:

   Natural resources bonus bid deferred revenue adjustment .........................................................  (1,278)
   Inclusion of debt and related trusts previously considered defeased in debt report ..............................      38
   Social services tax accrual adjustment ..........................................................................      23
   Health authorities and hospital societies--adjustment to deferred contributions and employee leave accrual ......     (22)
   British Columbia Housing Management Commission--adjustment for project revenue ..................................     (15)
   British Columbia Buildings Corporation--adjustment for deferred revenue .........................................     (26)
   Inclusion of the Leading Edge Endowment Fund Society as part of the government reporting entity .................      52
   British Columbia Hydro and Power Authority restatement regarding asset retirement obligation ....................     242
   British Columbia Railway Company restatement regarding asset retirement obligations .............................     (10)
   Other miscellaneous adjustments .................................................................................      14
                                                                                                                       -----
   Total ...........................................................................................................    (982)
                                                                                                                       =====

     (4) During 2004/05, adjustments were made to the reported deficit figure for the 2003/04 fiscal as follows:

   Reported deficit for 2003/04 ....................................................................................  (1,339)
   Impact of SUCH sector inclusion as reported .....................................................................     337
   Natural resources bonus bid deferred revenue adjustment .........................................................    (344)
   Inclusion of debt and related trusts previously considered defeased in debt report ..............................      31
   Social services tax accrual adjustment ..........................................................................      23
   School districts inclusion of school-generated funds, deferred revenue adjustment and prior year correction .....      14
   British Columbia Housing Management Commission--adjustment for project revenue ..................................      (6)
   British Columbia Hydro and Power Authority restatement regarding asset retirement obligation ....................      13
   British Columbia Railway Company restatement regarding asset retirement obligations .............................     (10)
   Other miscellaneous adjustments .................................................................................       6
                                                                                                                      ------
   Total ...........................................................................................................  (1,275)
                                                                                                                      ======

                          PROVINCE OF BRITISH COLUMBIA                        57
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

26.  CONTINGENCIES AND COMMITMENTS

(a)  GUARANTEED DEBT

     Guaranteed debt as at March 31, 2005, totalled $142 million (2004: $156 million). These guarantees include amounts where indemnities have been made for explicit quantifiable loans. See Statement of Guaranteed Debt on page 79 for details.

(b)  CONTINGENT LIABILITIES

     LITIGATION

     The province is a defendant in legal actions and is involved in matters such as expropriation compensation disputes and tax assessment appeals. These matters may give rise to future liabilities.

     The province has the following contingent liabilities where the estimated or known claim is or exceeds $100,000, but the likelihood of payment is uncertain.

                                                                  In Millions
                                                                 2005     2004
                                                                 ----     ----
                                                                   $        $
Contract disputes ..............................................  126      130
Negligence and miscellaneous ...................................   16       13
Damage to persons or property ..................................   13       17
Property access disputes .......................................   11        9
Tax disputes ...................................................   10       18
Motor vehicle accidents ........................................    8        1
Expropriation disputes .........................................    3
Timber harvesting rights disputes ..............................             3
                                                                  ---      ---
                                                                  187      191
                                                                  ===      ===

     When it is determined it is likely a liability exists and the amount can be reasonably estimated, the amount is recorded as an accrued liability (see Note
13) and an expense. The accrued liability for litigation at March 31, 2005, was $59 million (2004: $61 million).

GUARANTEES AND INDEMNITIES

     The province also has contingent liabilities in the form of indemnities, indirect guarantees and outstanding claims for amounts that are not explicit or reasonably estimable at this time.

ENVIRONMENTAL CLEAN-UP

     The province is responsible for the environmental clean-up of numerous contaminated sites in the province. For those sites where the province has possession, a liability of $124 million (2004: $130 million) has been accrued based on preliminary environmental assessments. This liability is based on the minimum estimated clean-up costs for those sites where an estimate has been made and it has been determined the government is liable. Estimated clean-up costs, not already accrued for sites under evaluation, are approximately $24 million at March 31, 2005. In addition, the Ministry of Energy and Mines has determined possible net liabilities of $327 million for sites the province does not own. Many other sites remain to be evaluated; the future liability for all environmental clean-up costs is not currently determinable.

ABORIGINAL LAND CLAIMS

     Treaty negotiations between the province, Canada and First Nations commenced in 1994. The province anticipates these negotiations will result in modern-day treaties defining the boundaries and nature of First Nations treaty settlement lands. As of March 31, 2005, there were 44 treaty tables in various stages of negotiation, representing two-thirds of the aboriginal people in British Columbia.

58                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

26.  CONTINGENCIES AND COMMITMENTS--Continued

     When final treaty agreements are ratified, the provincial cost of treaties is recorded in the Public Accounts. Costs are amortized over the same period as the period of capital transfers established in final agreements.

     Four Agreements in Principle (AiPs) were signed in 2003/04, to add to the AiP signed with Sechelt in 1999. It is expected the capital transfer components in all AiPs will be entirely provided by Canada. The current commitments of provincial Crown land for all five tables are as follows:

(i)   Lheidli T'enneh, 3,140 hectares
(ii)  Maa-nulth, 22,003 hectares
(iii) Sliammon, 6,337 hectares
(iv)  Tsawwassen, 427 hectares
(v)   Sechelt, 933 hectares

     The parties at the Sechelt table are having informal discussions with the objective of returning to the table to conclude a Final Agreement based on the signed AiP. In addition, the Yekooche First Nation voted to accept its AiP in March 2005. The AiP contains a commitment of 5,950 hectares of provincial Crown land. Federal government acceptance is outstanding but anticipated shortly. Upon coming into effect, treaties will also trigger implementation costs and may result in compensation to third parties. Those costs are not determinable at this time.

     Eighty percent of funding for First Nations negotiation costs is in the form of loans from Canada and is repayable from treaty settlements. The province has committed to reimburse Canada 50% of any negotiation support loans that default along with 50% of the interest accrued. The earliest date at which the loans are expected to become due is 2011 and the amount of any provincial liability is not determinable at this time.

     Some First Nations have chosen not to negotiate through the formal British Columbia Treaty Commission process. Several First Nations have commenced litigation claiming aboriginal rights and/or title over their asserted Traditional Territories and/or challenging provincial approvals regarding resource allocation and extraction on those lands with respect to the adequacy of consultation and accommodation. The results of these actions are not determinable at this time.

CROWN CORPORATIONS, AGENCIES AND THE SCHOOL DISTRICTS, UNIVERSITIES, COLLEGES, INSTITUTES AND HEALTH AUTHORITIES (SUCH) SECTOR

     (i) The Insurance Corporation of British Columbia (ICBC) has settled some claims that require ICBC to provide claimants with periodic payments, usually for a lifetime. ICBC has purchased annuities to make these payments; however, if the annuities are insufficient, ICBC remains responsible. The gross amount of these settlements at December 31, 2004, was approximately $817 million (2003: $777 million).

     (ii) The BC Transportation Financing Authority has contingent liabilities of $91 million remaining after deducting the estimated settlement expense currently accrued from gross claims outstanding for capital projects.

     (iii) Powerex, a wholly owned subsidiary of the British Columbia Hydro and Power Authority, has been named as a defendant in a number of lawsuits regarding alleged market manipulation of energy prices in the California wholesale electricity markets. Estimates of claims against all market participants could reach several billion US dollars. Management cannot predict the outcome of the various claims; however, Powerex states the terms of its sales were just and reasonable.

     (iv) The University of British Columbia (UBC) is involved in arbitration proceedings for a $300 million claim against UBC regarding a research project. Management cannot determine the outcome of the claim; however, they represent that the claim is unfounded.

     (v) The BC Pavilion Corporation and predecessor property owners remain liable for environmental and reclamation obligations for known hazards that exist at various owned facilities. Management is actively monitoring and mitigating these hazards. Management is not aware of any existing environmental problems related to its facilities that may result in material liability to the BC Pavilion Corporation.

                          PROVINCE OF BRITISH COLUMBIA                        59
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued


26.  CONTINGENCIES AND COMMITMENTS--Continued

     (vi) The British Columbia Railway Corporation (BCRC) and BCR Properties Ltd. completed a transaction with Canadian National Railway Company
          (CN) on July 14, 2004 (see Note 33). As a result of the transaction, the province and BCRC have provided commercial indemnities to CN with respect to the transaction and indemnities related to income tax attributes of BC Rail Ltd. and BC Rail Partnership at closing. The maximum present value (calculated at 9%) of amounts payable under the tax indemnities related to income tax attributes is $366 million. These indemnities remain in effect until 90 days after the last date on which a tax assessment or reassessment can be issued in respect of the income tax attributes.
               The maximum payable under the commercial indemnities--not related to income tax attributes--is limited to $263 million. There are certain other specific indemnities (including certain environmental indemnities and matters unrelated to the industrial freight rail business) for which there are no limits on the amounts payable thereunder.
               The province and BCRC believe it is unlikely that the province or BCRC will ultimately be held liable for any amounts under the commercial and tax indemnities other than the payment of $490,000 which was identified, except for the amount, prior to the transaction's financial close.

(c)  COMMITMENTS

     The government has ongoing operational and capital commitments to fund a variety of programs for public welfare including health, education, social services, protection of persons and property, and management of natural resources. Any significant non-operating commitments costing more than $50 million are detailed in this note.

     2010 WINTER OLYMPICS

     On July 2, 2003, the International Olympic Committee selected Vancouver to host the 2010 Olympic and Paralympic Winter Games (the Games). A comprehensive Multi-Party Agreement (MPA) between Canada, British Columbia, the City of Vancouver, the Resort Municipality of Whistler, the Canadian Olympic Committee, the Canadian Paralympic Committee, and the Vancouver 2010 Organizing Committee was signed November 14, 2002. This agreement establishes the roles and relationships of all the parties, the contractual arrangements, financial contributions, legal responsibilities, and the sport legacies of the Games. On September 30, 2003, the Vancouver Organizing Committee for the 2010 Olympic and Paralympic Winter Games (VANOC) was incorporated. The province has the power to appoint three of the 20 board members. VANOC's mandate is to plan, organize, finance and stage the Games.

     The province has established a commitment of $600 million for the Games. The MPA outlines the province's obligations for the Games. The obligations include: medical services for the Games; sharing security costs with the government of Canada; providing one-half of the costs for the venues; and providing $55 million to the Legacy Endowment Fund. The province spent $31 million (2004: $109 million) for a total to date of $140 million toward its commitment of $600 million. In addition, the province has guaranteed any potential financial shortfall that may be incurred by VANOC as a result of staging the Games. A shortfall is not anticipated at this time. More information about the 2010 Olympic Games may be found at the 2010 Olympic Games website: www.vancouver2010.com.

     The province has also agreed to upgrade the Sea-to-Sky Highway and has estimated the capital cost for this to be $600 million in 2002 dollars. The province spent $50 million [$47 million in 2002 dollars] (2004: $17 million [$16 million in 2002 dollars]) for a total to date of $67 million [$63 million in 2002 dollars] towards its commitment of $600 million in 2002 dollars.

     CROWN CORPORATIONS, AGENCIES AND THE SUCH SECTOR

     The province has committed to the construction of the $571 million expansion to the Vancouver Convention Centre and other shared upgrades to adjacent facilities. The cost is to be shared by the province ($230 million), the government of Canada ($223 million) and Tourism Vancouver ($90 million). It is expected the difference between cost and contributions will be generated from increased revenues.

60                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

26.  CONTINGENCIES AND COMMITMENTS--Continued

     The BC Transportation Financing Authority has a number of general commitments outstanding for ongoing infrastructure projects. The approved capital program for 2005/06 is $519 million.

     During the year, the government has entered into a number of multiple-year agreements for the delivery of services and the construction of assets.

     ALTERNATIVE SERVICE DELIVERY AGREEMENTS

     (i) Delivery of the Medical Services Plan and PharmaCare services with a ten-year agreement. The province has a five-year renewal option. The ten-year contractual obligation under this agreement is approximately $324 million. This amount is made up of transition costs and ten-year fee payments.

     (ii) Delivery of corporate human resources and payroll services with a ten-year agreement. The province has a five-year renewal option. The ten-year contractual obligation under this agreement is approximately $170 million. The payments under this agreement are subject to adjustments for inflation.

     (iii) Delivery of revenue collection services with a ten-year agreement. The province has a five-year renewal option. The ten-year base contractual obligation under this agreement is $301 million. The province has also agreed to share the financial benefits arising from the agreement. The base payments under this agreement are subject to adjustments for inflation.

     (iv) Delivery of corporate information technology services with a ten-year agreement. The province has a two-year renewal option as well as a one-year transition option. The ten-year contractual obligation under this agreement is approximately $300 million. The payments under this agreement are subject to adjustments for inflation.


     PUBLIC PRIVATE PARTNERSHIP AGREEMENTS

     (i) The design, finance, construction and maintenance of a regional hospital and cancer centre in Abbotsford at a capital cost of approximately $355 million. The Fraser Valley Regional Hospital District is contributing a total of $71 million to the construction cost. The private sector partner will advance the remainder of the cost. The agreement terminates in 2038. Capital, facilities management and maintenance payments under the concession agreement will commence once substantial completion has been achieved, which is expected to be in 2008. The first and subsequent years' payments will be $40.8 million, excluding any bonuses or penalties, and future payments will be adjusted for inflation.

     (ii) The design, finance, construction and maintenance of an academic ambulatory care facility at Vancouver General Hospital at a capital cost of approximately $95 million. The agreement terminates in approximately 2036. Capital, facilities management and maintenance payments under the concession agreement are expected to commence once substantial completion has been achieved, which is expected to be in 2006. The first and subsequent years' payments will be $5.2 million, excluding penalties, and future payments will be adjusted for inflation.

     (iii) The design, finance, construction and operation of a water treatment plant at the Britannia mine site. The agreement terminates in approximately 2026. Payments under the concession agreement are expected to commence in 2005. Payment amounts are as follows:
          2005--$2.8 million; 2006--$2.8 million; 2007--$2.9 million; 2008--$2.9 million; 2009--$2.9 million; subsequent 15 years--$47.7 million. These payments are subject to performance penalties and adjustments for inflation.

                          PROVINCE OF BRITISH COLUMBIA                        61
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

27.  REVENUE
                                                                 In Millions
                                                                2005     2004
                                                               ------   ------
TAXATION REVENUE INCLUDES                                         $        $
Personal income ............................................... 5,050    4,877
Corporate income .............................................. 1,255      775
Social service ................................................ 4,156    4,024
Property ...................................................... 1,661    1,576
Other ......................................................... 2,795    2,578
                                                               ------   ------
                                                               14,917   13,830
                                                               ======   ======

     See notes at the end of the Schedule of Net Revenue by Source on page 92 for additional information on taxation revenue.

28.  EXPENSE
                                                                 In Millions
                                                                2005     2004
                                                               ------   ------
INTEREST EXPENSE BY FUNCTION                                       $        $
Health(1)....................................................     171      168
Education(1).................................................     511      526
Interest(2)..................................................   1,472    1,572
Transportation(1)............................................     140      159
                                                               ------   ------
                                                                2,294    2,425
                                                               ======   ======

                                                                 In Millions
                                                                2005     2004
                                                               ------   ------
TOTAL EXPENSE BY GROUP ACCOUNT CLASSIFICATION                     $        $
Salaries and benefits ........................................ 12,114   12,450
Government transfers .........................................  7,741    7,124
Operating costs ..............................................  6,659    6,320
Interest(2) ..................................................  2,294    2,425
Amortization .................................................  1,324    1,274
Other ........................................................    526      619
                                                               ------   ------
                                                               30,658   30,212
                                                               ======   ======
----------

     (1) Represents interest expense related to prepaid capital advances paid by the province to health, education, and transportation organizations for capital projects.
     (2) Includes foreign exchange gain amortization of $33 million (2004: gain amortization of $19 million).

62                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued


29.  VALUATION ALLOWANCES
                                                                 In Millions
                                                                2005     2004
                                                               ------   ------
                                                                  $        $
Accounts receivable..........................................    171      165
Loans, advances and mortgages receivable.....................     41       41
Investments..................................................      5        8
Tangible capital assets......................................      6       27
                                                               ------   ------
                                                                 223      241
                                                               ======   ======

     These amounts are included in "Other" of "Total expense by Group Account Classification" in Note 28, and represent the write-down of assets and liabilities in the above Statement of Financial Position categories.

30.  COMPARISON TO ESTIMATES

     The Estimates numbers on the Statement of Operations are based on the Estimated Statement of Operation on page 4 of the Estimates, Fiscal Year Ending March 31, 2005 with certain adjustments to provide a proper comparison of Estimates to 2005 actuals.

                          PROVINCE OF BRITISH COLUMBIA                        63
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

30.  COMPARISON TO ESTIMATES--Continued

     The following table shows the adjustments to conform to 2005 actuals.

                                                                                        In Millions

                                                                       Reclassify         Reclassify   Defeasance
                                                      Original           Health               Post        Trust       Restated
                                                     Estimates         Authority           Secondary   Earnings/      Estimates
                                                      2004/05(1)       Revenue(2)           Revenue(3)   Costs(4)      2004/05
                                                      -------           -------            ---------     -----         -------
                                                         $                 $                   $           $               $
Taxation ............................................  14,185                                                           14,185
Contributions from the federal government ...........   4,346                                                            4,346
Fees and licences ...................................   3,754              (226)               50                        3,578
Natural resources ...................................   3,432                                                            3,432
Net earnings of self-supported Crown corporations
   and agencies .....................................   2,072                                                            2,072
Miscellaneous .......................................   1,814               226               (50)                       1,990
Investment earnings .................................     826                                               63             889
                                                       ------             -----             -----        -----          ------
                                                       30,429                 0                 0           63          30,492
                                                       ------             -----             -----        -----          ------
Health ..............................................  11,787                                                           11,787
Education ...........................................   8,788                                                            8,788
Social services .....................................   2,678                                                            2,678
Interest ............................................   1,598                                               63           1,661
Natural resources and economic development ..........   1,321                                                            1,321
Transportation ......................................   1,265                                                            1,265
Protection of persons and property ..................   1,166                                                            1,166
Other ...............................................   1,148                                                            1,148
General government ..................................     478                                                              478
                                                       ------             -----             -----        -----          ------
                                                       30,229                 0                 0           63          30,292
                                                       ------             -----             -----        -----          ------
Surplus (deficit) for the year--before unusual items.     200                                                              200
Forecast allowance ..................................    (100)                                                            (100)
                                                       ------             -----             -----        -----          ------
                                                          100                 0                 0            0             100
                                                       ======             =====             =====        =====          ======

-------

     (1) Per page 4 of the 2004/05 Estimates.

     (2) Reclassification of certain health authority revenue sources to more closely align them in accordance with their nature.

     (3) Reclassification of certain post-secondary institute revenue sources to more closely align them in accordance with their nature.

     (4) To recognize interest costs and associated investment earnings related to recognition of debt previously considered defeased and excluded from the financial statements.

64                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

30.  COMPARISON TO ESTIMATES--Continued

     During the 2004/05 fiscal year, the Legislative Assembly approved eleven Supplementary Estimates totalling $1,152 million. The Supplementary Estimates provided information and authorization to support $454 million of priority spending, $550 million for a grant to BC Transportation Financing Authority (there is no bottom line impact as a result of this transfer) and $148 million in spending relating to additional federal health care contributions. These Supplementary Estimates were not included in the above Estimates numbers.

                                                                                                                       In Millions
                                                                                                                       -----------
                                                                                                                            $
Additional funding for Ministry of Community, Aboriginal and Women's Services to be used for
   infrastructure grants to local governments (Other function) .......................................................      26
Additional funding to establish a trust to enhance the financial and managerial capacity of arts and culture organizations, to provide funding to local organizations for infrastructure projects, to provide funding for provincial spending under the
   Western Economic Partnership Agreement, and to provide a grant to LegaciesNow to expand and accelerate its work in sport development (Natural resource
   function: $69 million, Other function: $40 million) ...............................................................     109
Additional funding to mitigate adverse financial impacts of the FORESTRY REVITALIZATION ACT and address the reforestation of large areas of land devastated by wildfires and the mountain pine beetle epidemic
   (Natural resource function) .......................................................................................     113
Additional funding to support higher than expected costs of crop insurance, the impact of bovine spongiform encephalopathy (BSE) and avian flu and to further strengthen key areas of the
   agricultural sector (Natural resource function) ...................................................................      27
Additional funding needed to collect, interpret and publish geosciences data to promote investment in
   resource and development (Natural resource function) ..............................................................      25
Additional funding to Ministry of Community, Aboriginal and Women's Services to fund historical
   infrastructure deficits in municipalities in North East British Columbia (Other function) .........................      40
Additional funding for research in mental health (Education function) ................................................      10
Additional funding for Olympic venues and activities in support of sport and culture (Other function) ................      40
Additional funding for assistance to persons with disabilities, for a one-time grant as part of the province's commitment to adding 215 RCMP officers to British Columbia's communities, for marketing services to tourism operators, for tourism infrastructure, for recording the provincial liability for known costs of remediating specific contaminated sites, and for reflecting water rental remissions granted to British Columbia Hydro and Power Authority to offset licence restrictions resulting from water use plans, for a contribution to the Habitat Conservation Trust and to provide funding to post-secondary institutions for conservation research (Social service function: $10 million,
   Protection of persons and property function: $3 million, Natural resources function: $51 million) .................      64
                                                                                                                         -----
TOTAL PRIORITY
INITIATIVES...........................................................................................................     454
One-time capital assistance grant to the BC Transportation Financing Authority in support of capital
   investments under the 10-year Transportation Investment Plan (Transportation function) ............................     550
New federal funding for health care ($131 million from the 2003 First Ministers' Accord on Health
   Care Renewal and $17 million from the new 2004 Public Health and Immunization Trust) (Health function) ............     148
                                                                                                                         -----
TOTAL SUPPLEMENTARY ESTIMATES ........................................................................................   1,152
                                                                                                                         =====

                          PROVINCE OF BRITISH COLUMBIA                        65
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued


31.  TRUSTS UNDER ADMINISTRATION

                                                                                                            In Millions
                                                                                                           2005      2004
                                                                                                           ----      ----
                                                                                                             $         $
Public Trustee and Official Administrators
    --administered by government officials .............................................................    548       530
Supreme and provincial court (Suitors' Funds)
    --administered by the Courts .......................................................................     31        32
Credit Union Deposit Insurance Corporation of B.C.
    --administered by various government officials and a non-government
      investment corporation ...........................................................................    123       117
Other trust funds
    --administered by various government officials .....................................................     80        68
                                                                                                            ---       ---
                                                                                                            782       747
                                                                                                            ===       ===

32.  WORKERS' COMPENSATION BOARD OF BRITISH COLUMBIA

     Workers' Compensation Board (WCB) administers the WORKERS' COMPENSATION ACT. Its main functions are promotion of occupational health and safety, compensation for occupational injury, death or disease, and rehabilitation of injured workers. WCB collects funds necessary for its operations from employers covered under the Act and operates similar to a trust. It is excluded from the government reporting entity. The audited financial statements of WCB at December 31st reflect the following financial information:

                                                 In Millions
                                         December 31,     December 31,
                                             2005             2004
                                         ------------     ------------
                                               $                $
Assets .................................     9,851            8,481
Liabilities ............................     8,613            8,473
                                             -----            -----
NET EQUITY .............................     1,238                8
                                             =====            =====

                                                 In Millions
                                         December 31,     December 31,
                                             2005             2004
                                         ------------     ------------
                                               $                $
Revenue ................................     2,021            1,573
Expense ................................     1,351            1,419
                                             -----            -----
SURPLUS (DEFICIT) ......................       670              154
                                             =====            =====

66                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

33.  SIGNIFICANT EVENTS

     BRITISH COLUMBIA RAILWAY COMPANY (BCRC) OPERATIONS

     On July 14, 2004, BCRC and BCR Properties Ltd. completed a transaction with Canadian National Railway Company (CN) pursuant to an agreement signed between the parties on November 25, 2003 (the "BC Rail/CN Transaction"). Under the terms of the BC Rail/CN Transaction agreement, CN assumed BCRC's industrial freight railway business by purchasing the shares of BC Rail Ltd., the partnership interests of BC Rail Partnership, and railcars from a related entity (collectively "BC Rail") for cash proceeds of $1.0 billion. The gain on the BC Rail/CN Transaction is $199 million, calculated as follows:

                                                                                                   In Millions
                                                                                                   -----------
                                                                                                        $
Proceeds ........................................................................................     1,000
Disposition costs ...............................................................................       (19)
                                                                                                      -----
                                                                                                        981
Net assets of BC Rail transferred to CN (including cash assumed by CN) ..........................      (782)
                                                                                                      -----
Gain on BC Rail/CN Transaction ..................................................................       199
                                                                                                      =====


     The proceeds from the BC Rail/CN Transaction were used to repay all outstanding debt due to the province at a cost of $510 million. The province, however, still retains the associated external debt and, as a result, the debt has been reclassified as taxpayer-supported debt. The proceeds were also used to pay a $443 million dividend to the province. The balance was retained by BCRC to pay transaction costs and fund future corporate requirements.

     Prior to the BC Rail/CN Transaction, BCRC and BC Rail Partnership entered into a Revitalization Agreement, under which BC Rail Partnership leased the railbed and related infrastructure from BCRC under a long-term lease. BC Rail Partnership prepaid all lease payments under the Revitalization Agreement. The lease of certain items included in railbed assets is being accounted for as an operating lease. Assets under the operating lease include land, grade, ballast and track laying and surfacing. The remaining railbed assets and track infrastructure have been treated as a capital lease. CN assumed responsibility for the Revitalization Agreement as part of the BC Rail/CN Transaction.

     The Revitalization Agreement has an initial term of 60 years and gives CN the option to renew the lease for an additional 30 years at no cost to CN, and allows for further extensions to the term of the Revitalization Agreement should BCRC not exercise its option to repurchase the rail operations. The maximum term of the Revitalization Agreement is 990 years.

     The BC Rail net operating income for the 106 days ending July 14, 2004 was $16 million ($86 million for the year ending March 31, 2004).

     The province and BCRC have provided indemnities to CN with respect to the BC Rail/CN Transaction (see Note 26).

34.  COMPARATIVES

     The comparative figures for the previous year have been restated to conform with the current year's presentation and for inclusion of school districts, universities, colleges, institutes and health authorities in the government reporting entity. Debt has been grossed up to include defeased debt and interest has been grossed up to include interest funded by sinking fund revenue. Sinking funds are reported as financial assets, and sinking fund earnings are included in investment earnings. Natural resource revenue and deferred revenue has been restated for a change in bid revenue recognition. (See Note 1(e)).

                          PROVINCE OF BRITISH COLUMBIA                        67
                             PUBLIC ACCOUNTS 2004/05

                      NOTES TO SUMMARY FINANCIAL STATEMENTS
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

35.  RESTRUCTURING EXIT EXPENSE

     There was no restructuring exit expense in 2005. The reported restructuring exit expense of $123 million for 2004 does not include an additional recovery in 2004 of ($16) million for restructuring exit expenses of government organizations that were consolidated using the modified equity basis--expenses of $8 million for British Columbia Hydro and Power Authority, recoveries of ($25) million for the British Columbia Liquor Distribution Branch, and expenses of $1 million for the British Columbia Lottery Corporation.

                                                                                       In Millions
                                                                                      2005     2004
                                                                                      ----     ----
                                                                                        $        $
RESTRUCTURING EXIT EXPENSE BY FUNCTION
Health ............................................................................              11
Education .........................................................................               1
Social services ...................................................................              22
Protection of persons and property ................................................              17
Transportation ....................................................................               5
Natural resources .................................................................              25
Other .............................................................................              13
General government ................................................................              29
                                                                                       ---      ---
                                                                                         0      123
                                                                                       ===      ===
RESTRUCTURING EXIT EXPENSE BY GROUP ACCOUNT CLASSIFICATION
Government transfers ..............................................................               3
Operating costs ...................................................................              38
Salaries and benefits .............................................................              78
Other .............................................................................               4
                                                                                       ---      ---
                                                                                         0      123
                                                                                       ===      ===

                          PROVINCE OF BRITISH COLUMBIA                        69
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                                REPORTING ENTITY
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005

               TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                           (GOVERNMENT ORGANIZATIONS)
                        RECORDED ON A CONSOLIDATED BASIS

CONSOLIDATED REVENUE FUND(1)

HEALTH SECTOR
        Bella Coola General Hospital(2)
        Canadian Blood Services(3)
        Forensic Psychiatric Services Commission(4)
        Fraser Health Authority(2)
        Interior Health Authority(2)
        Louis Brier Home and Hospital(2)
        Menno Hospital(2)
        Mount St. Mary Hospital(2)
        Nisga'a Valley Health Board(2)
        Northern Health Authority(2)
        Providence Health Care(2)
        Provincial Health Services Authority(2)
        R.W. Large Memorial Hospital(2)
        St. Joseph's General Hospital(2)
        St. Michael's Centre(2)
        Vancouver Coastal Health Authority(2)
        Vancouver Island Health Authority(2)
        Wrinch Memorial Hospital(2)

EDUCATION SECTOR
        British Columbia Institute of Technology(2)
        British Columbia Open University(2)
        Camosun College(2)
        Capilano College(2)
        College of New Caledonia(2)
        College of the Rockies(2)
        Douglas College(2)
        Emily Carr Institute of Art and Design(2)
        Industry Training Authority
        Institute of Indigenous Government(2)
        Justice Institute of British Columbia(2)
        Kwantlen University College(2)
        Langara College(2)
        Leading Edge Endowment Fund Society(2)
        Malaspina University-College(2)
        Nicola Valley Institute of Technology(2)
        North Island College(2)
        Northern Lights College(2)
        Northwest Community College(2)
        Okanagan University College(2)
        Open Learning Agency(2)
        Private Career Training Institutions Agency(5)
        Royal Roads University(2)
        School Districts (all)(2)
        Selkirk College(2)
        Simon Fraser University(2)

70                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                                REPORTING ENTITY
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

               TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                           (GOVERNMENT ORGANIZATIONS)
                        RECORDED ON A CONSOLIDATED BASIS

        The University College of the Cariboo(2)
        The University of British Columbia(2)
        University College of the Fraser Valley(2)
        University of Northern British Columbia(2)
        University of Victoria(2)
        Vancouver Community College(2)

NATURAL RESOURCES AND ECONOMIC DEVELOPMENT SECTOR
        552513 BC Ltd
        BC Immigrant Investment Fund Ltd
        B.C. Pavilion Corporation
        British Columbia Enterprise Corporation
        Columbia Basin Trust
        Creston Valley Wildlife Management Authority Trust Fund
        Discovery Enterprises Inc
        Forestry Innovation Investment Ltd
        Innovation and Science Council of British Columbia
        Land and Water British Columbia Inc
        Oil and Gas Commission
        Partnerships British Columbia Inc
        Tourism British Columbia
        Vancouver Convention Centre Expansion Project
        Vancouver Trade and Convention Centre Authority

TRANSPORTATION SECTOR
        BC Transportation Financing Authority
        British Columbia Transit
        Rapid Transit Project 2000 Ltd

PROTECTION OF PERSONS AND PROPERTY
        British Columbia Securities Commission
        Organized Crime Agency of British Columbia Society

SOCIAL SERVICES SECTOR
        B.C. Community Financial Services Corporation(6)
        Interim Authority for Community Living British Columbia
        Legal Services Society

                          PROVINCE OF BRITISH COLUMBIA                        71
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                                REPORTING ENTITY
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued

               TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                           (GOVERNMENT ORGANIZATIONS)
                        RECORDED ON A CONSOLIDATED BASIS

OTHER SECTOR
        BC Games Society
        British Columbia Arts Council
        British Columbia Assessment Authority
        British Columbia Buildings Corporation
        British Columbia Housing Management Commission
        First Peoples' Heritage, Language and Culture Council
        Homeowner Protection Office
        Provincial Rental Housing Corporation
        The Royal British Columbia Museum Corporation

                 SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                            (GOVERNMENT ENTERPRISES)
                      RECORDED ON A MODIFIED EQUITY BASIS

        BCIF Management Ltd
        British Columbia Hydro and Power Authority
        British Columbia Liquor Distribution Branch
        British Columbia Lottery Corporation
        British Columbia Railway Company
        Columbia Power Corporation
        Insurance Corporation of British Columbia
        Provincial Capital Commission

-------
     (1) The Consolidated Revenue Fund has been allocated to the appropriate sector on the Statement of Financial Position by Sector (page 72) and Operations by Sector (page 74).

     (2) These organizations are included in the government reporting entity this fiscal year on a retroactive basis, but were previously not included.

     (3) This organization reflects a government partnership amongst Canadian provinces and is proportionally consolidated based upon the province's share (14.67%) of the total provincial contributions to the partnership.

     (4) This organization reports to the Provincial Health Services Authority, which is included in the government reporting entity this fiscal year.

     (5) This organization changed its name during the current year. It was formerly known as Private Post-Secondary Education Commission.

     (6) These organizations wound up operations during the fiscal year.

72                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                   STATEMENT OF FINANCIAL POSITION BY SECTOR
                             AS AT MARCH 31, 2005



                                                                         In Millions
                                                              Debt                                        General
                                            Educa-   Social   Servic-         Transpor-  NR and            Govern-   Adjust-
                                    Health   tion   Services   ing(1)  PPP(2)   tation    ED(3)  Other(4)  ment(5)   ments(6) Total
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------   -------- -----
FINANCIAL ASSETS                      $       $        $        $      $        $           $        $        $         $       $
Cash and temporary investments.....  1,011  1,461       (4)      574     (10)      208      295      65      (32)              3,568
Accounts receivable................    225    205       60       318     107        21      598      44    1,112        (57)   2,633
Inventories for resale.............      1     31                          7                 11      19        9                  78
Due from the Province of British
   Columbia........................                                                 34        4       1                 (39)
Due from other governments.........     81     96       10                38        28       72      58      267                 650
Due from self-supported Crown
   corporations and agencies.......                                                         365              179                 544
Equity in self-supported Crown
corporations and agencies..........                                    1,017       107    2,080      15                        3,219
Loans, advances and mortgages
   receivable......................      2    433        1                 5                 84      77      170         (2)     770
Other investments..................    199  1,329                 18                76      354      36                 (11)   2,001
Sinking fund investments...........            69              4,453               329              208                (543)   4,516
Loans for purchase of assets,
  recoverable from agencies........                            9,831                                                 (2,930)   6,901
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------   -------- ------
                                     1,519  3,624       67    15,194   1,164       803    3,863     523    1,705     (3,582)  24,880
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------   -------- ------

                          PROVINCE OF BRITISH COLUMBIA                        73
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                   STATEMENT OF FINANCIAL POSITION BY SECTOR
                         AS AT MARCH 31, 2005--Continued



                                                                         In Millions
                                                              Debt                                        General
                                            Educa-   Social   Servic-         Transpor-  NR and            Govern-   Adjust-
                                    Health   tion   Services   ing(1)  PPP(2)   tation    ED(3)  Other(4)  ment(5)   ments(6) Total
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
LIABILITIES                           $       $        $        $      $        $           $        $        $         $       $

Accounts payable and accrued
   liabilities....................   1,781     872      137      741     200      286      740       251      610      (81)   5,537
Due to other governments..........      45      14        7               63                 4         1      757               891
Due to Crown corporations,
   agencies, funds................       3                                                   2        98       54       (5)     152
Due to the Province of
   British Columbia...............                                                           3         2                (5)
Deferred revenue..................     950     999        1      156     241      161    1,481       133    1,164      (30)   5,256
Unfunded pension liabilities......                                                                              3                 3
Taxpayer-supported debt...........     140     546        3   31,155       4    2,884      151       610       17   (3,478)  32,032
Self-supported debt...............                             7,889                                                          7,889
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
                                     2,919   2,431      148   39,941     508    3,331    2,381     1,095    2,605   (3,599)  51,760
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
Net liabilities...................  (1,400)  1,193      (81) (24,747)    656   (2,528)   1,482      (572)    (900)      17  (26,880)
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
NON-FINANCIAL ASSETS
Tangible capital assets...........   3,355   9,107       33               57    8,619      785     1,004      166       (9)  23,117
Prepaid capital advances..........              27                                                                     (27)
Prepaid program costs.............     143      22        2                5        6      262        14        8               462
Other assets......................       1       4                98      19       19        9         1                        151
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
                                     3,499   9,160       35       98      81    8,644    1,056     1,019      174      (36)  23,730
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
ACCUMULATED SURPLUS (DEFICIT).....   2,099  10,353      (46) (24,649)    737    6,116    2,538       447     (726)     (19)  (3,150)
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------

--------

     (1) Debt servicing represents the financial impacts of activities related to management of the public debt.

     (2) Protection of persons and property.

     (3) Natural resources and economic development.

     (4) Includes housing, recreation and culture, and other activities which cannot be allocated to the specific sectors.

     (5) Includes the legislature, tax collection and administration, Canada Health and Social Transfer and Equalization transfers from the federal government, liquor and gaming profits, general administration and central agency services such as accounting, auditing, budgeting, insurance and risk management to all sectors.

     (6) Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors.

74                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                       STATEMENT OF OPERATIONS BY SECTOR
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005



                                                                         In Millions
                                                              Debt                                        General
                                            Educa-   Social   Servic-         Transpor-  NR and            Govern-   Adjust-
                                    Health   tion   Services   ing(1)  PPP(2)   tation    ED(3)  Other(4)  ment(5)   ments(6) Total
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
REVENUE                               $       $        $        $      $        $           $        $        $         $       $
Taxation..........................                                                 458       26       62   14,371             14,917
Contributions from the federal
   government.....................      76     397       49               111       24       38      140    4,396              5,231
Fees and licences.................   1,690     965        1               596       95      189       38       56        (9)   3,621
Natural resources.................                                                        3,973                                3,973
Contributions from the provincial
  government/self-supported
  Crown corporations
  and agencies....................      24      81        3               399      185      266      308    1,589      (443)   2,412
Miscellaneous.....................     603   1,031       48        1      174       28      144      213       98       (94)   2,246
Investment earnings...............      59     128        3      765        1       42       21       15        7      (208)     833
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
TOTAL REVENUE.....................   2,452   2,602      104      766    1,281      832    4,657      776   20,517      (754)  33,233
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------

                          PROVINCE OF BRITISH COLUMBIA                        75
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                       STATEMENT OF OPERATIONS BY SECTOR
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued



                                                                         In Millions
                                                              Debt                                        General
                                            Educa-   Social   Servic-         Transpor-  NR and            Govern-   Adjust-
                                    Health   tion   Services   ing(1)  PPP(2)   tation    ED(3)  Other(4)  ment(5)   ments(6) Total
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
EXPENSE                               $       $        $        $      $        $           $        $        $         $       $

Salaries and benefits.............   4,446   5,826      331               510     122      445      127       307            12,114
Government transfers..............   3,162     575    2,151               412     349      482      721        17     (128)   7,741
Operating costs...................   3,502   1,452      194               275     485      601      420        41     (311)   6,659
Interest..........................     179     545             1,438              299       (2)      42               (207)   2,294
Amortization......................     336     477       10                19     359       30       42        49        2    1,324
Other.............................     120     189       20                19      21      124       22        98      (87)     526
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
Operating expense.................  11,745   9,064    2,706    1,438    1,235   1,635    1,680    1,374       512     (731)  30,658
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
SURPLUS (DEFICIT) FOR THE
    YEAR 2004/05..................  (9,293) (6,462)  (2,602)    (672)      46    (803)   2,977     (598)   20,005      (23)   2,575
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
SURPLUS (DEFICIT) FOR THE
    YEAR 2003/04..................  (9,145) (6,395)  (2,735)    (731     (321)   (755)   2,225     (492)   17,037       37   (1,275)
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------
                                    ------  ------  --------  -------  ------ ---------  ------  -------- --------  -------  -------

--------

     (1) Debt servicing represents the financial impacts of activities related to management of the public debt.

     (2) Protection of persons and property.

     (3) Natural resources and economic development.

     (4) Includes housing, recreation and culture, and other activities which cannot be allocated to the specific sectors.

     (5) Includes the legislature, tax collection and administration, Canadian Health and Social Transfer and Equalization transfers from the federal government, liquor and gaming profits, general administration and central agency services such as accounting, auditing, budgeting, insurance and risk management to all sectors.

     (6) Represents sectoral adjustments to conform to government accounting policies and to eliminate transactions between sectors.

76                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                         STATEMENT OF FINANCIAL POSITION
               FOR SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                              AS AT MARCH 31, 2005


                                                                         In Millions

                                                                            Transpor-                Natural       2005      2004
                                    Utility(1)    Insurance(2)  Liquor(1)   tation(4)  Finance(5)  Resources(6)    Total     Total
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
ASSETS                                  $              $            $           $           $           $            $         $

Cash and temporary investments....        80           7,176                     68        111           3          7,438      6,690
Accounts receivable...............       407             154        64                      55                        680        647
Inventories.......................        92                        69           23          5                        189        198
Sinking fund investments..........       948                                                                          948        981
Long term investments.............        62              37                                                           99        119
Tangible capital assets...........    10,223              85        18          340        112          15         10,793     11,237
Other assets......................       651             153         3           91          5                        903        776
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
                                      12,463           7,605       154          522        288          18         21,050     20,648
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------

LIABILITIES

Accounts payable and accrued
   liabilities....................     1,014           5,124       148          133        109                      6,528      6,243
Deferred revenue..................     1,264           1,464                    282                      3          3,013      2,533
Due to the Province of
   British Columbia...............       365                                               179                        544        164
Long-term debt due to the
   Province of British Columbia...     7,612                                                                        7,612      8,348
Other long-term debt..............       128                         6                                                134        139
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
                                      10,383           6,588       154          415        288           3         17,831     17,427
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
EQUITY

Investment by the Consolidated
   Revenue Fund...................       296                                    107                                   403        554
Unremitted earnings--end of year..     1,784           1,017                                            15          2,816      2,667
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
                                       2,080           1,017                    107                     15          3,219      3,221
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
TOTAL LIABILITIES AND EQUITY......    12,463           7,605       154          522        288          18         21,050     20,648
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------

--------

     (1) British Columbia Hydro and Power Authority and Columbia Power Corporation.

     (2) Insurance Corporation of British Columbia.

     (3) British Columbia Liquor Distribution Branch.

     (4) British Columbia Railway Company.

     (5) British Columbia Lottery Corporation and BCIF Management Ltd.

     (6) Provincial Capital Commission.

     (7) British Columbia Hydro and Power Authority and British Columbia Railway Company had a change in accounting policy that addresses accounting and reporting for obligations associated with the retirement of long-lived assets. British Columbia Hydro and Power Authority also restated amounts for their mark to market gains/losses. Theses changes have resulted in assets increasing by $55 million, liabilities decreasing by $177 million and expenses decreasing by $3 million for 2003/04. These changes are made up of the following restatements: British Columbia Hydro and Power Authority assets increased by $32 million, liabilities decreased by $210 million, expenses decreased by $13 million; British Columbia Railway Company assets increased by $23 million, liabilities increased by $33 million and expenses increased by $10 million.

                          PROVINCE OF BRITISH COLUMBIA                        77
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                 SUMMARY OF RESULTS OF OPERATIONS AND STATEMENT
          OF EQUITY FOR SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005


                                                                         In Millions

                                                                            Transpor-                Natural       2005      2004
                                    Utility(1)    Insurance(2)  Liquor(1)   tation(4)  Finance(5)  Resources(6)    Total     Total
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
                                        $              $            $           $           $           $            $         $


Revenue...........................     3,897         3,448        2,159         371       2,029           3        11,907    11,028
Expense...........................     3,651         3,049        1,380         193       1,218           4         9,495     9,144
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
Net earnings of self-supported
   Crown corporations and
   agencies.......................       246           399          779         178         811          (1)        2,412     1,884
Contributions paid to the
   Consolidated Revenue Fund......      (341)                      (779)       (443)       (627)                   (2,190)   (1,356)
Adjustments to contributions(8)...                                              111        (184)                      (73)     (185)
Increase (decrease) in unremitted
   earnings in self-supported
   Crown corporations and
   agencies.......................       (95)          399                     (154)                     (1)          149       343
Unremitted earnings--beginning
   of year........................     1,637           618                      164                      16         2,435     2,095
Prior period adjustments..........       242                                    (10)                                  232       229
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
Unremitted earnings--end of year..     1,784         1,017                                               15         2,816     2,667
Investment by the Consolidated
   Revenue Fund...................       296                                    107                                   403       554
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
EQUITY IN SELF-SUPPORTED CROWN
   CORPORATIONS AND AGENCIES
   FOR THE YEAR...................     2,080         1,017            0         107          0           15         3,219      3,221
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------
                                    ----------    ------------  ---------   ---------  ----------  ------------  --------  ---------

--------

     (1) British Columbia Hydro and Power Authority and Columbia Power Corporation.

     (2) Insurance Corporation of British Columbia.

     (3) British Columbia Liquor Distribution Branch.

     (4) British Columbia Railway Company.

     (5) British Columbia Lottery Corporation and BCIF Management Ltd.

     (6) Provincial Capital Commission.

     (7) British Columbia Hydro and Power Authority and British Columbia Railway Company had a change in accounting policy that addresses accounting and reporting for obligations associated with the retirement of long-lived assets. British Columbia Hydro and Power Authority also restated amounts for their mark to market gains/losses. Theses changes have resulted in assets increasing by $55 million, liabilities decreasing by $177 million and expenses decreasing by $3 million for 2003/04. These changes are made up of the following restatements: British Columbia Hydro and Power Authority assets increased by $32 million, liabilities decreased by $210 million, expenses decreased by $13 million; British Columbia Railway Company assets increased by $23 million, liabilities increased by $33 million and expenses increased by $10 million.

     (8) The adjustments are for British Columbia Lottery Corporation transfers to charities and local governments, which is shown as a recovery by the Consolidated Revenue Fund, and for British Columbia Railway Company's adjustment to share capital for the amount paid to the Consolidated Revenue Fund in excess of retained earnings on the books of British Columbia Railway Company.

78                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                     STATEMENT OF TANGIBLE CAPITAL ASSETS(1)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005


                                                                         In Millions
                                    Land and
                                      Land                       Highway    Transpor-  Computer
                                    Improve-                      Infra-      tation   Hardware/                2005      2004
                                      ments        Buildings    structure   Equipment  Software     Other(3)    Total     Total
                                    ----------    ------------  ---------   ---------  ----------  --------   ---------  ---------
                                        $              $            $           $           $          $          $         $

HISTORICAL COST(2)
Opening cost......................     2,071         15,405       10,512       2,648      1,464      4,109      36,209     34,583
Additions.........................        89            955          513          21        283        461       2,322      2,045
Disposals and valuation
   adjustments....................       (39)          (173)         (13)        (14)      (110)      (185)       (534)      (419)
                                    ----------    ------------  ---------   ---------  ----------  --------   ---------  ---------
                                       2,121         16,187       11,012       2,655      1,637      4,385      37,997     36,209
                                    ----------    ------------  ---------   ---------  ----------  --------   ---------  ---------

ACCUMULATED AMORTIZATION
Opening balance...................       120          5,467        4,244         584        878      2,661      13,954     12,933
Amortization expense..............         9            404          298          56        216        341       1,324      1,274
Effect of disposals and
  valuation adjustments...........                     (135)          (2)        (12)       (96)      (153)       (398)      (253)
                                    ----------    ------------  ---------   ---------  ----------  --------   ---------  ---------
                                         129          5,736        4,540         628        998      2,849      14,880     13,954
                                    ----------    ------------  ---------   ---------  ----------  --------   ---------  ---------

NET BOOK VALUE FOR THE YEAR
  ENDED MARCH 31, 2005............     1,992         10,451        6,472       2,027        639      1,536      23,117
                                    ----------    ------------  ---------   ---------  ----------  --------   ---------
                                    ----------    ------------  ---------   ---------  ----------  --------   ---------

NET BOOK VALUE FOR THE YEAR
  ENDED MARCH 31, 2004............     1,951          9,938        6,268       2,064        586      1,448                 22,255
                                    ----------    ------------  ---------   ---------  ----------  --------              ---------
                                    ----------    ------------  ---------   ---------  ----------  --------              ---------

--------

     (1) This statement includes assets that are held on capital leases at March 31, 2005 at a net book value totalling $36 million (2004: $60 million) comprised of: heavy equipment $0 million (2004: $2 million); vehicles $26 million (2004: $32 million); computer hardware $4 million (2004: $4 million); buildings $3 million (2004: $21 million) and other assets $3 million (2004:
$1 million).

     (2) Historical cost includes work-in-progress at March 31, 2005 totalling $1,207 million (2004: $787 million) comprised of: buildings $780 million (2004: $529 million); land improvements $9 million (2004: $7 million); highway infrastructure $326 million (2004: $190 million); transportation equipment $2 million (2004: $1 million); computer hardware/software $87 million (2004: $59 million); and specialized equipment $3 million (2004: $1 million). Work-in-progress is not amortized.
Work-in-progress includes capitalized interest expense at March 31, 2005 totalling $7 million (2004: $4 million).

     (3) "Other" at net book value includes office furniture and equipment $448 million (2004: $419 million), machinery $837 million (2004: $770 million), miscellaneous $199 million (2004: $202 million)and vehicles $52 million (2004: $57 million).

                          PROVINCE OF BRITISH COLUMBIA                        79
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY FINANCIAL STATEMENTS
                        STATEMENT OF GUARANTEED DEBT(1)
                              AS AT MARCH 31, 2005


     Guaranteed debt represents debt of organizations that has been explicitly guaranteed or indemnified by the government under the authority of a statute as to net principal or redemption provisions. These organizations may include municipalities and other governments, private enterprises and individuals, and minority interests of provincial Crown corporations and agencies.

                                                               Net Outstanding
                                                                 In Millions
                                                               2005      2004
                                                             -------   -------
TAXPAYER-SUPPORTED GUARANTEED DEBT                              $         $

Municipalities and other local governments:
   MUNICIPAL ACT debentures................................       1         1
                                                             -------   -------
   Subtotal, municipalities and other local governments....       1         1
                                                             -------   -------

Government services:
   HOMEOWNER PROTECTION ACT loan guarantees................     102       104
                                                             -------   -------
   Subtotal, government services...........................     102       104
                                                             -------   -------

Health and Education:
   FINANCIAL ADMINISTRATION ACT student aid loans..........      29        41
                                                             -------   -------
   Subtotal, health and education..........................      29        41
                                                             -------   -------

Economic development
   FINANCIAL ADMINISTRATION ACT:
     Business Development Bank Guaranteed Program..........       1         1
     Credit Enhancement Emergency Fund Guaranteed Program..       2         3
     Farm Distress Operating Loan Program..................       1         1
     Feeder Association's Loan Guarantee Program...........       4         5
   HOME MORTGAGE ASSISTANCE PROGRAM ACT mortgages..........       7        10
   HOME MORTGAGE ASSISTANCE PROGRAM ACT second
     mortgages(2)..........................................       1         1
                                                             -------   -------
Subtotal, economic development.............................      16        21
                                                             -------   -------
Total taxpayer-supported guaranteed debt...................     148       167
                                                             -------   -------

SELF-SUPPORTED GUARANTEED DEBT
Total self-supported guaranteed debt(3),(4)................      10         0
                                                             -------   -------


Grand total, all guaranteed debt...........................     158       167
Provision for probable payout..............................     (16)      (11)
NET TOTAL, ALL GUARANTEED DEBT.............................     142       156
                                                             -------   -------
                                                             -------   -------

--------

     (1) Guaranteed debt includes gross principal debt less sinking fund balances of $1 million (2004: $1 million), and represents the total amount of contingent liability of the government arising from relevant guarantees.

     (2) The British Columbia Second Mortgage Program was sold to the Bank of Montreal in June 1989, with the condition that the province will buy back any mortgages which may become uncollectible in future years.

     (3) See the financial statements of government organizations and enterprises for details of maturity dates, interest rates and redemption features of the outstanding debt of these Crown agencies and for details of derivative financial products.

     (4) The government has unconditionally guaranteed the payment of principal and interest for $10 million (2004: nil) of debentures issued to the Canada Pension Plan Investment Fund.

                           SUPPLEMENTARY INFORMATION
                                   (UNAUDITED)


     The following unaudited supplementary information is intended to provide additional information to financial statement readers and includes:

     a) the impacts of the Crown corporations and the school districts, universities, colleges, institutes and health authorities (SUCH) sector on the province's annual surplus (deficit) and accumulated surplus (deficit);

     b)   details of the Consolidated Revenue Fund; and

     c)   the Provincial Debt Summary.

     The purpose of this information is to report organizational impacts on the Summary Financial Statements, to reflect management accountability including appropriation control and to provide greater detail on the provincial debt.

     The accounting policies applied for this unaudited information are different in some cases from the generally accepted accounting principles followed for the audited Summary Financial Statements. For example, in order to reflect different management accountabilities, the Consolidated Revenue Fund records prepaid capital advances, nets recoveries against expenses, nets sinking funds against debt and nets sinking fund earnings against interest expense. The Provincial Debt Summary figures include guaranteed debt in the calculation of total debt and calculate debt, interest costs and revenue as if the modified equity enterprises were consolidated on a line-by-line basis.


_______________________________________________________________________________

                     [PROVINCE OF BRITISH COLUMBIA LOGO]

                           PROVINCE OF BRITISH COLUMBIA                       83
                             PUBLIC ACCOUNTS 2004/05

   ADJUSTED NET INCOME OF CROWN CORPORATIONS, AGENCIES AND THE SUCH SECTOR(1)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005
                                   (UNAUDITED)





                                                                            In Millions
                                                                                                    Contributions
                                                                                                      Paid To
                                                                                                    Consolidated
                                                                                         Policy        Revenue      Adjusted
                                                    Revenue    Expense    Net Income   Adjustments      Fund       Net Income
                                                    -------    -------    ----------   -----------  -------------  ----------


TAXPAYER-SUPPORTED (GOVERNMENT
   ORGANIZATIONS)                                      $           $           $            $              $            $

BC Games Society............................             2           (2)
B.C. Pavilion Corporation...................           108         (108)                     (4)                         (4)
BC Transportation Financing Authority.......         1,383         (578)       805         (172)                        633
British Columbia Assessment Authority(2)....            82          (65)        17          (16)                          1
British Columbia Buildings Corporation......           447         (396)        51           (4)           (20)          27
British Columbia Housing Management
   Commission...............................           284         (284)                      4                           4
British Columbia Securities Commission......            28          (29)        (1)           1
British Columbia Transit....................           146         (148)        (2)          (1)                         (3)
Canadian Blood Services.....................           118         (118)
Columbia Basin Trust........................            24          (26)        (2)                                      (2)
Creston Valley Wildlife Management
   Authority Trust Fund.....................             1           (1)
Discovery Enterprises Inc...................             2                       2           (2)
First Peoples' Heritage, Language and
   Culture Council..........................             2           (1)         1           (1)
Forestry Innovation Investment Ltd..........            17          (17)                     (2)                         (2)
Homeowner Protection Office.................            25          (21)         4                                        4
Industry Training Authority.................            79          (76)         3            1                           4
Innovation and Science Council of
   British Columbia.........................             5           (4)         1            4                           5
Interim Authority for Community Living
   British Columbia.........................             1           (1)
Land and Water British Columbia Inc.........            39          (39)
Leading Edge Endowment Fund Society(3)......             2                       2            3                           5

84                         PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

   ADJUSTED NET INCOME OF CROWN CORPORATIONS, AGENCIES AND THE SUCH SECTOR(1)
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued
                                   (UNAUDITED)


                                                                            In Millions
                                                                                                    Contributions
                                                                                                      Paid To
                                                                                                    Consolidated
                                                                                         Policy        Revenue      Adjusted
                                                    Revenue    Expense    Net Income   Adjustments      Fund       Net Income
                                                    -------    -------    ----------   -----------  -------------  ----------


TAXPAYER-SUPPORTED (GOVERNMENT
   ORGANIZATIONS) -- Continued                         $           $           $            $              $            $

Legal Services Society......................             65        (61)          4                                         4
Oil and Gas Commission......................             27        (23)          4            (3)                          1
Organized Crime Agency of British
   Columbia Society.........................             12        (12)                        1                           1
Partnerships British Columbia Inc...........             17        (16)          1             4                           5
Private Career Training Institutions
   Agency(4)................................              1         (1)                        1                           1
Provincial Rental Housing Corporation.......             21        (11)         10            (3)                          7
Rapid Transit Project 2000 Ltd..............             27        (27)
The Royal British Columbia Museum
   Corporation..............................             22        (21)          1            (1)
Tourism British Columbia....................             45        (45)                        5                           5
Vancouver Convention Centre Expansion
   Project..................................             10                     10            75                          85
                                                    -------    -------    ----------   -----------  -------------  ----------
TAXPAYER-SUPPORTED CROWN CORPORATIONS
   AND AGENCIES.............................          3,042     (2,131)        911          (110)          (20)          781
                                                    -------    -------    ----------   -----------  -------------  ----------

SUCH SECTOR

School Districts............................          4,666     (4,533)        133            44                         177
Universities................................          2,158     (2,073)         85            49                         134
Colleges and Institutes.....................          1,400     (1,345)         55            13                          68
Health Authorities..........................          7,667     (7,602)         65           (40)                         25
Hospital Societies..........................            648       (646)          2                                         2
                                                    -------    -------    ----------   -----------  -------------  ----------
SUCH SECTOR.................................         16,539    (16,199)        340            66                         406
                                                    -------    -------    ----------   -----------  -------------  ----------
NET IMPACT OF TAXPAYER-SUPPORTED CROWN
   CORPORATIONS, AGENCIES AND SUCH SECTOR...         19,581    (18,330)      1,251           (44)          (20)        1,187
                                                    -------    -------    ----------   -----------  -------------  ----------
                                                    -------    -------    ----------   -----------  -------------  ----------

                           PROVINCE OF BRITISH COLUMBIA                       85
                             PUBLIC ACCOUNTS 2004/05

   ADJUSTED NET INCOME OF CROWN CORPORATIONS, AGENCIES AND THE SUCH SECTOR(1)
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued
                                   (UNAUDITED)


                                                                            In Millions
                                                                                                    Contributions
                                                                                                      Paid To
                                                                                                    Consolidated
                                                                                         Policy        Revenue      Adjusted
                                                    Revenue    Expense    Net Income   Adjustments      Fund       Net Income
                                                    -------    -------    ----------   -----------  -------------  ----------


SELF-SUPPORTED (GOVERNMENT ENTERPRISES)                $           $           $            $              $            $

BCIF Management Ltd.........................             1          (1)
British Columbia Hydro and Power Authority..         3,862      (3,460)         402        (162)(5)        (339)        (99)
British Columbia Liquor Distribution
    Branch..................................         2,159      (1,380)         779                        (779)
British Columbia Lottery Corporation........         2,029      (1,210)         819          (8)           (811)
British Columbia Railway Company(2).........           371        (234)         137          41            (332)       (154)
Columbia Power Corporation..................            35         (29)           6                          (2)          4
Insurance Corporation of British
   Columbia(2)..............................         3,448      (3,049)         399                                     399
Provincial Capital Commission...............             3          (4)          (1)                                     (1)
                                                    -------    -------    ----------   -----------  -------------  ----------
NET IMPACT OF SELF-SUPPORTED CROWN
   CORPORATIONS AND AGENCIES................        11,908      (9,367)       2,541        (129)         (2,263)        149
                                                    -------    -------    ----------   -----------  -------------  ----------
                                                    -------    -------    ----------   -----------  -------------  ----------

--------

     (1)  This schedule does not include inter-entity elimination entries.

     (2) The revenues and expenses reported for the British Columbia Assessment Authority, British Columbia Railway Company and Insurance Corporation of British Columbia include a stub period reversal of January-March 2004 and an inclusion of the stub period of January-March 2005.

     (3)  This organization began to be consolidated in fiscal year 2004/05.

     (4) This organization changed its name during the current year. It was formerly known as Private Post-Secondary Education Commission.

     (5) Includes adjustments to reverse the effects of rate-regulated accounting on the net income of the British Columbia Hydro and Power Authority (BC Hydro). Specifically, these are adjustments to BC Hydro's Heritage Deferral Account, Non-Heritage Deferral Account, Trade Income Deferral Account, and regulatory provision for future removal and site restoration costs.

86                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                 SUCH SECTOR STATEMENT OF FINANCIAL POSITION(1)
                              AS AT MARCH 31, 2005


                                                                            In Millions


                                                    Health         Hospital                    Colleges and    School
                                                  Authorities   Societies(2,3)    Universities  Institutes    Districts     Total
                                                  -----------   ---------------   ------------ ------------   ---------   ---------

                                                       $              $              $               $             $          $
FINANCIAL ASSETS

Cash and temporary investments.................         950              42             435          296           681        2,404
Accounts receivable............................         128              20             105           41            42          336
Inventories for resale.........................                                          15           13             3           31
Due from the Province of British Columbia......         179              16              12            8             3          218
Due from other governments.....................          37               2              31            2             6           78
Loans, advances and mortgages receivable.......                           1               4                                       5
Other investments..............................         166                           1,255           49            10        1,480
Sinking fund investments.......................                                          61            8                         69
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
FINANCIAL ASSETS BEFORE ACCOUNTING
   ADJUSTMENTS.................................       1,460              81           1,918          417           745        4,621
Accounting adjustments(4)......................        (185)            (27)           (132)         (55)                      (399)
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
FINANCIAL ASSETS...............................       1,275              54           1,786          362           745        4,222
                                                  -----------   ---------------   ------------ ------------   ---------   ---------

                           PROVINCE OF BRITISH COLUMBIA                       87
                             PUBLIC ACCOUNTS 2004/05

                 SUCH SECTOR STATEMENT OF FINANCIAL POSITION(1)
                         AS AT MARCH 31, 2005--Continued
                                  (UNAUDITED)


                                                                            In Millions


                                                    Health         Hospital                    Colleges and    School
                                                  Authorities   Societies(2,3)    Universities  Institutes    Districts     Total
                                                  -----------   ---------------   ------------ ------------   ---------   ---------

                                                       $              $              $               $             $          $
LIABILITIES

Accounts payable and accrued liabilities....          1,295             126             248           189           344       2,202
Due to other governments....................              5                               3             2             7          17
Due to Crown corporations, agencies and
  funds.....................................             16               3                                                      19
Deferred revenue............................          3,530             257           1,919         1,066         4,241      11,013
Taxpayer-supported debt.....................            133               4             440            91            17         685
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
LIABILITIES BEFORE ACCOUNTING ADJUSTMENTS...          4,979             390           2,610         1,348         4,609      13,936
Accounting adjustments(4)...................         (3,106)           (182)         (1,339)         (984)       (4,110)     (9,721)
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
LIABILITIES.................................          1,873             208           1,271           364           499       4,215
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
NET LIABILITIES.............................           (598)           (154)            515            (2)          246           7
                                                  -----------   ---------------   ------------ ------------   ---------   ---------

NON-FINANCIAL ASSETS
Tangible capital assets.....................          3,249             263           2,487         1,308         5,294      12,601
Prepaid program costs.......................            104              11              13             2             7         137
Other assets................................                              1                             3             1           5
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
NON-FINANCIAL ASSETS BEFORE ACCOUNTING
   ADJUSTMENTS..............................          3,353             275           2,500         1,313         5,302      12,743
Accounting adjustments(4)...................         (2,318)                           (847)         (592)       (4,010)     (7,767)
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
NON-FINANCIAL ASSETS........................          1,035             275           1,653           721         1,292       4,976
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
ACCUMULATED SURPLUS (DEFICIT)...............            437             121           2,168           719         1,538       4,983
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
                                                  -----------   ---------------   ------------ ------------   ---------   ---------

--------

     (1) School districts, universities, colleges, institutes and health authorities.

     (2)  The province does not hold title to the assets of these organizations.

     (3) Included are assets of denominational health organizations. These organizations have a special relationship with government that provides them with significant autonomy. While their assets are consolidated, they are owned, managed and operated by members of the Denominational Health Association.

     (4)  Includes inter-entity elimination entries.

88                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                     SUCH SECTOR STATEMENT OF OPERATIONS(1)
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued
                                   (UNAUDITED)


                                                                            In Millions


                                                    Health         Hospital                    Colleges and    School
                                                  Authorities   Societies(2,3)    Universities  Institutes    Districts     Total
                                                  -----------   ---------------   ------------ ------------   ---------   ---------

REVENUE                                                 $              $              $               $             $          $

Contributions from the federal
   government...............................            15               10             220            4              8        257
Fees and licences...........................           165               24             479          357            125      1,150
Miscellaneous(2)............................         7,456              613           1,421        1,031          4,516     15,037
Investment earnings.........................            31                1              38            8             17         95
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
Total revenue...............................         7,667              648           2,158        1,400          4,666     16,539
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
EXPENSE

Health......................................         7,594              646                                                  8,240
Education...................................                                          2,045        1,340          4,533      7,918
Interest....................................             8                               28            5                        41
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
Total operating expense.....................         7,602              646           2,073        1,345          4,533     16,199
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
Surplus (deficit) for the year before
  unusual items.............................            65                2              85           55            133        340
Restructuring exit (expense) recovery.......             1                                                                       1
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
SURPLUS (DEFICIT) FOR THE YEAR BEFORE
  ACCOUNTING ADJUSTMENTS....................            66                2              85           55            133        341
Accounting adjustments(3)...................           (40)               3              36           13             42         54
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
SURPLUS (DEFICIT) FOR THE YEAR ENDED
   MARCH 31, 2005...........................            26                5             121           68            175        395
                                                  -----------   ---------------   ------------ ------------   ---------   ---------
                                                  -----------   ---------------   ------------ ------------   ---------   ---------

--------

     (1) School districts, universities, colleges, institutes and health authorities.

     (2)  Miscellaneous income includes grants from the provincial government.

     (3) Includes inter-entity elimination entries. Grants transferred from health authorities to hospital societies, however, have not been eliminated.

_______________________________________________________________________________











                           CONSOLIDATED REVENUE FUND
                                    EXTRACTS
                                  (UNAUDITED)










_______________________________________________________________________________










                      [PROVINCE OF BRITISH COLUMBIA LOGO]

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                            CONSOLIDATED REVENUE FUND
                                OPERATING RESULT
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005
                                   (UNAUDITED)


                                                                                             In Millions

                                                                                        2005                    2004
                                                                              -----------------------         ---------
                                                                              Estimated(1)    Actual           Actual
                                                                              ------------   --------         ---------
REVENUE                                                                             $            $                $
Taxation................................................................          13,539      14,284            13,241
Contributions from the federal government...............................           3,845       4,562             2,987
Natural resources.......................................................           3,317       3,937             3,273
Other(2)................................................................           2,486       2,426             2,319
Contributions from Crown corporations and agencies......................           1,771       2,100             1,371
                                                                              ------------   --------         ---------
                                                                                  24,958      27,309            23,191
                                                                              ------------   --------         ---------
EXPENSE
Health(3)...............................................................          10,758      10,766            10,620
Education(3)............................................................           6,949       6,909             6,813
Social services.........................................................           2,613       2,638             2,781
Interest (2,3)..........................................................             800         677               708
Natural resources and economic development..............................           1,176       1,503             1,345
Transportation(3).......................................................             809       1,700               819
Protection of persons and property......................................           1,026       1,044             1,168
Other...................................................................             566         506               522
General government......................................................             312         300               328
                                                                              ------------   --------         ---------
                                                                                  25,009      26,043            25,104
                                                                              ------------   --------         ---------
Surplus (deficit) for the year before unusual items.....................             (51)      1,266            (1,913)
Liquidation dividends...................................................                                           510
Restructuring exit expense..............................................                                          (131)
                                                                              ------------   --------         ---------
SURPLUS (DEFICIT) FOR THE YEAR..........................................             (51)      1,266            (1,534)
                                                                              ------------   --------         ---------
                                                                              ------------   --------         ---------

--------

     (1) The estimated amount consists of the original Estimates presented to the Legislative Assembly on February 17, 2004. It does not contain any appropriations granted in subsequent Supplementary Estimates.

     (2) Interest expense does not include the following: interest of $659 million (2004: $686 million) on cost of borrowing for relending to government bodies; interest of $7 million (2004: $11 million) on cost of unallocated borrowing under the Warehouse Borrowing Program; interest of $0 million (2004: $6 million) on borrowings under the Provincial Treasury Revenue Program; interest of $189 million (2004: $228 million) funded by sinking fund earnings; and, interest of $0.4 million (2004: $0 million) on cost of financial agreements entered into on behalf of government bodies. These amounts are not included because the interest expense and recovery are offsetting. The Provincial Treasury Revenue Program ended on March 31, 2004.

     (3) For 2004/05, interest expense of $450 million (2004: $446 million) is included in education expense, $146 million (2004: $150 million) is included in health expense and $126 million (2004: $138 million) is included in transportation expense.

92


                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                            CONSOLIDATED REVENUE FUND
                        SCHEDULE OF NET REVENUE BY SOURCE
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005
                                   (UNAUDITED)


                                                                                             In Millions

                                                                                      2005                 2004
                                                                          ---------------------------    ---------
                                                                           Estimated          Actual       Actual
                                                                          ------------       --------    ---------
TAXATION REVENUE(1)                                                            $                  $          $
Personal income...............................................               5,008              5,051      4,878
Corporate income..............................................                 894              1,256        776
Social service................................................               4,090              4,099      3,989
Property......................................................               1,570              1,578      1,491
Fuel..........................................................                 469                480        461
Other.........................................................               1,561              1,867      1,683
Commissions on collection of public funds.....................                 (33)               (31)       (29)
Valuation adjustments.........................................                 (20)               (16)        (8)
                                                                          ------------       --------    ---------
Total taxation revenue........................................              13,539             14,284     13,241
                                                                          ------------       --------    ---------
CONTRIBUTIONS FROM THE FEDERAL GOVERNMENT
Canada health and social transfers............................               3,224              3,412      3,044
Federal Equalization program..................................                 402                979       (330)
Other contributions...........................................                 219                171        273
                                                                          ------------       --------    ---------
Total contributions from the federal government...............               3,845              4,562      2,987
                                                                          ------------       --------    ---------
NATURAL RESOURCES REVENUE
Petroleum, natural gas and minerals...........................               1,791              2,027      1,743
Forests.......................................................                 992              1,355      1,007
Water and other...............................................                 547                557        524
Commissions on collection of public funds.....................                  (2)                (2)        (1)
Valuation adjustments.........................................                 (11)
                                                                          ------------       --------    ---------
Total natural resource revenue................................               3,317              3,937      3,273
                                                                          ------------       --------    ---------
OTHER REVENUE
Medical Services Plan premiums................................               1,407              1,472      1,454
Motor vehicle licences and permits............................                 372                384        366
Other fees and licences.......................................                 585                477        375
Investment earnings...........................................                  57                 43         63
Miscellaneous.................................................                 212                212        224
Commissions on collection of public funds.....................                 (22)               (18)       (18)
Valuation adjustments.........................................                (125)              (144)      (145)
                                                                          ------------       --------    ---------
Total other revenue...........................................               2,486              2,426      2,319
                                                                          ------------       --------    ---------

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                            CONSOLIDATED REVENUE FUND
                        SCHEDULE OF NET REVENUE BY SOURCE
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued
                                   (UNAUDITED)


                                                                                             In Millions

                                                                                      2005                 2004
                                                                          ---------------------------    ---------
                                                                           Estimated          Actual       Actual
                                                                          ------------       --------    ---------
CONTRIBUTIONS FROM CROWN CORPORATIONS AND AGENCIES                             $                 $           $
Taxpayer-supported Crown corporations and agencies
   British Columbia Buildings Corporation........................                17               20          18
                                                                          ------------       --------    ---------
Total contributions from taxpayer-supported Crown
   corporations and agencies.....................................                17               20          18
                                                                          ------------       --------    ---------
Self-supported Crown corporations and agencies
   British Columbia Hydro and Power Authority....................               360              339          93
   British Columbia Liquor Distribution Branch...................               760              779         724
   British Columbia Lottery Corporation..........................               632              627         534
   Other.........................................................                 2              335           2
                                                                          ------------       --------    ---------
Total contributions from self-supported Crown corporations
   and agencies..................................................             1,754            2,080       1,353
                                                                          ------------       --------    ---------
Total contributions from Crown corporations and agencies.........             1,771            2,100       1,371
                                                                          ------------       --------    ---------
NET CONSOLIDATED REVENUE FUND REVENUE............................            24,958           27,309      23,191
                                                                          ------------       --------    ---------
                                                                          ------------       --------    ---------

LIQUIDATION DIVIDENDS............................................                                            510
                                                                                                         ---------
                                                                                                         ---------
REVENUE COLLECTED FOR AND TRANSFERRED TO CROWN
CORPORATIONS, AGENCIES AND OTHER ENTITIES(2)
BC Transportation Financing Authority............................              (425)            (427)      (416)
Greater Vancouver Transportation Authority (TransLink)...........              (260)            (265)      (258)
Rural area property taxes........................................              (195)            (190)      (183)
Other Crown corporations, agencies and entities..................               (59)             (61)       (55)
                                                                          ------------       --------    ---------
TOTAL............................................................              (939)            (943)      (912)
                                                                          ------------       --------    ---------
                                                                          ------------       --------    ---------

--------

     (1) Personal income tax and corporate income tax revenues are recorded after adjustment for tax credits. Personal income tax was reduced by $120 million (2004: $110 million) and corporate income tax was reduced by $172.3 million (2004: $199.3 million). The types of tax credits adjusting personal income tax and corporation income tax revenues are for foreign taxes, logging taxes, sales tax credit, venture capital, film, television and production services tax credits, scientific research and experimental development tax credits, and mining flow-through share tax credit.

     Personal income tax revenue is also reduced by $49.6 million (2004: $53 million), which represents that portion of the BC Family Bonus program costs recorded against revenue.

     Additional personal income tax and corporate income tax refunds are issued under the INTERNATIONAL FINANCIAL ACTIVITY ACT. Personal income tax refunds were $0.3 million (2004: $0.3 million) and corporate income tax refunds less recoveries were $3.2 million (2004: $2.6 million).

     Property revenue is net of home owner grants of $522 million (2004: $511 million).

     (2) The revenue collected for and transferred to Crown corporations, agencies and other entities has not been included in their revenue sources.

94

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                            CONSOLIDATED REVENUE FUND
        SCHEDULE OF COMPARISON OF ESTIMATED EXPENSES TO ACTUAL EXPENSES
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005
                                   (UNAUDITED)

                                                                                     In Thousands

                                                                             Other
                                                         Estimated       Authorizations       Total           Actual
                                                        -----------      --------------     ----------      -----------
SPECIAL OFFICES, MINISTRIES AND OTHER                         $                $                 $               $
   APPROPRIATIONS
Legislation.................................               45,737                               45,737          41,736
Officers of the Legislature.................               27,084                  292          27,376          26,848
Office of the Premier.......................               44,129                               44,129          42,097
Advanced Education..........................            1,898,849               10,000       1,908,849       1,908,379
Agriculture, Food and Fisheries.............               44,692               35,485          80,177          80,167
Attorney General............................              489,367                8,822         498,189         487,737
   Children and Family Development..........            1,381,568              175,135       1,556,703       1,556,529
   Adjustment of Prior Year's Accrual(1)....                                                                   (30,989)
                                                        -----------      --------------     ----------      -----------
Children and Family Development Total.......            1,381,568              175,135       1,556,703       1,525,540
Community, Aboriginal and Women's Services..              506,368              (36,759)        469,609         468,408
Education...................................            4,943,165                            4,943,165       4,887,351
Energy and Mines............................               63,790               38,207         101,997         101,997
Finance.....................................               45,990                8,000          53,990          52,195
Forests.....................................              529,582              206,721         736,303         733,833
     Health Services........................           10,558,445              147,986      10,706,431      10,666,381
     Adjustment of Prior Year's Accrual(1)..                                                                   (59,943)
                                                        -----------      --------------     ----------      -----------
Health Services Total.......................           10,558,445              147,986      10,706,431      10,606,438
Human Resources.............................            1,301,425               10,000       1,311,425       1,306,025
Management Services.........................               61,305                7,916          69,221          64,180
Provincial Revenue..........................               52,304                               52,304          45,853
Public Safety and Solicitor General.........              503,405               17,077         520,482         519,843
Skills Development and Labour...............               18,812                               18,812          18,377
Small Business and Economic Development.....              143,014              185,358         328,372         327,866
Sustainable Resource Management.............              280,992              (14,406)        266,586         190,621
Transportation..............................              811,060              891,149       1,702,209       1,702,209
Water, Land and Air Protection..............              148,141               12,469         160,610         160,610
Management of Public Funds and Debt.........              800,000                              800,000         677,136
Contingencies (All Ministries) and New
   Programs(2)..............................              240,000             (135,236)        104,764
BC Family Bonus.............................               59,000                               59,000          56,982
Citizens' Assembly..........................                2,600                  638           3,238           3,238
Commissions on Collection of Public Funds...                    1                                    1

Allowances for Doubtful Revenue Accounts....                    1                                    1

Environmental Assessment Office ............                2,897                                2,897           2,834
Environmental Appeal Board and Forest
    Appeals Commission......................                1,895                                1,895           1,088
Forest Practices Board .....................                3,307                                3,307           3,290
Insurance and Risk Management Special
  Account ..................................                                                         0             (76)
Unclaimed Property .........................                   75                                   75              75
                                                       ------------      --------------     ----------      -----------
Total expense ..............................           25,009,000           1,568,854       26,577,854      26,042,877
                                                       ------------      --------------     ----------      -----------
                                                       ------------      --------------     ----------      -----------

                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                            CONSOLIDATED REVENUE FUND
        SCHEDULE OF COMPARISON OF ESTIMATED EXPENSES TO ACTUAL EXPENSES
               FOR THE FISCAL YEAR ENDED MARCH 31, 2005--Continued
                                   (UNAUDITED)

                                                                                          In Thousands

                                                                                      Other
                                                                  Estimated       Authorizations       Total           Actual
                                                                -----------      --------------     ----------      -----------
SUMMARY OF APPROPRIATIONS                                             $                $                 $               $
Voted expense ..........................................        24,449,037          1,267,187         25,716,224         25,260,542
Statutory
   Various Acts ........................................                              403,500            403,500            403,500
   Special Accounts ....................................           566,913            141,971            708,884            629,589
  Inter-account transfers .............................             (6,950)          (243,804)          (250,754)          (250,754)
                                                                ----------          ---------         ----------         ----------
Total expense by appropriation 2004/05 .................        25,009,000          1,568,854         26,577,854         26,042,877
                                                                ==========          =========         ==========         ==========
Total expense by appropriation 2003/04 .................        24,903,272            760,454         25,663,726         25,103,750
                                                                ==========          =========         ==========         ==========

--------

     (1) Amounts reflect adjustment of prior year's expense accruals which were credited to revenue and, therefore, not available for the ministries to spend. In 2004/05, the adjustment was credited to ministry expense and, again, was not available for spending. Adjustment amounts for prior years have been restated.

     (2) Budget for contingencies has been reallocated to ministries with approved access.

96


                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                            CONSOLIDATED REVENUE FUND
                SCHEDULE OF FINANCING TRANSACTION DISBURSEMENTS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005
                                  (UNAUDITED)


                                                                              In Thousands

                                                                                Other
                                                             Estimated      Authorizations       Total           Actual
                                                            ----------      --------------      ---------      -----------
SPECIAL OFFICES, MINISTRIES AND OTHER
  APPROPRIATIONS                                                    $                $                 $              $
Legislation ...........................................           1,249              34            1,283           1,283
Officers of the Legislature ...........................             508             545            1,053             916
Office of the Premier .................................             604                              604             322
Advanced Education ....................................         498,905                          498,905         403,804
Agriculture, Food and Fisheries .......................           4,857                            4,857             893
Attorney General ......................................          26,750                           26,750           8,778
Children and Family Development .......................           9,795           1,275           11,070           7,037
Community, Aboriginal and Women's Services ............           2,185          (1,275)             910             805
Education .............................................         148,910                          148,910         126,946
Energy and Mines ......................................          76,407             963           77,370          76,378
Finance ...............................................           5,521                            5,521           3,835
Forests ...............................................          85,551                           85,551          75,265
Health Services .......................................         399,306                          399,306         308,206
Human Resources .......................................          21,547                           21,547           2,970
Management Services ...................................          53,244                           53,244          46,434
Provincial Revenue ....................................         952,437          21,759          974,196         966,756
Public Safety and Solicitor General ...................           9,051                            9,051           5,559
Skills Development and Labour .........................           3,512                            3,512             566
Small Business and Economic Development ...............             470                              470             372
Sustainable Resource Management .......................           8,201                            8,201           7,185
Transportation ........................................          38,480                           38,480          24,893
Water, Land and Air Protection ........................          21,143           1,389           22,532          22,532
Contingencies (All Ministries) and New Programs .......          30,000         (11,864)          18,136
Environmental Assessment Office .......................              70                               70              51
Environmental Appeal Board and Forest Appeals
   Commission .........................................              30                               30
Forest Practices Board ................................             100              10              110             110
Insurance and Risk Management Special Account .........             725                              725              40
                                                            ----------      --------------      ---------      -----------
TOTAL FINANCING TRANSACTION DISBURSEMENTS .............       2,399,558          12,836        2,412,394       2,091,936
                                                            ----------      --------------      ---------      -----------
                                                            ----------      --------------      ---------      -----------

SUMMARY OF APPROPRIATIONS
Loans, investments and other requirements .............         448,498           3,263          451,761         347,184
Prepaid capital advances ..............................         754,800                          754,800         627,263
Revenue collected for, and transferred to,
    other entities.....................................         939,300           8,994          948,294         942,886
Capital expenditures
     Land and land improvements .......................          18,200                           18,200          20,099
     Buildings and tenant improvements ................          10,990                           10,990           6,458
     Specialized equipment ............................          10,734                           10,734          11,365
     Office furniture and equipment ...................           8,545              34            8,579           5,069
     Vehicles .........................................          12,762                           12,762          12,595
     Information systems ..............................         189,729             545          190,274         119,017
     Roads, bridges and ferries .......................           6,000                            6,000
                                                            ----------      --------------      ---------      -----------
TOTAL FINANCING TRANSACTIONS BY APPROPRIATION .........       2,399,558          12,836        2,412,394       2,091,936
                                                            ----------      --------------      ---------      -----------
                                                            ----------      --------------      ---------      -----------

                                                                           97
                          PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                            CONSOLIDATED REVENUE FUND
             SCHEDULE OF WRITE-OFFS, EXTINGUISHMENTS AND REMISSIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005
                                   (UNAUDITED)



                                                         In Millions

                                                Assets
                                              Debts and       Debts and
                                             Obligations     Obligations      Remissions
                                             Written Off     Extinguished       Made
                                             -----------     ------------    ------------
MINISTRY                                          $                $               $
Advanced Education .........................      1                  6
Education ..................................      3
Forests ....................................     24                                1
Health Services ............................     53                                7
Human Resources ............................     33
Provincial Revenue .........................     21
Public Safety and Solicitor General ........     10
Small Business and Economic Development ....     62
Sustainable Resource Management ............                                       3
                                             -----------     ------------    ------------
TOTAL 2004/05 ..............................    207                  6            11
                                             -----------     ------------    ------------
                                             -----------     ------------    ------------
TOTAL 2003/04 ..............................     57                  6             4
                                             -----------     ------------    ------------
                                             -----------     ------------    ------------





     This statement includes amounts authorized by sections 17, 18 and 19 of the FINANCIAL ADMINISTRATION ACT. Amounts authorized for write-off, forgiveness or remission by other statutes are not shown separately in these financial statements.

     This schedule is produced as required under Section 9(2)(d)(ii), (iii) and
(iv) of the BUDGET TRANSPARENCY AND ACCOUNTABILITY ACT.

--------------------------------------------------------------------------------







                                 PROVINCIAL DEBT
                                    SUMMARY








--------------------------------------------------------------------------------






                                     [LOGO]

                                     British
                                     Columbia

                          PROVINCE OF BRITISH COLUMBIA                       101
                             PUBLIC ACCOUNTS 2004/05

                           OVERVIEW OF PROVINCIAL DEBT
                                  (UNAUDITED)

     The provincial government, its Crown corporations, agencies and government organizations incur debt to finance operations and capital projects. Borrowing for operations is required when revenues fall short of expenditures and to meet other cash requirements such as loans and investments. Borrowing for capital projects finances the building of schools, hospitals, roads, public transit and other social and economic capital assets. As these investments provide essential services over several years, the government, like the private sector, borrows to fund these projects and amortizes the cost over the asset's useful life.

     Provincial debt is reported using two basic classifications:
(1) taxpayer-supported debt; and (2) self-supported debt.

     TAXPAYER-SUPPORTED DEBT--includes government direct debt, which is incurred for government operating and capital purposes, and the debt of Crown corporations, agencies, school districts, universities, colleges, institutes and health authorities that require an operating or debt service subsidy from the provincial government, or that are fully consolidated in the Summary Financial Statements. Examples include debt of the British Columbia Buildings Corporation, the BC Transportation Financing Authority and post-secondary institutions.

     SELF-SUPPORTED DEBT--includes the debt of commercial Crown corporations and agencies, as well as the Warehouse Borrowing Program. Commercial Crown corporations and agencies generate sufficient revenues to cover interest costs and repay principal and may pay dividends to the province. The British Columbia Hydro and Power Authority is an example of a commercial Crown corporation. The Warehouse Borrowing Program is used to take advantage of borrowing opportunities in advance of requirements. Eventually, this debt is allocated to the province or Crown corporations and agencies. In the interim, the funds are invested at market rates.

     The following provincial debt summary provides additional detailed information and related key indicators and benchmarks to allow a more informed assessment of the debt totals. A reconciliation is also provided to explain the differences between the Summary of Provincial Debt and the Summary Financial Statements.

     The total provincial debt as at March 31, 2005 was $35,826 million, which consists of $35,405 million (net of $4,516 million sinking fund investments) in the Summary Financial Statements, together with $263 million in additional debt of self-supported Crown corporations and agencies and $158 million in additional guaranteed debt.

102                        PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                                 PROVINCIAL DEBT
                              AS AT MARCH 31, 2005
                                  (UNAUDITED)

     The accumulated provincial debt of $35,826 million has been incurred for various purposes as shown in Chart 1 below. Over the years, borrowing activity has contributed to economic development in the province and has provided resources to deliver health, education and social programs, and transportation infrastructure.

     At March 31, 2005, taxpayer-supported debt totalled $28,657 million--including debt incurred for government operating purposes ($14,481 million), educational facilities ($6,809 million), health facilities ($2,112 million), transportation infrastructure ($4,593 million) and other debt ($662 million). Other debt is comprised mainly of British Columbia Buildings Corporation debt and debt relating to social housing.

     At March 31, 2005, self-supported debt relating to commercial Crown corporations and agencies totalled $7,169 million. Commercial debt includes the debt of British Columbia Hydro and Power Authority and debt relating to Columbia River power projects.

CHART 1

[CHART]

                             TOTAL: $35,826 MILLION

-------
     (1) Operating debt includes a portion of highway infrastructure debt incurred prior to 1994/95, ferry infrastructure debt transferred in 1999/00 and amounts required to finance operating deficits.

                          PROVINCE OF BRITISH COLUMBIA                       103
                             PUBLIC ACCOUNTS 2004/05

                          CHANGE IN PROVINCIAL DEBT(1)
                                  (UNAUDITED)

     Provincial debt decreased by $1,941 million in 2004/05; this included decreases in taxpayer-supported debt of $1,371 million and self-supported debt of $570 million (see Chart 2 below).

     TAXPAYER-SUPPORTED DEBT--The 2004/05 decrease of $1,371 million was primarily due to a decrease of $1,213 million in government operating debt as a result of positive operating results at the Consolidated Revenue Fund level, early repayment of the BC Ferry Services loan receivable, reduced working capital requirements, and higher cash balances at the start of the year. The decrease in debt was also attributed to a capital debt paydown of $390 million from Consolidated Revenue Fund surplus and funds from the BC Rail Partnership, and to net reductions in debt of $56 million in other taxpayer-supported Crown corporations and agencies, offset by an increase of $288 million in capital debt in the education sector.

     SELF-SUPPORTED DEBT--The 2004/05 decrease of $570 million consists of a $477 million reduction in British Columbia Railway Company's debt and a $135 million decrease in British Columbia Hydro and Power Authority and other debt, offset by an increase of $42 million in debt for Columbia River power projects.

CHART 2

[CHART]

-------
     (1) Includes gross new borrowings plus change in sinking fund balances, less debt maturities.

104                       PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

        RECONCILIATION OF SUMMARY FINANCIAL STATEMENTS SURPLUS (DEFICIT)
              TO CHANGE IN TAXPAYER-SUPPORTED DEBT AND TOTAL DEBT
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005
                                  (UNAUDITED)

                                                                                                              In Millions
                                                                                                          2005           2004(1)
                                                                                                        -------          -------
                                                                                                           $                $
(Surplus) deficit for the year ................................................................          (2,575)           1,275
                                                                                                        -------          -------
Taxpayer-supported debt decreased by:
   Non-cash expenses included in surplus (deficit) ............................................          (1,577)          (1,484)
   Accounts receivable, accounts payable and other working capital net changes ................             621           (1,668)
                                                                                                        -------          -------
                                                                                                           (956)          (3,152)
                                                                                                        -------          -------
Taxpayer-supported debt increased by:
   Self-supported Crown corporation and agency earnings in excess of contributions
     to the Consolidated Revenue Fund .........................................................             149              343
   Tangible capital asset net acquisitions ....................................................           2,192            1,338
   Net increases in loans, advances and investments ...........................................            (181)             799
                                                                                                        -------          -------
                                                                                                          2,160            2,480
                                                                                                        -------          -------
Net increase (decrease) in taxpayer-supported debt ............................................          (1,371)             603
Taxpayer-supported debt--beginning of year ....................................................          30,028           29,425
                                                                                                        -------          -------
Taxpayer-supported debt--end of year ..........................................................          28,657           30,028
Self-supported debt(2) ........................................................................           7,169            7,739
                                                                                                        -------          -------
TOTAL DEBT(3) .................................................................................          35,826           37,767
                                                                                                        -------          -------
                                                                                                        -------          -------


     RECONCILIATION OF TOTAL DEBT TO THE SUMMARY FINANCIAL STATEMENTS DEBT
                              AS AT MARCH 31, 2005
                                  (UNAUDITED)

                                                                                                              In Millions
                                                                                                          2005           2004(1)
                                                                                                        -------          -------
                                                                                                           $                $
Total debt ....................................................................................          35,826           37,767
Debt included as part of equity in self-supported Crown corporations and agencies .............            (263)            (232)
Contingent liabilities for debt of individuals and organizations that have been
   guaranteed by the province .................................................................            (158)            (167)
Sinking fund investments ......................................................................           4,516            4,619
                                                                                                        -------          -------
SUMMARY FINANCIAL STATEMENTS DEBT .............................................................          39,921           41,987
                                                                                                        -------          -------
                                                                                                        -------          -------
Comprised of:
   Taxpayer-supported debt ....................................................................          32,032           33,432
   Self-supported debt ........................................................................           7,889            8,555
                                                                                                        -------          -------
                                                                                                         39,921           41,987
                                                                                                        -------          -------
                                                                                                        -------          -------

-------
     (1) Restated. See Note 25.

     (2) See Summary of Provincial Debt, page 111.

     (3) Total debt includes debt of self-supported Crown corporations and agencies, and debt of individuals and organizations guaranteed by the province.

                          PROVINCE OF BRITISH COLUMBIA                       105
                             PUBLIC ACCOUNTS 2004/05

                           CHANGE IN PROVINCIAL DEBT,
                              COMPARISON TO BUDGET
                                  (UNAUDITED)

     Provincial debt decreased by $1,941 million, compared to a budgeted increase of $1,628 million (per the Budget and Fiscal Plan presented in February 2004, adjusted to reflect the restated Public Accounts balance at March 31,
2004), for an improvement of $3,569 million. Chart 3 below shows the difference between the actual change in provincial debt and the budgeted change by major category. The decrease in taxpayer-supported debt was $3,458 million higher than budget and the decrease in self-supported debt was $11 million higher than budget. In addition, the $100 million forecast allowance included in the budget was not required.

     Taxpayer-supported debt decreased by $1,371 million, compared to a budgeted increase of $2,087 million. The improvement of $3,458 million is due to: reduced borrowing for government operating purposes ($2,077 million) as a result of improved operating results, higher than forecast cash balances at the start of the year, updated cash flow information for Health Accord funding, and reduced financing transaction requirements; lower than forecast capital spending on education, health, and transportation infrastructure and changes in sinking fund balances ($884 million); lower than expected debt of other taxpayer-supported Crown corporations and agencies ($235 million); and, reclassification of Columbia River power projects from taxpayer-supported to the self-supported category ($262 million).

     Self-supported debt decreased by $570 million, compared to a budgeted decrease of $559 million, for an improvement of $11 million. The improvement is a result of reduced debt for British Columbia Hydro and Power Authority ($268 million) due to improved operating results and lower working capital requirements offset by the reclassification of Columbia River power projects from taxpayer-supported to the self-supported category.

CHART 3

[CHART]

-------
     (1) Adjusted to reflect the restated Public Accounts balances at March 31, 2004.

106                       PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

              INTERPROVINCIAL COMPARISON OF TAXPAYER-SUPPORTED DEBT
                   AS A PERCENTAGE OF GROSS DOMESTIC PRODUCT
                                  (UNAUDITED)

     Chart 4 below shows the ratio of each province's taxpayer-supported debt as a percentage of their gross domestic product (GDP). The ratio of a province's taxpayer-supported debt relative to its GDP highlights the ability of a province to service its debt load. This ratio is often used by investors and credit rating agencies when assessing a province's investment quality. According to the Moody's Investors Service, British Columbia's taxpayer-supported debt ratio is one of the lowest in Canada and this translates into a strong credit rating and relatively low debt servicing costs.

CHART 4

[CHART]

Source: Moody's Investors Service Inc., based on May 2005 estimates.

                          PROVINCE OF BRITISH COLUMBIA                       107
                             PUBLIC ACCOUNTS 2004/05

              INTERPROVINCIAL COMPARISON OF TAXPAYER-SUPPORTED DEBT
                                   PER CAPITA
                                  (UNAUDITED)

     Chart 5 shows the interprovincial taxpayer-supported debt per capita, which is the amount of taxpayer-supported debt owing for each resident in a province. According to Moody's Investors Service Inc. (Moody's), British Columbia has the second lowest taxpayer-supported debt per capita of all provinces.

CHART 5

[CHART]

Source: Moody's Investors Service Inc., based on May 2005 estimates.

     Moody's definition of taxpayer-supported debt is modestly different from the definition used by the Ministry of Finance. The financial community has not agreed upon a definition for taxpayer-supported debt. The definition which Moody's uses is the closest to that employed by the ministry but, even then, there are small differences; for example, in contrast to Moody's, the ministry classifies self-supported university debt as taxpayer-supported debt because the institutions are taxpayer-supported entities. The value of presenting Moody's debt indicators is that it provides an interprovincial comparison from a third party source, which is helpful for readers to understand the province's relative performance and ranking.

     More comprehensive information of the debt of the province and its Crown corporations and agencies is provided on the Debt Management Branch website. This detailed information can assist readers in assessing the province's debt position. The website is available on the Internet at:
www.fin.gov.bc.ca/PT/dmb/index.shtml.

[LOGO]                  Report of the Auditor General
                              of British Columbia

                                     ON THE
                           SUMMARY OF PROVINCIAL DEBT,
                     KEY INDICATORS OF PROVINCIAL DEBT, AND
                         SUMMARY OF PERFORMANCE MEASURES


TO THE LEGISLATIVE ASSEMBLY
  OF THE PROVINCE OF BRITISH COLUMBIA


PREAMBLE

Each year since 1995 the Auditor General has provided a special report to the Legislative Assembly on the accuracy of debt-related statements prepared by the Government. For the 2004/05 fiscal year these statements are the Summary of Provincial Debt, Key Indicators of Provincial Debt, and Summary of Performance Measures. Through these statements the Government reports on its debt management by presenting five years of information on provincial debt and debt indicators, and compares its actual results of Performance Measures to its benchmark measures for the fiscal year ended March 31, 2005.

The three statements named above are prepared using a government reporting entity that is the same as that used in the Government's Summary Financial Statements. However, there are some differences in accounting principles used compared to the Summary Financial Statements. For example, in these statements the debt is calculated net of sinking fund assets, total provincial revenue includes the gross revenue of modified equity enterprises, and total provincial interest costs include the gross interest expense of modified equity enterprises.

The preparation of the three statements is the responsibility of the Government. My responsibility is to express an opinion on the accuracy of such information, based on the accounting conventions followed by the Government.



                                                                        . . . 2

Page 2
REPORT OF THE AUDITOR GENERAL
OF BRITISH COLUMBIA ON THE
SUMMARY OF PROVINCIAL DEBT,
KEY INDICATORS OF PROVINCIAL DEBT, AND
SUMMARY OF PERFORMANCE MEASURES



SCOPE

I examined financial and other information included in the statements titled Summary of Provincial Debt for the five years ended March 31, 2005, Key Indicators of Provincial Debt for the five years ended March 31, 2005, and Summary of Performance Measures for the year ended March 31, 2005 in accordance with procedures I considered necessary in the circumstances. These procedures include the verification of financial information extracted from financial statements audited by me or by other auditors whose work I have reviewed on a test basis. These procedures also include confirming or assessing the reasonableness of the non-financial and statistical data used by the Government for the Province's credit rating, population and gross domestic product; however, I did not perform an audit of such data.

OPINION

As a result of applying these procedures, I am of the opinion that the information included in the statements titled Summary of Provincial Debt for the five years ended March 31, 2005, Key Indicators of Provincial Debt for the five years ended March 31, 2005, and Summary of Performance Measures for the year ended March 31, 2005 are, in all significant respects, consistent with the sources from which they are extracted, and are presented in a consistent manner.

DISCLAIMER

I have not been associated with the development of the Government plans to manage provincial debt, nor have I audited them. This is the responsibility of the Government. My responsibility is limited to examining the information included in the statements specifically referred to in the above scope paragraph.

                                                       /s/ Wayne Strelioff

VICTORIA, BRITISH COLUMBIA                             Wayne Strelioff, FCA
MAY 13, 2005                                           Auditor General

                          PROVINCE OF BRITISH COLUMBIA                       111
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY OF PROVINCIAL DEBT(1)
                                 AS AT MARCH 31

                                                                                               In Millions
                                                                            2005        2004        2003        2002        2001
                                                                           ------      ------      ------      ------      ------
TAXPAYER-SUPPORTED DEBT                                                      $           $           $           $           $
Provincial government direct operating(2,3) .........................      14,481      15,694      15,447      13,779      12,007
                                                                           ------      ------      ------      ------      ------
Education(4)
   Schools ..........................................................       4,483       4,409       4,333       4,126       3,910
   Post-secondary institutions ......................................       2,326       2,112       1,791       1,717       1,548
                                                                           ------      ------      ------      ------      ------
                                                                            6,809       6,521       6,124       5,843       5,458
                                                                           ------      ------      ------      ------      ------
Health facilities(4) ................................................       2,112       2,215       2,146       2,075       1,926
                                                                           ------      ------      ------      ------      ------
Highways, ferries and public transit
   BC Transportation Financing Authority ............................       2,474       2,764       2,661       2,514       2,197
   British Columbia Ferry Corporation(3) ............................                                              19          21
   British Columbia Transit .........................................          78          83          87          79          75
   Public transit(4) ................................................         906         914         930         936         948
   SkyTrain extension(4) ............................................       1,135       1,119       1,105       1,044         836
   Rapid Transit Project 2000 Ltd. ..................................                                   3          47         114
                                                                           ------      ------      ------      ------      ------
                                                                            4,593       4,880       4,786       4,639       4,191
                                                                           ------      ------      ------      ------      ------
Other
   British Columbia Buildings Corporation ...........................         241         317         456         596         610
   552513 British Columbia Ltd. (Skeena Cellulose Inc.)(5) ..........                                                         337
   Social housing(6) ................................................         133         156         161         299         265
   Homeowner Protection Office ......................................         130         129         123         113          71
   Other(7) .........................................................         158         116         182         190         244
                                                                           ------      ------      ------      ------      ------
                                                                              662         718         922       1,198       1,527
                                                                           ------      ------      ------      ------      ------
Total taxpayer-supported debt .......................................      28,657      30,028      29,425      27,534      25,109
                                                                           ------      ------      ------      ------      ------

112                       PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                          SUMMARY OF PROVINCIAL DEBT(1)
                           AS AT MARCH 31--Continued

                                                                                               In Millions
                                                                            2005        2004        2003        2002        2001
                                                                           ------      ------      ------      ------      ------
SELF-SUPPORTED DEBT                                                          $           $           $           $           $
Commercial Crown corporations and agencies
   British Columbia Hydro and Power Authority ................              6,906       7,040       6,784       6,670       6,649
   British Columbia Railway Company(2) .......................                            477         494         614         603
   Columbia River power projects(8) ..........................                257         215         118         120          93
   Columbia Power Corporation ................................                                         47          64          20
   British Columbia Liquor Distribution Branch ...............                  6           7           9          13           2
                                                                           ------      ------      ------      ------      ------
                                                                            7,169       7,739       7,452       7,481       7,367
Warehouse Borrowing Program ..................................                                                  1,067       1,312
                                                                           ------      ------      ------      ------      ------
Total self-supported debt ....................................              7,169       7,739       7,452       8,548       8,679
                                                                           ------      ------      ------      ------      ------
TOTAL PROVINCIAL DEBT ........................................             35,826      37,767      36,877      36,082      33,788
                                                                           ------      ------      ------      ------      ------
                                                                           ------      ------      ------      ------      ------

-------
     (1) Debt is after deductions of sinking funds, unamortized discounts and unrealized foreign exchange gains/(losses), and excludes accrued interest. Government direct and fiscal agency debt accrued interest is reported in the government's accounts as an accounts payable. Figures for earlier years have been restated to conform with the presentation used in 2004/05.

     (2) Effective July 19, 2004, the provincial government assumed responsibility for the fiscal agency loans of the British Columbia Railway Company ($463 million).

     (3) Effective March 31, 2000, the provincial government assumed responsibility for the fiscal agency loans of the British Columbia Ferry Corporation ($1,080 million).

     (4) Represents government direct debt incurred for capital financing of education and health facilities and public transit infrastructure.

     (5) Based on the outlook for world pulp prices and their potential impact on 552513 British Columbia Ltd. (Skeena Cellulose Inc.), the debt was reclassified as being taxpayer-supported in 2000/01. In fiscal 2001/02, the company's debt was assumed by the provincial government ($260 million) and by the minority shareholder ($94 million), as Skeena Cellulose Inc. was sold to the private sector.

     (6) Includes debt of the British Columbia Housing Management Commission and the Provincial Rental Housing Corporation.

     (7) Includes debt of Land and Water British Columbia Inc., the Pacific National Exhibition, other taxpayer-supported Crown corporations and agencies and the fiscal agency loans to local governments. Also includes student loan guarantees, loan guarantees to agricultural producers, and guarantees under economic development and home mortgage assistance programs.

     (8) Joint ventures of Columbia Power Corporation and Columbia Basin Trust.

                           PROVINCE OF BRITISH COLUMBIA                      113
                             PUBLIC ACCOUNTS 2004/05

                        INDICATORS OF PROVINCIAL DEBT(1)
                       FOR THE FISCAL YEARS ENDED MARCH 31

                                                                   2005               2004        2003        2002       2001
                                                            -------------------      ------      ------      ------     ------
                                                            Budget
                                                            Estimate     Actual      Actual      Actual      Actual     Actual
DEBT TO REVENUE (PERCENT)
Total provincial ........................................      98.4        85.2       100.8       104.7        92.2       81.3
Taxpayer-supported ......................................     108.0        88.4       107.4       110.3       100.3       88.1

DEBT PER CAPITA ($)(2)
Total provincial ........................................     9,413       8,538       9,096       8,962       8,848      8,365
Taxpayer-supported ......................................     7,674       6,830       7,232       7,151       6,752      6,217

DEBT TO GDP (PERCENT)(3)
Total provincial ........................................      26.8        22.9        26.0        26.7        26.9       25.7
Taxpayer-supported ......................................      21.8        18.3        20.6        21.3        20.5       19.1

INTEREST BITE (CENTS PER DOLLAR OF REVENUE)(4)
Total provincial ........................................       6.0         5.0         5.9         6.3         6.2        6.3
Taxpayer-supported ......................................       6.4         5.0         6.0         6.3         6.3        6.7

INTEREST COSTS ($ MILLIONS)
Total provincial ........................................     2,404       2,119       2,207       2,237       2,432      2,636
Taxpayer-supported ......................................     1,907       1,624       1,682       1,669       1,734      1,903

INTEREST RATE (PERCENT)(5)
Taxpayer-supported ......................................       6.1         5.5         5.7         5.9         6.6        7.6

BACKGROUND INFORMATION
REVENUE ($ MILLIONS)
Total provincial(6,7) ...................................    40,048      42,058      37,464      35,232      39,127     41,551
Taxpayer-supported(8) ...................................    29,737      32,407      27,966      26,680      27,456     28,516

114                       PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                      KEY INDICATORS OF PROVINCIAL DEBT(1)
                 FOR THE FISCAL YEARS ENDED MARCH 31--Continued

                                                                   2005               2004        2003        2002       2001
                                                            -------------------      ------      ------      ------     ------
                                                            Budget
                                                            Estimate     Actual      Actual      Actual      Actual     Actual
TOTAL DEBT ($ MILLIONS)
Total provincial ...............................             39,395      35,826      37,767      36,877      36,082     33,788
Taxpayer-supported(9) ..........................             32,115      28,657      30,028      29,425      27,534     25,109

PROVINCIAL GDP ($ MILLIONS)(10) ................            147,161     156,481     145,500     138,368     134,060    131,333

POPULATION (THOUSANDS AT JULY 1)(11) ...........              4,185       4,196       4,152       4,115       4,078      4,039

-------
     (1) Figures for prior years and the 2004/05 budget have been restated to conform with the presentation used for fiscal 2004/05 and to include the effects of changes in underlying data and statistics.

     (2) The ratio of debt to population (e.g., debt at March 31, 2005 divided by population at July 1, 2004).

     (3) The ratio of debt outstanding at fiscal year end to provincial nominal gross domestic product (GDP) for the calendar year ending in the fiscal year (e.g., debt at March 31, 2005 divided by 2004 GDP).

     (4) The ratio of interest costs (less sinking fund interest) to revenue. Figures include capitalized interest expense in order to provide a more comparable measure to outstanding debt.

     (5) Weighted average of the cost of all outstanding debt issues.

     (6) Includes revenue of the Consolidated Revenue Fund (excluding dividends from enterprises) plus revenue of all government organizations and enterprises.

     (7) Total provincial revenue since 2002/03 has been amended to reflect a change in accounting policy for power utilities. Electricity trade activities that are supported by derivative purchases and sales are reported on a net basis (no bottom line impact). This resulted in a revenue decrease (and an offsetting decrease in expense) of $1.3 billion in 2002/03 and $1.1 billion in 2003/04 for the British Columbia Hydro and Power Authority. The amount for 2004/05 is unknown. Amounts for years before 2002/03 have not been restated due to lack of information. This restatement affects the calculation of two indicators: total provincial debt to revenue and total provincial interest bite.

     (8) Excludes revenue of government enterprises, but includes dividends from enterprises paid to the Consolidated Revenue Fund.

     (9) Excludes debt of commercial Crown corporations and agencies and funds held under the province's Warehouse Borrowing Program.

     (10) GDP for the calendar year ending in the fiscal year (e.g., GDP for 2004 is used for the fiscal year ending March 31, 2005).

     (11) Population at July 1st within the fiscal year (e.g., population at July 1, 2004 is used for the fiscal year ending March 31, 2005).

                       SUMMARY OF PERFORMANCE MEASURES(1)
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2005

                                                                                   2005            2005            2004
                                                                            ---------------  ---------------  ---------------
                                                                                  Target          Actual           Actual

Provincial credit rating(2) ............................................                Aa2             Aa1             Aa2
Taxpayer-supported debt to GDP ratio(2) ................................    In the lowest 3      2nd lowest      2nd lowest
Taxpayer-supported debt service costs as a percentage of revenue(2) ....         2nd lowest      2nd lowest      2nd lowest

-------
     (1) Performance measures as presented in the Ministry of Finance Service Plan in February 2004.

     (2) Moody's Investors Service Inc., based on May 2005 estimates. The debt to gross domestic product (GDP) and debt service costs as a percentage of revenue performance measures represent interprovincial comparisons.

                          PROVINCE OF BRITISH COLUMBIA                       115
                             PUBLIC ACCOUNTS 2004/05

                                  DEFINITIONS
                                  (UNAUDITED)

     CONSOLIDATED REVENUE FUND--includes the taxpayer-supported activities of the General Fund and special funds of the government through which the government delivers central government programs. It does not include the activities of government operated through Crown corporations and agencies or the school districts, universities, colleges, institutes and health authorities
(SUCH) sector.

     CONSOLIDATION--the methods used to combine the results of Crown corporations and agencies and the SUCH sector entities with the Consolidated Revenue Fund. The two methods used are:

     (i) FULL OR PROPORTIONAL CONSOLIDATION--the accounts of the Crown corporation, agency or SUCH sector entity are adjusted to a basis consistent with the accounting policies of the government. The operating result and financial position of the Crown and SUCH entities are combined with those of the Consolidated Revenue Fund on a "line-by-line" basis. Inter-entity accounts and transactions are eliminated upon consolidation. Proportional consolidation differs from full consolidation in that only the government's portion of operating and financial results of a joint venture is combined with those of the Consolidated Revenue Fund on a "line-by-line" basis.

     (ii) MODIFIED EQUITY CONSOLIDATION--the original investment of the government in the Crown corporation, agency or SUCH sector entity is initially recorded at cost and adjusted annually to include the net earnings/losses and other net equity changes of the entity. There is no adjustment to conform to government accounting policies. Since the government ensures the ongoing activities of self-supported Crown corporations and agencies, full account is taken of losses in these entities, even when cumulative losses exceed the original investment. Accounts and transactions between self-supported entities are not eliminated; however, profit elements included in such transactions, including certain increases in contributed surplus, are eliminated.

     DEBT has a variety of meanings:

     (i) GROSS DEBT--the par value of the debt, unamortized discount and premiums, and unrealized foreign exchange gains or losses.

     (ii) NET DEBT--gross debt less sinking fund investments.

     (iii) PROVINCIAL DEBT--net debt plus guaranteed debt and debt directly incurred by modified equity entities.

     DEFICIT--the meaning is dependent upon the statement to which it applies:

     (i) Statement of Financial Position: ACCUMULATED DEFICIT--the amount by which the total liabilities of the government exceeds its total assets.

     (ii) Statement of Operations: ANNUAL DEFICIT--the amount by which the total annual expenses for the operating year exceed total annual revenues (see "Surplus" definition).

     ENTITLEMENT--a government transfer that must be made if the recipient meets specified eligibility criteria. Entitlements are non-discretionary in the sense that both eligibility criteria and the amount of the payment are prescribed in a statute or regulation.

     FINANCIAL ASSETS--assets on hand at the end of the accounting period, including cash and assets that are readily convertible into cash and are not intended for consumption in the normal course of activities. These assets could be liquidated to discharge existing liabilities or finance future operations. Financial assets could include sinking fund investments held to pay debt at maturity. On the province's statements, sinking funds are not reported as financial assets but are, instead, netted against debt.

     GOVERNMENT BUSINESS PARTNERSHIP--a government partnership that has all the following characteristics:

     (i) is a separate legal entity with the power to contract in its own name and that can sue or be sued;

     (ii) has been delegated the financial and operational authority to carry on a business;

     (iii) sells goods and/or services to individuals and organizations outside the government reporting entity as its principal activity; and

     (iv) can, in the normal course of its operation, maintain its operations and meet its liabilities from revenue received from sources outside the government reporting entity.

116                       PROVINCE OF BRITISH COLUMBIA
                             PUBLIC ACCOUNTS 2004/05

                                  DEFINITIONS
                                  (UNAUDITED)

     GOVERNMENT PARTNERSHIP--a contractual arrangement between the government and a party or parties outside the government reporting entity that has all the following characteristics:

     (i) the partners cooperate toward achieving significant, clearly defined common goals;

     (ii) the partners make a financial investment in the government partnership;

     (iii) the partners share control of decisions related to the financial and operating policies of the government partnership on an ongoing basis; and

     (iv) the partners share, on an equitable basis, significant risks and benefits associated with the operation.

     GOVERNMENT TRANSFERS--transfer of money from government to an individual, organization or another government from which the government making the transfer does not:

     (i) receive any goods or services directly in return;

     (ii) expect to be repaid in the future; nor

     (iii) expect a financial return.

     GRANTS--a government transfer made at the sole discretion of the government. The government has the discretion to decide whether or not to make the grant, any conditions to be complied with, the amount of the grant and the recipient of the grant.

     NET LIABILITIES--the amount by which the total liabilities of the government exceed its total financial assets. The separate calculation of this number on the Statement of Financial Position is unique to financial statements for Canadian senior governments. This calculation excludes non-financial assets such as buildings and prepaid expenses.

     PROVINCIAL GOVERNMENT DIRECT DEBT--combines the government direct operating debt and the debt incurred to finance education, health facilities and public transit. This combined portfolio represents the debt for which the government has direct responsibility for the associated debt service costs.

     SELF-SUPPORTED CROWN CORPORATIONS AND AGENCIES--all Crown corporations and agencies that are accountable for the administration of their financial affairs and resources either to a minister of the government or directly to the legislature and are owned or controlled by the government. In addition, they must also carry on a business that sells goods and/or services to persons outside the government reporting entity as their principal activity and maintain operations and meet liabilities from revenue received outside the government reporting entity in the normal course of operations. This also includes the government's interest in government business partnerships.

     SINKING FUNDS--a pool of cash and investments earmarked to provide resources for the redemption of debt.

     SUMMARY ACCOUNTS--the financial position and operating result of the government reporting entity including the Consolidated Revenue Fund, Crown corporations, agencies and SUCH sector entities; the amounts represented by the Summary Financial Statements of the government.

     SURPLUS--meaning is dependent upon the statement to which it applies:

     (i) Statement of Financial Position: the accumulated surplus is the amount by which the total assets of the government exceeds its total liabilities.

     (ii) Statement of Operations: the annual surplus is the amount by which the total annual revenues for the operating year exceed total annual expenses (see "Deficit" definition).

     TAXPAYER-SUPPORTED CROWN CORPORATIONS AND AGENCIES AND SUCH SECTOR ENTITIES--all Crown corporations and agencies and entities outside the Consolidated Revenue Fund that meet the criteria of control (by the province) as established by generally accepted accounting principles. In addition, they must not meet the criteria for being self-supported. This also includes the government's interest in government partnerships that are not government business partnerships.

     TRANSFERS UNDER AGREEMENTS (INCLUDING SHARED COST)--a government transfer that is a reimbursement of eligible expenditures pursuant to an agreement between the government and the recipient. The recipient usually spends the money first; however, the government has some input into how the money is spent.

                          PROVINCE OF BRITISH COLUMBIA                       117
                             PUBLIC ACCOUNTS 2004/05

                                    ACRONYMS
                                   (UNAUDITED)

AiP                 Agreement in Principle

APAC                Accounting Policy Advisory Committee

BCHMC               British Columbia Housing Management Commission

BCRC                British Columbia Railway Corporation

BC Hydro            British Columbia Hydro and Power Authority

BCT                 British Columbia Transit

BTAA                Budget Transparency and Accountability Act

CHMC                Canada Housing and Mortgage Corporation

CHST                Canada Health and Social Transfer

CICA                Canadian Institute of Chartered Accountants

CN                  Canadian National Railway Company

CRF                 Consolidated Revenue Fund

ICBC                Insurance Corporation of British Columbia

FAA                 Financial Administration Act

FRAS                Financial Reporting and Advisory Services

FTE                 Full-time equivalent

GAAP                Generally accepted accounting principles (for senior governments as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants)

GRE                 Government reporting entity

GVTA                Greater Vancouver Transportation Authority

Health Accord       February 2003 First Ministers' Accord on Health Care Renewal

MPA                 Multi-party agreement

OAG                 Office of the Auditor General

OCG                 Office of the Comptroller General

OIC                 Order in Council

PHSA                Provincial Health Services Authority

PSAB                Public Sector Accounting Board

RTP                 Rapid Transit Project 2000 Ltd.

SUCH                School districts, universities, colleges, institutes and health authorities (Note: health authorities includes hospital societies unless separately disclosed.)

TCA                 Tangible capital assets

UBC                 University of British Columbia

WCB                 Workers' Compensation Board of British Columbia

VANOC               Vancouver Organizing Committee for the 2010 Olympic and Paralympic Winter Games